UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Centex Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Timothy R. Eller	Centex Corporation
Chairman &	2728 N. Harwood
Chief Executive Officer	Dallas, Texas 75201
June 6, 2008
Dear Stockholders:
It is my pleasure to invite you to Centex Corporation’s 2008 Annual Meeting of Stockholders. We will hold the meeting on Thursday, July 10, 2008, at 9:00 a.m. Central Daylight Time, on the 10th floor of our headquarters building, 2728 N. Harwood Street, Dallas, Texas 75201. During the meeting we will discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement. There will also be time for questions.
This booklet includes the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information relevant to such business.
We hope that you will be able to attend the annual meeting. Whether or not you expect to attend, please vote your shares using one of the following methods: vote by telephone or the Internet, as described in the instructions you receive; complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope; or vote in person at the meeting.
Sincerely,

HOW TO VOTE
     You can vote your shares in person by attending the meeting, by completing and returning a proxy by mail, or by using the telephone or the
Internet. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card. Please see “Who Can Vote” on page 1 and
“How You Can Vote” on page 2 of the accompanying proxy statement for more information.
ANNUAL MEETING ADMISSION
     You should be prepared to present an admission ticket or proof of ownership of Centex common stock, as well as photo identification, for admittance to the annual meeting. For registered stockholders, the top portion of the proxy card is the annual meeting admission ticket.
Stockholders who hold shares through an intermediary will be admitted to the annual meeting by showing evidence of their stock ownership as of the record date. If you are attending on behalf of an entity that is a stockholder, you should bring evidence of your employment or association with that entity. Please see “How You Can Attend the Meeting” on page 2 of the accompanying proxy statement for more information.
REDUCE PRINTING AND MAILING COSTS
     Instead of receiving copies of the proxy materials in the mail, you may elect to receive an e-mail with a link to future proxy materials and our annual report on the Internet. Please see “Electronic Delivery of Proxy
Materials and Annual Report” on page 4 of the accompanying proxy statement for more information.
     If you share the same last name with other stockholders living at your address, you may elect to receive only one copy of the proxy materials and our annual report. Please see “Single Household Mailings” on page 5 of the accompanying proxy statement for more information.
     These important procedures will lower our printing costs and postage fees and significantly reduce the environmental impact of our annual meeting.

CENTEX CORPORATION
2728 N. Harwood
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., Central Daylight Time, on Thursday, July 10, 2008.

PLACE	2728 N. Harwood, 10th Floor, Dallas, Texas 75201.

ITEMS OF BUSINESS	• To elect as members of the Board of Directors the three nominees named in the accompanying proxy statement, each for a term of three years ending at the Annual Meeting of Stockholders in 2011.

• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2009 fiscal year.

• To approve our amended and restated articles of incorporation.

• To approve the material terms of the performance goals under our 2003 Annual Incentive Compensation Plan and 2003 Equity Incentive Plan.

• To approve amendments to our 2003 Equity Incentive Plan, including to increase the number of shares available for award.

• To vote on two stockholder proposals, if presented at the meeting.

• To transact such other business as may properly come before the meeting and any adjournments or postponements.

RECORD DATE	You can vote if you are a stockholder of record at the close of business on May 19, 2008.

ANNUAL REPORT	Our 2008 Annual Report to Stockholders is enclosed with these materials as a separate booklet.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or voting instruction card. Most stockholders also have the option of voting their shares on the Internet or by telephone by following the voting instructions printed on your proxy card or included with your proxy materials. You can revoke a proxy before its exercise at the meeting by following the instructions in the accompanying proxy statement.

June 6, 2008
James R. Peacock III
Vice President,
Deputy General Counsel and Secretary

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PROXY STATEMENT
PART ONE
VOTING INFORMATION

INTRODUCTION
     The accompanying proxy, mailed with this proxy statement, is solicited by the board of directors of Centex Corporation, a Nevada corporation, for use at the annual meeting of Centex stockholders to be held on July 10, 2008, and at any adjournments or postponements. Any reference to Centex or any use of the terms we, us or our in this proxy statement refers to Centex Corporation. The mailing address of our executive offices is Centex Corporation, P.O. Box 199000, Dallas, Texas 75219-9000. This proxy statement and accompanying proxy are first being mailed to stockholders on or about June 6, 2008.
Purposes of the Annual Meeting
At the meeting, stockholders will vote on:

(1)	Election of the three nominees named in Proposal No. 1 on page 16 as directors, comprising a class of directors to serve until the 2011 annual meeting of stockholders;

(2)	Ratification of the appointment of Ernst & Young LLP, which we refer to as Ernst & Young, as our independent registered public accounting firm for the 2009 fiscal year;

(3)	Approval of our amended and restated articles of incorporation;

(4)	Approval of the material terms of the performance goals under the Centex Corporation 2003 Annual Incentive Compensation Plan, which we refer to as the Annual Plan;

(5)	Approval of the material terms of the performance goals under the Centex Corporation 2003 Equity Incentive Plan, which we refer to as the 2003 Equity Plan;

(6)	Approval of amendments to our 2003 Equity Plan to increase the number of authorized shares and establish new rules for the counting of shares utilized under the plan;
(7)	A stockholder proposal regarding climate change, if presented at the meeting;

(8)	A stockholder proposal regarding declassification of the board, if presented at the meeting; and

(9)	Any other business properly brought before the meeting.
       Our board of directors does not know of any matters that may be acted on at the meeting other than the matters described in items (1) – (8).
Recommendation of the Board of Directors
     Our board recommends a vote FOR the election of the three nominees for director named on page 16, FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the 2009 fiscal year, FOR the approval of the amended and restated articles of incorporation, FOR the approval of the material terms of the performance goals under our Annual Plan and 2003 Equity Plan, and FOR the amendments to our 2003 Equity Plan.
     Our board recommends a vote AGAINST the two stockholder proposals regarding climate change and board declassification.
ABOUT THE MEETING
Who Can Vote
     Stockholders of record at the close of business on May 19, 2008, which we refer to as the record date, may vote at the annual meeting. On the record date, 123,522,750 shares of Centex common stock, par value $.25 per share, were outstanding. Each holder of common stock will be entitled to one vote per share on the election of directors, on the other matters listed in the Notice of Annual Meeting of Stockholders and on any other matters properly brought before the meeting. There is no cumulative voting.
How You Can Vote
     You can vote your shares in person by attending the meeting, by completing and returning a proxy by mail, or by using the telephone or the Internet. To vote your proxy using the telephone or the Internet, see the instructions on the proxy form and have the proxy form available when you place your telephone call or access the Internet web site.
How You Can Attend the Meeting
     You are entitled to attend the annual meeting if you were a stockholder as of the close of business on the record date, or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance.
     For registered stockholders, the top portion of the proxy card is the annual meeting admission ticket, which will admit you and one guest. Stockholders who hold shares through a bank, broker, trustee, or nominee will be admitted to the annual meeting by showing evidence of their stock ownership as of the record date at the annual meeting registration desk. Examples of acceptable evidence are a copy of your account statement, or letter from your bank or broker, showing you own shares as of the record date, or a copy of the voting instruction card provided by your bank or broker.
     If you are attending on behalf of an entity that is a stockholder, you should bring evidence of your employment or association with that entity, such as a business card, a letter from the entity authorizing your attendance on its behalf, or similar evidence of employment. Admission tickets may be issued to others at our discretion.
     Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card, or, if you vote by telephone or over the Internet, by indicating your plans when prompted. The meeting will begin promptly at 9:00 a.m. Central Daylight Time. Check-in will begin at 8:30 a.m. local time, and you should allow ample time for the check-in procedures.
How Proxies Will Be Voted
     Shares represented by valid proxies received by mail or voted over the telephone or the Internet will be voted at the meeting in accordance with your directions. If no specific choice is indicated, the shares represented by all valid proxies received will be voted:
•	FOR the election of the three nominees for director named on page 16,

•	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the 2009 fiscal year,

•	FOR the approval of the amended and restated articles of incorporation,

•	FOR the approval of the material terms of the performance goals under our Annual Plan and 2003 Equity Plan,

•	FOR the amendments to our 2003 Equity Plan, and

•	AGAINST the two proposals submitted by stockholders.
     Our board does not intend to present, and has no information that others will present, any business at the meeting other than set forth in the attached notice of the meeting. However, if other matters requiring your vote come before the meeting, the persons named in the accompanying proxy intend to vote the proxies held by them in accordance with their best judgment on those matters.
How to Revoke Your Proxy
     You may revoke your proxy before the time of voting at the meeting by voting in person at the meeting, by submitting a later-dated proxy to our Secretary, James R. Peacock III, Centex Corporation, P.O. Box 199000, Dallas, Texas 75219-9000, before the meeting, by using the telephone voting procedures or changing your vote on the Internet web site. The written revocation will not be effective, however, unless we receive it at or before the meeting. Merely attending the meeting does not revoke your proxy.
     Proxy cards are received by our independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxy cards and ballots that identify the vote of stockholders and plan participants will be kept confidential, except as necessary to meet legal requirements, in cases where stockholders and participants request disclosure or write comments on their cards, or in a contested matter involving an opposing proxy solicitation. During the proxy solicitation period, we will receive daily tabulation reports from the independent proxy processing agent, but these reports provide only aggregate data. In addition, the agent may identify stockholders who fail to vote so that we may contact them and request they do so.
Quorum and Required Vote
Quorum
     We need a quorum to hold the annual meeting. There is a quorum when the holders of a majority of the shares of Centex common stock are present in person or by proxy. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.
Broker Non-Votes
     A “broker non-vote” occurs when a bank, broker or other intermediary holding shares for a beneficial owner is present at the meeting, in person or by proxy, but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you wish to have your vote counted for your shares owned through a bank, broker or other intermediary, it is important that you return your voting instructions to your intermediary.
     Under the rules of the New York Stock Exchange, which we refer to as the NYSE, if you are a beneficial owner, your bank, broker or other intermediary is permitted to vote your shares on the “routine” proposals, even if the record holder does not receive voting instructions from you. If a proposal is “non-routine,” the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other intermediary is unable to vote on a proposal because the proposal is non-routine and the owner has not provided voting instructions.
     The NYSE determines, and advises its member firms, which proposals in an NYSE-listed company’s proxy statement will be considered routine and which will be considered non-routine. Based on the NYSE’s rules and published interpretations, we believe the proposals in this proxy statement that will be treated as routine proposals are:
•	the election of directors,

•	the ratification of the appointment of Ernst & Young as our independent registered public accounting firm, and
•	the approval of the material terms of the performance goals under our Annual Plan and 2003 Equity Plan, and the intermediary holding shares for an owner may vote on them even if the owner has not provided voting instructions.
     This year, we believe the non-routine proposals are:
•	the approval of the amended and restated articles of incorporation,

•	the approval of amendments to our 2003 Equity Plan, and

•	the stockholder proposals,
and the brokers or other entities holding shares for an owner may not vote on them unless the owner has provided voting instructions.
Vote Required and Effect of Abstentions and Broker Non-Votes
     Consistent with Nevada law, our articles of incorporation and by-laws and certain other rules applicable to us, we will use the principles described below to determine what vote is required to approve each proposal and the effect on such vote of abstentions and broker non-votes. We believe that these principles correctly reflect the rules applicable to us, but we note that there are no controlling precedents under Nevada law regarding the treatment of broker non-votes in certain circumstances.
     Each of the three nominees for director named on page 16 who receives a plurality of the votes cast at the meeting in person or by proxy will be elected. “Withheld” votes will have no effect on the outcome, except that if a director receives more “withheld” votes in the election than “for” votes, that director must submit his or her resignation as required by the director resignation policy included in our corporate governance guidelines, which is described under “Director Resignation Policy” on page 14. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.
     The following proposals will be approved if the number of votes cast “for” the proposal exceeds the number of votes cast “against” the proposal:
•	ratification of the appointment of Ernst & Young as our independent registered public accounting firm,

•	the approval of the material terms of the performance goals under our Annual Plan and 2003 Equity Plan, and

•	the two stockholder proposals.
Abstentions and broker non-votes will not be considered “votes cast” for purposes of the preceding proposals and therefore will have no effect on the outcome of the vote on those proposals.
     The approval of the amended and restated articles of incorporation will be approved if the number of votes cast “for” the proposal constitutes a majority of the outstanding voting power of Centex common stock. For purposes of this requirement, both abstentions and broker non-votes will be considered to be part of the “voting power” outstanding. Therefore, abstentions and broker non-votes will have the effect of votes “against” this proposal.
     The proposal to amend our 2003 Equity Plan to increase the authorized shares and related matters will require the approval of a majority of the votes cast on the proposal, provided that the total votes cast represent over 50% of all of our outstanding securities entitled to vote on the proposal. This approval requirement is based on NYSE rules, and the NYSE considers abstentions but not broker non-votes to be “votes cast” for purposes of this requirement. Therefore, abstentions will have the effect of votes “against” the proposal, while broker non-votes will have no effect on the outcome of the vote.
     The number of votes required for approval of any other proposals that are properly presented at the meeting will depend on the nature of the proposal. Generally, under Nevada law and our by-laws, the number of votes required to approve matters for which a higher standard is not expressly required is a majority of the votes cast by holders of shares of Centex common stock present or represented and entitled to vote at the meeting. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter that is not included in this proxy statement and is properly presented to stockholders at the meeting. The persons named as proxies on the enclosed proxy card are Timothy R. Eller and David W. Quinn.
DELIVERY OF MATERIALS
Employee Benefit Plans
     We also are sending this proxy statement and voting materials to participants in the Centex Corporation Common Stock Fund under the Centex Corporation Saving for Retirement Plan, which we refer to as our Saving for Retirement Plan, and various other employee benefit plans that hold Centex common stock for the benefit of current or former employees. The trustee of each plan, as the stockholder of record of the shares of our common stock held in the plans, will vote whole shares of stock attributable to each participant’s interest in the plans in accordance with the directions the participant gives or, if no directions are given by the participant, in the same proportions as are participant shares as to which voting instructions have been received or as provided in the applicable trust agreement.
Electronic Delivery of Proxy Materials and Annual Report
     The Notice of Annual Meeting of Stockholders and proxy statement and our 2008 Annual Report are available at www.proxyvote.com. Instead of receiving copies of the proxy statement and annual report in the mail, stockholders may elect to receive an e-mail with a link to future proxy statements, proxy cards and annual reports on the Internet. Receiving your proxy materials online saves us the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.

Stockholders may enroll to receive proxy materials online as follows:
•	Stockholders of Record. If your shares are registered in your own name, you may consent to electronic delivery when voting for this meeting on the Internet at www.proxyvote.com.

•	Beneficial Holders. If your shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

•	Plan Participants. If you are a participant in one or more of our employee benefit plans, you may consent to electronic delivery when voting for this meeting on the Internet at www.proxyvote.com.
Single Household Mailings
     Each year in connection with our annual meeting, we are required to send to each stockholder of record who has not elected to participate in the electronic delivery of proxy materials as described above either a copy of our proxy statement and annual report or a notice of Internet availability of such documents, and to arrange for such documents or notice to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of our common stock in multiple accounts or share an address with other stockholders, this process results in duplicate mailings.
     We have adopted a “householding” procedure approved by the Securities and Exchange Commission, which we refer to as the SEC. Under this procedure, stockholders who have the same address and last name, do not participate in electronic delivery of proxy materials, and have consented to the householding procedure in conformity with SEC regulations will receive only one copy of the documents or notice referred to above, unless one of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will lower our printing costs and postage fees and significantly reduce the environmental impact of our annual meeting.
     Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.
     Stockholders may avoid receiving duplicate mailings and save us the cost of producing and mailing duplicate documents as follows:
•	Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report or a notice of Internet availability of such documents, you may contact Investor Relations by mail at P.O. Box 199000, Dallas, Texas 75219-9000, or by telephone at 214-981-5000.

•	Beneficial Holders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other Centex stockholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future or a notice of Internet availability of such documents, you should contact your nominee.

•	Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report or a notice of Internet availability of such documents but later decide that you would prefer to receive a separate copy of the documents or notice, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such documents or notice. If you wish to revoke your householding consent and receive a separate copy of the proxy statement or annual report or a notice of Internet availability of such documents for each stockholder sharing your address in the future, you may also contact Investor Relations by mail at P.O. Box 199000, Dallas, Texas 75219-9000, or by telephone at 214-981-5000, or Broadridge by mail at Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by telephone at 1-800-542-1061.

Important Notice Regarding
the Availability of Proxy Materials for
the Annual Meeting of Stockholders
to be held on July 10, 2008.
This Proxy Statement and
the 2008 Annual Report
are available at www.proxyvote.com.
Expenses of Soliciting Proxies
     We will bear the cost of soliciting proxies for the annual meeting. Solicitation may be made by mail, personal interview, telephone or other electronic means by our officers and employees, who will receive no additional compensation for soliciting proxies. We have retained the firm of D.F. King & Co., Inc. to aid in the solicitation of proxies and provide related advice and informational support for a fee of $7,000, plus out-of-pocket costs and expenses, for its services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

PART TWO
CORPORATE GOVERNANCE INFORMATION

Board of Directors and Board Committees
     Our business, property and affairs are managed under the direction of our board of directors. Our board is cognizant that many of its decisions have a significant impact on stockholders and consistently takes such interests into account. Members of our board are kept informed of our business through discussions with our chairman and chief executive officer and other officers, by reviewing materials provided to them periodically, by visiting our offices and by participating in meetings of the board and its committees.
     In accordance with our corporate governance guidelines, all board members are expected to attend our annual meeting of stockholders, each board meeting and all of their assigned committee meetings, except in unusual or unexpected circumstances. At our 2007 annual meeting of stockholders, all directors who were serving at the time and all nominees for election were present.
     The board held nine meetings during fiscal 2008. Each of our incumbent directors attended at least 90% of the meetings of the board and board committees on which they served in fiscal 2008.
     During fiscal 2008, the board of directors had four standing committees. Those committees consisted of an audit committee, a corporate governance and nominating committee, which we refer to as the governance committee, a compensation and management development committee, which we refer to as the compensation committee, and an executive committee.
     The table below provides current membership information for each of the board committees, and meeting information for the committees during fiscal 2008.

Board Committee Membership and Meeting Information

Name	Audit	Compensation	Governance	Executive
Barbara T. Alexander À			£
Juan L. Elek À		●
Timothy R. Eller				£
Ursula O. Fairbairn		£
Thomas J. Falk w À				●
Clint W. Murchison, III	●
Frederic M. Poses À			●
James J. Postl À	£
David W. Quinn À			●	●
Matthew K. Rose À		●
Thomas M. Schoewe À	●
w = Lead Director À = Audit Committee Financial Expert ● = Committee Member £ = Committee Chair
Number of Meetings during fiscal 2008	8	6	5	3

     In compliance with applicable NYSE corporate governance listing standards, the board has adopted written charters for the audit, governance and compensation committees. These charters are available on our web site at www.centex.com in the Investors area (Governance subsection). Stockholders may also contact Investor Relations, P.O. Box 199000, Dallas, Texas 75219-9000, or call 214-981-5000 to obtain copies of the charters without charge.
Audit Committee
     James J. Postl is the chairman of our audit committee. The other members of the audit committee are Clint W. Murchison, III and Thomas M. Schoewe. As a result of our periodic committee rotation, which occurred this year on February 1, 2008, Mr. Postl became chairman of the audit committee, Mr. Schoewe was appointed to the audit committee, and Thomas J. Falk ceased to be a member and chair of this committee. In addition to the meetings listed in the table above, the chairman and all other members of the audit committee participated in four additional conference calls with management to review earnings press releases during fiscal 2008.
     Each member of the audit committee is an independent director under the standards set forth in our corporate governance guidelines. See “Director Independence” on page 10 for additional information on independent directors.
     Each member of the audit committee satisfies the financial literacy requirements of the NYSE, and the board has determined that Mr. Postl and Mr. Schoewe are “audit committee financial experts” under the rules and regulations of the SEC and have accounting or related financial management expertise in accordance with the rules of the NYSE. Six other members of our board also meet the requirements to qualify as “audit committee financial experts”, as indicated in the table above, even though they do not serve on the audit committee.
     The members of the audit committee are not Centex auditors or accountants, do not perform field work for us and are not our employees. The SEC’s safe harbor provision relating to audit committee financial experts states that a person designated or identified as an audit committee financial expert will not be deemed an “expert” for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933. In addition, the designation or identification of a director as an audit committee financial expert does not impose on that person any duties, obligations or liability that are greater than that imposed on that person as a member of the audit committee and board of directors in the absence of the audit committee financial expert designation or identification and does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.
     No member of our audit committee may serve as a member of the audit committee of more than two other public companies. If a member of our audit committee serves as a member of the audit committee of another public company, the member must deliver a written statement to our board and the audit committee on an annual basis. The statement must describe the time commitment required for the member to serve on the audit committee of the other public company and any expected changes in that time commitment during the next year.
     According to its charter, the audit committee assists the board in its general oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence, and performance, and (4) the performance of our internal audit function.
     The following are key responsibilities of the committee:
•	selection, appointment, compensation, evaluation, retention and oversight of the work of any independent auditors engaged to prepare or issue an audit report or related work or perform other audit, review or attest services for us, including pre-approval of all audit engagement fees and all non-audit services;

•	establishment of procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	discussion of our annual audited and quarterly financial statements and other significant financial disclosures (including press releases and financial information and earnings guidance provided to analysts and rating agencies) with management and our independent auditors;

•	discussion of policies with respect to risk assessment and risk management;

•	preparation of the report required to be included in our annual proxy statement regarding review of financial statements and auditor independence (the report for fiscal 2008 is included under “Audit Committee Report” on page 22); and

•	review and reassessment at least annually of the adequacy of the committee’s charter and recommendation of appropriate changes to the board.

     At least once each quarter, the committee meets separately with the independent auditors and with members of our internal audit staff, outside the presence of our management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.
     For additional information about the audit committee’s oversight activities in fiscal 2008, see “Proposal No. 2” on page 21.
Compensation Committee
     Ursula O. Fairbairn is the chairperson of our compensation committee. The other members of the compensation committee are Juan L. Elek and Matthew K. Rose. Each member of this committee is an independent director under our independence standards. As a result of our periodic committee rotation, which occurred this year on February 1, 2008, Ms. Fairbairn became chairperson of the compensation committee, Mr. Elek was appointed to this committee, and Mr. Schoewe ceased to be a member and chair of this committee. As more fully described under “General Information” on page 16, Mr. Elek has decided to retire from the board of directors and therefore will not stand for reelection at the annual meeting. Mr. Falk, our lead director, will assume Mr. Elek’s seat on the compensation committee at the conclusion of the annual meeting.
     According to its charter, the compensation committee assists the board in:
•	review of our compensation philosophy and the corporate goals and objectives relevant to compensation, including whether the compensation programs are reasonably related to corporate performance and are achieving their intended purpose;

•	administration of the compensation plans that we adopt, including stock plans, a supplemental executive retirement plan and short-term and long-term incentive compensation plans for members of our senior management and senior management of our principal subsidiaries, and grant of all awards under our equity-based compensation plans;

•	review of succession planning for our senior management and that of our principal subsidiaries;
•	approval, review and oversight of our benefit plans;

•	preparation of the report required to be included in our annual proxy statement regarding review of compensation disclosures (the report for fiscal 2008 is included under “Compensation and Management Development Committee Report” on page 59);

•	oversight of the performance and compensation of our chief executive officer and the other members of senior management; and

•	review and reassessment at least annually of the adequacy of the committee’s charter and recommendation of appropriate changes to the board.
     The committee’s role in compensation matters is more fully described under “Executive Compensation” on page 44. In addition to its meetings during fiscal 2008 listed above, the compensation committee took action by written consent in lieu of a meeting on two occasions.
Governance Committee
     Barbara T. Alexander is the chairperson of our governance committee. The other members of the governance committee are Frederic M. Poses and David W. Quinn. Each member of this committee is an independent director under our independence standards. As a result of our periodic committee rotation, which occurred this year on February 1, 2008, Ms. Alexander became chairperson of the governance committee, Mr. Quinn was appointed to this committee, and Mr. Elek ceased to be a member and chair of this committee.
     According to its charter, the governance committee provides advice and counsel to the board and management regarding, and oversight of, our governance, including the selection and compensation of directors and the board’s practices and effectiveness. Our director nomination process is described under “Director Nomination Process” on page 12.
     The following are key responsibilities of the committee:
•	identification and evaluation of individuals qualified to become members of the board,

including recommendation of annual director nominees and nominees to fill any board vacancies, and determination of the independence of directors;

•	oversight of the annual process of the evaluation of the board, board committees and individual directors;

•	development and recommendation to the board of appropriate governance guidelines and review of all proposed amendments to our articles of incorporation and by-laws;

•	oversight of our positions and policies with respect to significant stockholder relations issues, including proposals submitted by stockholders;
•	review and oversight of director compensation and director and officer stock ownership guidelines; and

•	review and reassessment at least annually of the adequacy of the committee’s charter and recommendation of appropriate changes to the board.
Executive Committee
     The board of directors has designated three directors to constitute an executive committee. Timothy R. Eller, our chairman and chief executive officer, whom we sometimes refer to as our CEO, is the chairman of our executive committee. The other members of the executive committee are Thomas J. Falk and David W. Quinn. As a result of the appointment of Mr. Falk as lead director effective February 1, 2008, he was appointed as a member of this committee and Frederic M. Poses, our former lead director, ceased to be a member of this committee.
     There is no requirement that members of the executive committee be independent. Two of the three current members of the executive committee, however, are independent under our independence standards.
     In accordance with our by-laws and the resolutions creating the executive committee, the executive committee may exercise the powers of the board in the management of our business and affairs between meetings of the board or as directed by the board, except for matters restricted under Nevada law and the power or authority to (1) fill vacancies on the board or the executive committee, or (2) amend our by-laws. In addition to its meetings during fiscal 2008 listed above, the executive committee took action by written consent in lieu of a meeting on 13 occasions.
Compensation Committee Interlocks and Insider Participation
     During fiscal 2008, there were no compensation committee interlocking relationships or interlocking directorships.
Director Independence
     Independent judgment is the cornerstone of an effective board. Independent directors must always comprise a majority of our board, and in fact all of our non-employee directors are independent. Independent means to us not only that a director satisfies the independence requirements of the Securities Exchange Act of 1934, the rules adopted by the SEC and the corporate governance and other listing standards of the NYSE, but also that the director meets the stricter categorical independence standards adopted by our board and contained in our corporate guidelines. Our corporate governance guidelines are set forth on Appendix A and are also available on our web site at www.centex.com in the Investors area (Governance subsection). Each year the board considers these independence standards to determine whether a director has any material relationship with us that could impact his or her independence. The board also considers our related person transactions policy, which is described under “Review and Approval of Related Person Transactions” on page 84.
     The standards provide that any director who satisfies all of the following criteria and otherwise has no material relationship with us shall be determined to be an independent director:
     (a) the director is not, and in the past three years has not been, an employee of ours;
     (b) an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of ours;
     (c) (i) neither the director nor a member of the director’s immediate family is a current partner of our outside auditing firm; (ii) the director is not a current employee of our outside auditing firm; (iii) no member of the director’s immediate family is a current employee of our outside auditing firm participating in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (iv) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of our outside auditing firm and personally worked on our audit within that time;
     (d) neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of ours served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;
     (e) neither the director nor a member of the director’s immediate family has received, during any 12-month period in the past three years, any direct compensation payments from us in excess of $100,000, other than compensation for board service, compensation received by the director’s immediate family member for service as a non-executive employee of ours, and pension or other forms of deferred compensation for prior service;
     (f) the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from us, or during any of the last three fiscal years has made payments to or received payments from us, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;
     (g) the director is not an executive officer of a non-profit organization to which we make or in the past three fiscal years have made, payments (including contributions) that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;
     (h) the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which we were indebted at the end of our last full fiscal year in an aggregate amount in excess of 2% of our total consolidated assets at the end of that fiscal year;
     (i) the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that we have retained during the last fiscal year or propose to retain during the current fiscal year; and
     (j) the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for us, other than as a participating underwriter in a syndicate, during the last fiscal year or that we propose to have perform services during the current fiscal year.
     The board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (g) through (j) above as long as the board determines that the person is independent of management and free from any relationship that in the judgment of the board would interfere with the person’s independent judgment as a member of the board and the basis for that determination is disclosed in our annual proxy statement.
     In determining that our directors are independent, the governance committee and the board considered for all the directors the following transactions or relationships: (a) transactions between Centex and the director’s employer or between Centex and independent distributors for the purchase of products of the director’s employer, (b) transactions between Centex and the employer of a family member of the director, (c) transactions between Centex and another company of which the director serves as a director, and (d) charitable contributions by Centex to an organization in which a director is involved, all of which occurred in the ordinary course of our business.
     Our board has reviewed information regarding each director and his or her other relationships, if any, with us. Based on its review, our board has determined that the non-employee members of the board have relationships that qualify as categorically immaterial under the standards described above. The other director, Timothy R. Eller, our present chief executive officer, is not independent under the categorical standards. Therefore, our board of directors has determined, upon the recommendation of the governance committee, that all members of the board (including the nominees for election), other than Mr. Eller, are “independent.”
      Our independent directors meet immediately after all board meetings without Mr. Eller or other management present.
Director Nomination Process
     When a vacancy occurs on the board, or when the board decides to increase the number of directors, a majority of the then-current board is authorized to elect a new director or directors to fill the vacancy or newly-created directorship. In these circumstances, the governance committee will identify potential candidates to fill the vacancy or newly-created directorship. The committee (1) assesses whether we need another director, (2) identifies the current and future needs of the board to ensure that a new director will deliver maximum value to us and our stockholders, and (3) prepares a goal profile of the skill set and desired attributes of a preferred director candidate.
     The governance committee evaluates all director candidates according to the same criteria, which are as follows:
     General. Decisions for nominating a candidate are based on our business and corporate governance needs. A director candidate is evaluated on the basis of merit, qualifications, performance and competence.
     Board Composition. The committee considers the composition of the board when evaluating a director candidate, including diversity of experience, expertise and background. A candidate should be able to work cooperatively to represent our, our stockholders’ and our employees’ best interests, and not any particular constituency.
     Age. No person may stand for election as a director if he or she is 70 years of age or older.
     Independence. A majority of our board must be comprised of independent directors as described under “Director Independence” on page 10. The audit, compensation and governance committees must be comprised entirely of independent directors.
     Character and Integrity. We seek directors with the highest personal and professional character and integrity who have an outstanding record of accomplishment in diverse fields of endeavor, and who have obtained leadership positions in their chosen profession. A candidate should demonstrate exceptional ability and judgment, and have substantial experience of relevance to us.
     Availability. A candidate must be willing and able to devote the necessary time to discharge his or her duties as a director, and should have the desire to represent and evaluate our interests. A candidate should comply with our guideline limiting the number of boards of public companies on which a director may serve to not more than four other public company boards, or, if the director is the chief executive officer of a public company, to not more than two other public company boards.
     Board memberships are considered along with a prospective director’s other time commitments and the effect this may have on his or her ability to serve effectively on our board.
     Conflicts. A candidate must be free of conflicts of interest that would interfere with his or her ability to discharge the duties of a director or violate any applicable law or regulation.
     Other. A candidate must also meet any other criteria determined by the governance committee, which may vary from time to time.
     Once a candidate is identified, background information on the candidate is distributed to members of the governance committee for evaluation. Unless eliminated at this point, the committee then reports the candidate’s name to the board and requests comments from the other directors.
     The committee does not solicit director nominations from stockholders. If it is actively considering adding a new director, or preparing to recommend a slate of existing directors for re-election, the board will consider stockholder recommendations sent to our secretary that set forth:
(1)	the name and address of the stockholder who intends to make the nomination and of the person to be nominated;

(2)	a representation that the stockholder is a record holder of Centex common stock entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to nominate the person specified;

(3)	a description of all arrangements or understandings between the stockholder and the nominee and other named persons pursuant to which the nomination is to be made;

(4)	any other information regarding the nominee proposed by the stockholder that would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; and

(5)	the consent of the nominee to serve as a Centex director if so elected.
     The committee did not receive any recommendations for a director nominee from any stockholder for inclusion in this year’s proxy statement. See “Stockholder Proposals” on page 85.
     Under our corporate governance guidelines, as amended in 2007, if a director is elected to fill a vacancy or as the result of an increase in the size of the board, the election of the director for the remainder of his or her term will be submitted to stockholders for a vote at the next annual meeting.
Communicating with Our Board
     You can communicate with any member of our board of directors by sending the communication to Centex Corporation, P.O. Box 199000, Dallas, Texas 75219-9000, to the attention of the director or directors of your choice (e.g., “Attention: Lead Director” or “Attention: All Independent Directors,” etc.).
     We relay these communications addressed in this manner as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to our lead director for review and further handling.
Other Governance Matters
Corporate Governance Policies
     We believe that good corporate governance is an important aspect of our long-term business success. Reflecting its commitment to continuous improvement, our board reviews our governance policies on an ongoing basis to ensure that these policies promote stockholder value.
     The board of directors adopted corporate governance guidelines in 2003, which have been amended from time to time in accordance with changes in rules and regulations and developing governance practices. These guidelines include principles of corporate governance relating to, among other things, director responsibilities, board committees and their charters, director independence, director qualifications, director rotation, director compensation and evaluations, director orientation and education, director access to management, board access to outside financial, business and legal advisors, and management development and succession planning. These corporate governance guidelines also include our director independence standards, director resignation policy, stock ownership guidelines and other matters.
     A copy of our corporate governance guidelines is set forth on Appendix A and is also available on our web site at www.centex.com in the Investors area (Governance subsection). Stockholders also may contact our Corporate Secretary, P.O. Box 199000, Dallas, Texas 75219-9000, or call (214) 981-5000 to obtain a copy of the corporate governance guidelines without charge.
Code of Conduct and Whistleblower Procedures
     Centex has a code of conduct entitled “The Centex Way” that applies to all of our directors, executive officers and employees, including the chief executive officer, chief financial officer, and the principal accounting officer and controller.
     The audit committee has established procedures for (1) the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees and others of concerns regarding questionable accounting or auditing matters. We also maintain a toll-free, around-the-clock code of conduct hot line that allows our employees and others to voice their concerns anonymously.

     “The Centex Way,” including whistleblower procedures and information on how to access the hot line, is available on our web site at www.centex.com in the Investors area (Governance subsection). Stockholders also may contact our Corporate Secretary, P.O. Box 199000, Dallas, Texas 75219-9000, or call (214) 981-5000 to obtain a copy of “The Centex Way” without charge.
Lead Director
     Thomas J. Falk, the chairman and chief executive officer of Kimberly-Clark Corporation, is our lead director. He makes recommendations to the board regarding the structure of meetings and matters for the board to consider, and sets each board meeting agenda with Mr. Eller. He also determines appropriate materials to be provided to our directors, serves as an independent point of contact for stockholders wishing to communicate with the board, assigns tasks to the appropriate committees, and, with the approval of the governance committee, oversees the annual evaluation of the board, its members and its committees. He also presides at all executive sessions of the independent directors and, along with Mr. Eller and Mr. Quinn, is a member of the executive committee of the board.
     Mr. Poses served as lead director in 2007 and through the end of his lead director term on January 31, 2008. The non-management directors elected Mr. Falk as lead director effective February 1, 2008. The non-management directors are scheduled to meet in executive session without the presence of management at least quarterly.
Committee Authority to Retain Independent Advisors
     Each of the audit, compensation, and governance committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by Centex.
Chief Compliance Officer
     Brian J. Woram is our senior vice president, chief legal officer and chief compliance officer, overseeing our compliance program. He reports to the audit committee on the program’s effectiveness, provides periodic reports to the board, and works closely with various compliance functions to provide coordination and sharing of best practices across the compliance groups.
Disclosure Committee
     We have established a disclosure committee composed of members of management to assist in fulfilling our obligations to maintain disclosure controls and procedures, and to coordinate and oversee the process of preparing our periodic securities filings with the SEC.
No Executive Loans
     We do not extend loans to our executive officers or directors and do not have any of these loans outstanding.
Director Resignation Policy
     Under our by-laws, directors are elected by a plurality vote. In May 2006, the board amended our corporate governance guidelines to provide that, in uncontested elections, a director who receives more “withheld” votes than “for” votes is required to tender his or her resignation for consideration by the board.
     Also, our corporate governance guidelines provide that if a director has a material change in his or her personal circumstances, such as a change in job responsibilities, that director must tender a resignation for the board to consider.
     Our director resignation policy is included in our corporate governance guidelines.
Stock Ownership Guidelines
     The board has adopted stock ownership guidelines for non-employee directors. The guidelines provide for a minimum share ownership target of five times the cash portion of the director’s annual compensation, with a five-year phase-in beginning in 2005 or, if later, the date when the director was elected. All of the directors are scheduled, with contemplated future equity awards, to meet the guidelines within the five-year time frame.
     If a director or officer has not met the appropriate ownership guidelines, that person must hold the after-tax number of shares awarded as equity, and must purchase shares with the after-tax cash value of stock option exercises and long-term performance awards settled in cash, until the guideline is met.
     The stock ownership guidelines are contained in our corporate governance guidelines. The board has also adopted stock ownership guidelines for our executives, as described in more detail under “Target Stock Ownership Guidelines” on page 58. For more information on the stock ownership of our directors and executive officers, see the Beneficial Ownership table on page 41.

PART THREE
PROPOSALS TO BE VOTED ON AT THE 2008 ANNUAL MEETING

Proposal No. 1 — Election of Directors
General Information
     Our board of directors currently consists of eleven members, and is divided into three classes. The directors in each class hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the board. There are presently four directors in the class whose term expires at the upcoming annual meeting of stockholders, four directors in the class whose term expires at the 2009 annual meeting of stockholders, and three directors in the class whose term expires at the 2010 annual meeting. Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
     Mr. Elek, whose term will expire at the annual meeting, has decided to retire from the board and therefore will not stand for reelection at the annual meeting. He will depart the board of directors at the conclusion of the annual meeting and his position will not be replaced. The board has reduced the number of directors that comprise the board from eleven to ten members, effective at the conclusion of the annual meeting, leaving four directors whose term expires at the 2009 meeting, three directors whose term expires at the 2010 meeting, and three directors whose term expires at the 2011 meeting.
Information Regarding Directors and Nominees
     The names of the nominees and of the other directors continuing in office, their ages as of the date of the annual meeting, the month and year each first became a director, their principal occupations during at least the past five years, other public company directorships held by each as of March 31, 2008 and certain other biographical information are set forth on the following pages by class. This information is presented by class in the order of the next class to stand for election.
     At the upcoming annual meeting, you will be asked to consider for election as directors Barbara T. Alexander, Timothy R. Eller and James J. Postl, each to hold office for a term ending at the 2011 annual meeting of stockholders. As of the date of this proxy statement, the board is not aware that any nominee is unable to serve or will decline to serve as a director if elected.
     Each of these persons has been nominated for service as a director by the governance committee of our board after consideration of the criteria described under “Director Nomination Process” on page 12. Each of the director nominees has consented to be named in this proxy statement. Unless other instructions are indicated on a proxy, shares represented by all valid proxies received at or before the annual meeting will be voted for the election of the three nominees for director or, if any of the nominees becomes unavailable (which we do not anticipate), for any substitute nominees that our board designates. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect the nominees. Our board recommends that you vote FOR the election of the nominees.
     The nominees and directors have furnished to us the respective biographical information appearing on pages 17 – 20.

Nominees for Election as Directors
Term Expiring at the 2011 Annual Meeting of Stockholders

Barbara T. Alexander Independent Consultant Age 59 Director since July 1999	From October 1999 until January 2004, Ms. Alexander served as a senior advisor of UBS Securities and its predecessors, which we refer to as UBS. Before that time, beginning in January 1992, she served as a managing director of UBS, where she managed the Construction and Furnishings Group (North America) in the corporate finance department. Prior to joining UBS, Ms. Alexander was a managing director in the corporate finance department of Salomon Brothers. Ms. Alexander is an executive fellow and past chairman of the board of the Joint Center for Housing Studies at Harvard University and is currently a member of that board’s executive committee. Ms. Alexander also serves as a director of Federal Home Loan Mortgage Corporation (Freddie Mac) and QUALCOMM Incorporated.

Timothy R. Eller Chairman of the Board, Chief Executive Officer, President, and Chief Operating Officer Age 59 Director since July 2002	Mr. Eller joined Centex Homes in 1973 and held various operational positions in the Illinois and Minnesota divisions. He became vice president of the Minnesota division in 1977 and the division’s president in 1981. He was named an executive vice president of Centex Real Estate Corporation, the managing partner of Centex Homes, in 1985 and elected as that company’s president and chief operating officer in January 1990. In July 1991, he was named president and chief executive officer and assumed the position of chairman of Centex Real Estate Corporation in April 1998, serving through April 2003, and beginning again in April 2006. In August 1998, Mr. Eller also was named executive vice president of Centex Corporation, serving until April 2002 when he became our president and chief operating officer. He assumed the additional roles of our chairman and chief executive officer in April 2004.

James J. Postl Retired as President and Chief Executive Officer of Pennzoil-Quaker State Company Age 62 Director since July 2004	Mr. Postl retired as president and chief executive officer of Pennzoil-Quaker State Company following its acquisition by Shell Products U.S. in October 2002. He joined Pennzoil in October 1998, prior to the formation of Pennzoil-Quaker State Company in December 1998, when he was named president and chief operating officer and was elected to the board of directors of the new company. In May 2000, he was named president and chief executive officer. Prior to joining Pennzoil-Quaker, he served as president of Nabisco Biscuit Company from 1996 and was president and chief executive officer of Nabisco International from 1994 to 1996. Prior to joining Nabisco, he held a variety of management positions with PepsiCo, Inc. over a 19-year period. Mr. Postl serves as a director of Cooper Industries, Ltd., American Balanced Fund, Inc. and Northwest Airlines Corporation. He also serves on the boards of a number of non-profit and academic institutions.

     Our board unanimously recommends a vote FOR the election of these three nominees as directors.
Member of the Board of Directors Not Standing for Reelection to Office
Term Expiring at the 2008 Annual Meeting of Stockholders

The following is information with respect to the director whose term of office expires at this annual meeting and who is not standing for reelection:

Juan L. Elek Founder and Co-Chairman of Elek, Moreno Valle y Asociados Age 64 Director since February 1995	Mr. Elek is founder and co-chairman of the Mexican investment-banking firm of Elek, Moreno Valle y Asociados, where he has served since 1984. From 1978 through 1984, Mr. Elek held various positions with Banamex Financial Group, including adjoining managing director and head of international banking. Mr. Elek is currently a member of the board of trustees of Southern Methodist University.

Members of the Board of Directors Continuing in Office
Term Expiring at the 2009 Annual Meeting of Stockholders

Ursula O. Fairbairn President and Chief Executive Officer of Fairbairn Group LLC Age 65 Director since July 2005	Ms. Fairbairn is president and chief executive officer of Fairbairn Group LLC (a human resources and executive management consulting company), a position she has held since April 2005. She served as executive vice president, human resources and quality of American Express Company (a diversified global travel and financial services company), a position she held from December 1996 until her retirement in April 2005. Ms. Fairbairn also serves as a director of Air Products and Chemicals, Inc., Sunoco, Inc., V.F. Corporation and Circuit City Stores, Inc. (through June 2008).

Thomas J. Falk Chairman of the Board and Chief Executive Officer of Kimberly-Clark Corporation Age 50 Director since May 2003	Mr. Falk is chairman of the board and chief executive officer of Kimberly-Clark Corporation, having been elected chairman in 2003 and chief executive officer in 2002. Mr. Falk served as president of Kimberly-Clark from 1999 until his election as chairman in 2003, and served as chief operating officer of that company from 1999 until his election as chief executive officer in 2002. Mr. Falk previously had been elected group president-global tissue, pulp and paper of Kimberly-Clark in 1998, where he was responsible for Kimberly-Clark’s global tissue businesses. Earlier in his career, Mr. Falk had responsibility for Kimberly-Clark’s North American infant care, child care and wet wipes businesses. Mr. Falk joined Kimberly-Clark in 1983 and has held other senior management positions in that company. Mr. Falk also serves on the boards of directors of the University of Wisconsin Foundation and the Grocery Manufacturers of America, and as a governor of the Boys & Girls Clubs of America.

Matthew K. Rose Chairman, President and Chief Executive Officer of Burlington Northern Santa Fe Corporation Age 49 Director since July 2006	Mr. Rose is chairman, president and chief executive officer of Burlington Northern Santa Fe Corporation, positions he has held since March 2002. Previously, Mr. Rose held the following positions at Burlington Northern or its predecessors: president and chief executive officer (December 2000 to March 2002); president and chief operating officer (June 1999 to December 2000); and senior vice president and chief operations officer (August 1997 to June 1999). Mr. Rose also serves as a director of AMR Corporation.

Thomas M. Schoewe Executive Vice President and Chief Financial Officer of Wal-Mart Stores, Inc. Age 55 Director since October 2001	Mr. Schoewe is the executive vice president and chief financial officer of Wal-Mart Stores, Inc., where he has served since January 2000. Prior to joining Wal-Mart Stores, Mr. Schoewe spent 14 years at Black and Decker Corp., most recently as senior vice president and chief financial officer. Previously, he had a 12-year career with Beatrice Companies, where he was chief financial officer and controller of Beatrice Consumer Durables, Inc. A native of the Chicago area, Mr. Schoewe earned a BBA degree in finance from Loyola University of Chicago. He is a member of Financial Executives International and a national trustee of The First Tee.

Term Expiring at the 2010 Annual Meeting of Stockholders

Clint W. Murchison, III Private Investments Age 61 Director since February 1979	Mr. Murchison is chairman of Tecon Corporation, which is engaged in private real estate development and other investment activities, and is also chairman of Bankers Trust Company of Texas, a private trust company. He had held these positions for more than five years. He is chairman of the investment committee of RPM Metropolitan Fund, which invests in private partnerships across a broad range of asset classes. Mr. Murchison is a trustee of the Boys & Girls Clubs of America.

Frederic M. Poses Retired as Chairman and Chief Executive Officer of Trane Inc. Age 65 Director since July 2001	Mr. Poses was chairman and chief executive officer of Trane Inc. (formerly American Standard Companies Inc.) from January 2000, and was a director from October 1999, until the acquisition of Trane Inc. by Inqersoll-Rand Company Limited in June 2008. Before that time, beginning in 1998, he was president and chief operating officer of Allied Signal, Inc., where he had spent his entire 30-year business career, starting as a financial analyst in 1969 and serving in various other capacities, including president of the Engineered Materials business beginning in 1988. He was a director of Allied Signal, Inc. from 1997 until October 1999. Mr. Poses also serves as a director of Raytheon Company and Tyco Electronics Ltd.

David W. Quinn Retired as Vice Chairman of Centex Age 66 Director since July 1989	Mr. Quinn retired as vice chairman of our board and an employee of Centex on March 31, 2002. Mr. Quinn was elected vice chairman of the board in May 1996 and was our chief financial officer from February 1987 until June 1997 and from October 1997 through May 2000. Mr. Quinn served as executive vice president of Centex from February 1987 until his election as vice chairman of the board. Mr. Quinn is also a director of Eagle Materials Inc.

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Appointment of Ernst & Young
     Ernst & Young acted as our independent auditors to audit our books and records for fiscal 2008, and the audit committee has appointed Ernst & Young as our independent registered public accounting firm for fiscal 2009, subject to ratification by our stockholders.
     Our corporate governance guidelines provide that our stockholders will have the opportunity to ratify the appointment of our independent auditors. The guidelines provide for this opportunity because we believe ratification of the appointment is good corporate practice and because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Ernst & Young, but may nonetheless decide to retain them. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
     Representatives of Ernst & Young are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.
     Our board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young.
Audit Fees
     The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young, our independent auditors. Ernst & Young reports directly to the audit committee. The audit committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young after May 6, 2003. Under these policies, the committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the committee or, for services that do not exceed $200,000, by a member of the committee. Any such member must report the pre-approval at the next audit committee meeting. In determining whether or not to pre-approve services, the audit committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young. The audit committee pre-approved 100% of the services provided by Ernst & Young during fiscal 2008.
     The following table presents the aggregate fees billed for professional services by Ernst & Young in the last two fiscal years:

	Fiscal 2008	Fiscal 2007
Type of Fees	($ in thousands)	($ in thousands)
Audit Fees	3,530	3,326
Audit-Related Fees	64	76
Tax Fees	8	3
All Other Fees	—	—
Total	3,602	3,405
     As used in the table:
•	“Audit Fees” are fees for professional services rendered by Ernst & Young for the audit of our financial statements included in our Form 10-K report and the review of our financial statements included in our Form 10-Q reports or services that are normally provided by Ernst & Young in connection with statutory or regulatory filings or engagements.

•	“Audit-Related Fees” are fees for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of the financial statements, including audits of employee benefit plans, accounting consultations, procedures performed related to securitizations and other debt transactions, and services provided in connection with the disposition of operations.

•	“Tax Fees” means fees for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning.

•	“All Other Fees” includes all other fees for products and services provided by Ernst & Young.
Audit Committee Report
     The Audit Committee reviews Centex’s financial reporting process on behalf of the board. Management is primarily responsible for Centex’s internal control over financial reporting, its financial statements and its public reporting process. Ernst & Young, Centex’s independent auditor for fiscal 2008, is responsible for expressing its opinion on the conformity of Centex’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of Centex’s internal control over financial reporting.
     To fulfill its responsibilities, the committee
•	reviewed and discussed with management and Ernst & Young Centex’s audited consolidated financial statements for the year ended March 31, 2008; management’s assessment of the effectiveness of Centex’s internal control over financial reporting; and Ernst & Young’s evaluation of Centex’s internal control over financial reporting;

•	discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees); and
•	received and reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young its independence, and concluded that Ernst & Young is independent from Centex and its management.
     In reliance on these reviews and discussions, the committee recommended to the board, and the board has approved, that Centex’s audited financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2008, for filing with the SEC. The committee has appointed, and the board has ratified, subject to stockholder ratification, the appointment of Ernst & Young as Centex’s independent registered public accounting firm for fiscal 2009.
The Audit Committee:
James J. Postl (Chair)
Clint W. Murchison, III
Thomas J. Schoewe
     The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

Proposal No. 3 — Approval of Amended and Restated Articles of Incorporation
Introduction
     We are asking you to approve an amendment and restatement of our articles of incorporation, which we refer to as the Restated Articles. The purpose of amending and restating the articles of incorporation is to (a) consolidate the articles of incorporation by reflecting all amendments to, and articles of correction of, the previous restatement of our articles of incorporation, (b) remove unnecessary provisions referring to the registered office, the first board of directors and our incorporators, and (c) remove outdated provisions relating to the limitation of director and officer liability and indemnification, which are potentially in conflict with Nevada law and our by-laws. The form of the Restated Articles, showing the changes we propose, is attached to this proxy statement as Appendix B. Approval requires the favorable vote of a majority of the shares outstanding.
Background
     We last amended and restated the Centex articles of incorporation 15 years ago in June, 1993. Since then, there have been two amendments, each increasing the number of authorized shares necessary to accommodate stock splits and other matters. In addition we have filed two articles of correction to make sure that such amendments were correctly reflected.
     On May 8, 2008 the board approved the Restated Articles and requested that they be approved by stockholders.
Summary of Changes
     The following is a summary of the changes to the current restated articles of incorporation, as amended, proposed in the Restated Articles. Where relevant, a brief discussion is included explaining the purpose of the change and its effect on stockholders.

Summary of Changes to Articles of Incorporation

Subject Matter of Change	Previous Restated Articles of Incorporation	Restated Articles
1. Authorized Shares	The number of authorized shares set forth in the 1993 restatement was increased twice pursuant to action that was taken by stockholders in February 1998 and February 2004	The effect of these two previously approved amendments is reflected in Article Fourth of the Restated Articles

Purpose: To incorporate prior amendments and articles of correction

Effect: None

2. Address of principal office; name and address of registered office and agent	Article Second lists Centex’s principal office address in Nevada and the name and address of our registered agent. This information is provided to the Secretary of State through other means and is not required in restated articles.	Provision is deleted

Purpose: To remove an outdated principal office address and the name and address of the registered office and agent, which are unnecessary provisions.

Effect: None

3. Members of the first board of directors	Article Fifth, Second paragraph lists the names and addresses of the first board of directors of Centex	Provision is deleted

Purpose: To remove an unnecessary provision

Effect: None

4. Incorporators of Centex	Article Sixth lists the names and addresses of each of the incorporators of Centex	Provision is deleted

Purpose: To remove an unnecessary provision

Effect: None

5. Limitation of director and officer liability and indemnification	Article Tenth sets forth a limitation on the liability of directors or officers of Centex and provides for indemnification of directors, officers and other representatives of Centex	Provision is deleted

Purpose: To remove outdated provisions that are potentially in conflict with Nevada law and Centex’s by-laws

Effect: The limitation of director and officer liability and indemnification will be governed by the provisions of Nevada law and Centex’s by-laws without reference to the outdated provisions

     In the 1998 and 2004 amendments, all of Article Fourth of our articles of incorporation was inadvertently deleted in a scrivener’s error, even though only changes to the number of authorized shares were contemplated. We filed articles of correction to restore the remaining provisions of Article Fourth. The Restated Articles contain a restatement of Article Fourth with the amendments, as corrected.
     Our board unanimously recommends a vote FOR the approval of the Restated Articles.

Proposal No. 4 — Approval of Material Terms of Performance Goals under the Annual Plan
Introduction
     The amended and restated Centex Corporation 2003 Annual Incentive Compensation Plan, which we refer to as the Annual Plan, is the principal plan under which we award short-term (cash) incentive compensation to executive officers.
     Section 162(m), which we refer to as Section 162(m), of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, places a limit of $1,000,000 on our federal income tax deduction for compensation paid in a taxable year to certain executive officers. There is an exception to this limit, however, for certain performance-based compensation. Qualified performance-based compensation, which includes performance-based annual cash incentive compensation awards, is not subject to the deduction limit, and is therefore fully deductible if several conditions are met. Awards made pursuant to the Annual Plan are intended to constitute qualified performance-based compensation not subject to this limit. In order to qualify for this exception, the material terms of the performance goals under the Annual Plan must be disclosed to and approved by our stockholders every five years.
Purpose of the Proposal
     As discussed in “Tax Deduction for Executive Compensation” on page 59, we seek to preserve our ability to claim tax deductions for compensation paid to executives to the greatest extent practicable.
     The material terms of the performance goals under the Annual Plan were disclosed to and approved by our stockholders when the Annual Plan was first adopted in 2003. The effectiveness of the 2003 stockholder approval of the material terms of the Annual Plan’s performance goals expires shortly after the 2008 annual meeting. As a result, we are seeking approval of the material terms of the performance goals in order that we may deduct for federal income tax purposes compensation paid to our chief executive officer and the three other most highly compensated executive officers (other than our chief financial officer) under the Annual Plan based on these performance goals.
     In addition, since development of the performance goals in 2003, changes in our approach to managing our business and ancillary activities has caused us to consider using more homebuilder manufacturing-specific performance criteria for the compensation of our senior executives. In particular, we believe it is necessary for us to be able to create incentives and awards for efficiencies in home construction and in use of capital. Therefore, we added in the amended and restated Annual Plan a performance criterion related to business process metrics. Also, we believe it is appropriate to amend the formula under which the maximum award that can be made under the Annual Plan is calculated.
     The following is a summary of the changes to the Annual Plan, as amended, proposed for adoption by our stockholders.

Summary of Changes to Annual Plan

Subject Matter of Change	Previous Version of Annual Plan	Proposed Change to Annual Plan
1. Performance goals	Includes a variety of specified performance goals.	Add business process metrics (e.g., asset turns, cycle time, and one or more elements of efficiency or cost or expense) as an additional set of performance goals to the plan.

2. Maximum award limit	The maximum award that may be paid currently to any participant for a fiscal year is an amount equal to 2% of the reported consolidated net income of Centex and its subsidiaries for such fiscal year.	The maximum award that may be paid to any participant for a fiscal year is an amount equal to $15 million.

Material Terms of the Performance Goals
     Under the Annual Plan, only performance-based cash awards may be granted based on the Annual Plan’s performance criteria. Under Section 162(m), the material terms of the performance goals for this type of performance award consist of (i) the class of employees eligible to receive the performance awards; (ii) the performance criteria on which the performance goals are based; and (iii) the maximum payout of a performance award that can be provided to any employee under the Annual Plan during a specified period.
     Eligible Class. Only our executive officers are eligible to participate in the Annual Plan. The compensation committee selects these individuals from time to time. Currently there are seven executive officers of Centex who are eligible participants under the Annual Plan.
     Performance Criteria. The performance criteria that may be used to establish the Annual Plan’s performance goals currently are (a) earnings, either in the aggregate or on a per-share basis reflecting such dilution of shares as the compensation committee deems appropriate, including operating earnings, pre-tax earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization; (b) gross or net revenue; (c) operating or net cash flow; (d) financial return ratios (e.g., return or net return on one or more of the following: assets, net assets, equity, invested capital, revenue); (e) margins, including net, operating or pre-tax margins; (f) total shareholder return; (g) financial ratios (e.g., debt to capitalization or debt to equity); (h) growth in financial measures or ratios (e.g., revenue, earnings, cash flow, stockholders’ equity, margins); or (i) customer satisfaction, based on specified objective goals or a Centex customer survey. These criteria may be applied to the employee, one or more business units or affiliates, or Centex as a whole. A performance goal need not be based upon an increase or positive result under a particular business criterion but may include, for example, maintaining the status quo or limiting economic losses, as measured by reference to such criteria.
     The board of directors has amended the Annual Plan, subject to stockholder approval, to add the following additional performance criterion: business process metrics (e.g., asset turns, cycle time, and one or more elements of efficiency or cost or expense). This criterion is used, or is likely to be used in the future, in formulating compensation performance goals for management. The addition to the Annual Plan of this criterion will provide management and the compensation committee with more flexibility in designing compensation plans that are aligned with our business. The full text of the first paragraph of Section 5 of the amended and restated Annual Plan, which is marked to show the addition of the new performance criterion, appears in Appendix C of this proxy statement.
     Maximum Payout. The Annual Plan contains a formula to determine the maximum award that may be paid currently to any participant in conformity with Section 162(m). This amount sets the upper limit for a performance-based award that may be made under the Annual Plan and be fully deductible from taxable income. It does not establish an amount of, or set a limit of, the actual amount of cash incentive compensation that may be awarded by the compensation committee to any executive officer of Centex. Under the Annual Plan, the maximum award that may be paid currently to any participant for a fiscal year is an amount equal to 2% of the reported consolidated net income of Centex and its subsidiaries for such fiscal year. The board of directors has amended this provision of the Annual Plan, subject to stockholder approval, to provide that the maximum award is $15,000,000.
     We believe that is it is appropriate to amend the Annual Plan so that the compensation committee will have the flexibility to design incentive compensation plans that permit a deductible award under the Annual Plan even if there is no net income for the year. This allows the compensation committee to reward performance during difficult times without sacrificing the deductibility of the performance-based award. The full text of the second paragraph of Section 5 of the Annual Plan, as amended, which is marked to show the modification of the maximum award formula, appears in Appendix C of this proxy statement.
     We are asking you to approve the material terms of the performance goals included in the Annual Plan, including the addition of the new goals relating to business metrics and the change to the maximum award limit referred to above. Approval requires the favorable vote of a majority of the votes cast.
Summary of the Annual Plan
     The principal provisions of the Annual Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Annual Plan, which is attached as Appendix C to this proxy statement.
     Eligibility and Participation. The compensation committee determines from time to time which executive officers are eligible to participate in the Annual Plan and sets the range of awards thereunder for each participant. Under the Annual Plan, payout of awards is made to each participant based upon the achievement of specified objective performance goals. The compensation committee may base a performance goal on one or more of the business criteria described in the Annual Plan.
     The compensation committee annually designates the performance criteria for the upcoming fiscal year and the potential award for each participant. Performance goals must be established by the compensation committee prior to the earlier to occur of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25% of the period of service.
     Maximum Payout. The compensation committee will determine the amount payable in respect of all awards made under the Annual Plan in any fiscal year. The maximum potential award to any one participant currently may not exceed 2% of our net income. As described above, this limit is proposed to be changed. Payment of any award earned will generally be made to the participant within two and one-half months following the conclusion of the fiscal year in question upon the condition that the performance goal or goals specified in the relevant award agreement have been achieved and the compensation committee has reviewed and approved the award. If the participant is not an employee on the last day of the plan year, the award will be treated as set forth in the award agreement. As provided in the Annual Plan, events such as a change in control can provide an earlier determination and payment date of an award.
     Amendment and Termination of Plan. The board may amend, modify, suspend or terminate the Annual Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law except that no amendment or alternation shall be effective prior to its approval by our stockholders, to the extent such approval is required by applicable legal requirements.
     New Plan Benefits. Because the stockholders are merely approving the performance goals of the Annual Plan, there are no new benefits being provided to our executive officers. The compensation committee will use its discretion in selecting the participants under the Annual Plan and the particular performance goals applicable to those participants, which may include the new performance criterion. Therefore, it is not possible to predict the awards that will be made to particular individuals in the future under the Annual Plan. The amounts of the target short-term incentive awards to the named executive officers for fiscal 2008, which are not affected by the approval of performance goals under this proposal, are listed in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column in the Grants of Plan-Based Awards table on page 66. The amendment of the formula to determine the maximum award under the Annual Plan will not affect the ability of the compensation committee to make short-term (cash) incentive awards, but will increase the likelihood that those payouts will be deductible by Centex for federal income tax purposes.
     Federal Income Tax Consequences. Following is a brief summary of the federal income tax aspects of awards that may be made under the Annual Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant.
     The recipient of a cash award under the Annual Plan will recognize ordinary compensation income at the time the payment is received. We will normally be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by such recipient.
     Awards under the Annual Plan are intended to be exempt from the requirements of

Section 409A of the Code, which we refer to as Section 409A.
     Our board unanimously recommends a vote FOR the approval of the material terms of the performance goals under the Annual Plan.

Proposal No. 5 — Approval of Material Terms of Performance Goals under the 2003 Equity Plan

Introduction
     The amended and restated Centex Corporation 2003 Equity Incentive Plan, which we refer to as the 2003 Equity Plan, is one of our equity and compensation plans that authorizes the grant of performance awards.
     As with the Annual Plan, deduction for federal income tax purposes of compensation paid under the 2003 Equity Plan in the form of cash performance awards is also subject to the Section 162(m) limit on compensation paid in a taxable year to certain executive officers, with certain exceptions. See “Proposal No. 4 — Introduction” on page 24 for a more detailed description of Section 162(m) and this exception. In order for the 2003 Equity Plan to qualify for this exception, every five years the material terms of the performance goals of the 2003 Equity Plan must be disclosed to and approved by the stockholders.
Purpose of the Proposal
     As discussed in “Tax Deduction for Executive Compensation” on page 59, we seek to preserve our ability to claim tax deductions for compensation paid to executives to the greatest extent practicable.
     The material terms of the performance goals under the 2003 Equity Plan were approved by our stockholders when the 2003 Equity Plan was first adopted in 2003. The effectiveness of the 2003 stockholder approval of the material terms of the 2003 Equity Plan’s performance goals expires shortly after the 2008 annual meeting. As a result, we are seeking approval of the material terms of the performance goals in order that we can deduct for federal income tax purposes the compensation paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) under the 2003 Equity Plan based on these performance goals. In addition, since development of the performance goals in 2003, changes in our approach to managing our business and ancillary activities has caused us to consider using more homebuilder manufacturing-specific performance criteria for the compensation of our senior executives. In particular, we believe it is necessary for us to be able to create incentives and awards for efficiencies in home construction and in use of capital. Therefore, we added in the 2003 Equity Plan a performance criterion related to business process metrics. Also, we believe it is appropriate to amend the formula under which the maximum award that can be made under the 2003 Equity Plan is calculated.
     We are asking you to approve the material terms of the performance goals included in the 2003 Equity Plan, including the addition of the new goals relating to business metrics and the change to the maximum award limit referred to above. Approval requires the favorable vote of a majority of the votes cast.
     The following is a summary of the changes to the 2003 Equity Plan, as amended, proposed for adoption by our stockholders.

Summary of Changes to 2003 Equity Plan

Subject Matter of Change	Previous Version of 2003 Equity Plan	Proposed Change to 2003 Equity Plan
1. Performance goals	Includes a variety of specified performance goals.	Add business process metrics (e.g., asset turns, cycle time, and one or more elements of efficiency or cost or expense) as an additional set of performance goals to the plan.

Summary of Changes to 2003 Equity Plan (cont.)

Subject Matter of Change	Previous Version of 2003 Equity Plan	Proposed Change to 2003 Equity Plan
2. Maximum award limit	The maximum award that may be paid currently to any participant for a fiscal year is an amount equal to 2% of the reported consolidated net income of Centex and its subsidiaries for such fiscal year, plus the Black-Scholes value of options to purchase 219,977 shares of common stock.	The maximum award that may be paid to any participant for a fiscal year is an amount equal to $15 million, plus the Black-Scholes value of options to purchase 219,977 shares of common stock.

Material Terms of the Performance Goals
     Under the 2003 Equity Plan, performance-based awards may be granted based on the 2003 Equity Plan’s performance goals. Under Section 162(m), the material terms of the performance goals for this type of performance award consist of (i) the class of employees eligible to receive the performance awards; (ii) the performance criteria on which the performance goals are based; and (iii) the maximum payout of a performance award that can be provided to any employee under the 2003 Equity Plan for this type of award during a specified period.
     Eligible Class. All employees and non-employee directors are eligible to participate in the 2003 Equity Plan. The compensation committee selects the participants in the 2003 Equity Plan from time to time as evidenced by awards under the 2003 Equity Plan.
     Performance Criteria. The performance criteria that may be used to establish the 2003 Equity Plan’s performance goals are (a) earnings, either in the aggregate or on a per-share basis, reflecting such dilution of shares as the compensation committee deems appropriate, including operating earnings, pre-tax earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization; (b) gross or net revenue; (c) operating or net cash flow; (d) financial return ratios (e.g., return on one or more of the following: assets, net assets, equity, invested capital, revenue); (e) margins, including net, operating or pre-tax margins; (f) total shareholder return; (g) financial ratios (e.g., debt to capitalization or debt to equity); (h) growth in financial measures or ratios (e.g., revenue, earnings, cash flow, stockholders’ equity, margins); or (i) customer satisfaction, based on specified objective goals or a customer survey sponsored by Centex. These criteria may be applied to the employee, one or more business units or divisions of Centex, or Centex as a whole. A performance criterion need not be based upon an increase or positive result under a particular business criterion but may include, for example, maintaining the status quo or limiting economic losses, as measured by reference to such criteria.
     The board of directors has approved adding the following additional performance criteria to the 2003 Equity Plan, which are likely to be used in the future, in formulating performance goals for management: business process metrics (e.g., asset turns, cycle time, and one or more elements of efficiency or cost or expense). The full text of Section 8(a)(iii)(B) of the 2003 Equity Plan, which is marked to show the addition of the new performance criteria, appears in Appendix D of this proxy statement.
     Maximum Payout. Under the 2003 Equity Plan, the maximum award that may be paid currently to any participant in a performance award settled in cash is equal to the sum of (i) 2% of the consolidated net income of Centex and its subsidiaries for the final year plus (ii) the Black-Scholes value of options to purchase 219,977 shares of common stock (determined as of the date of grant). The board of directors has amended this provision of the 2003 Equity Plan, subject to stockholder approval, to provide that the maximum award is an amount equal to (i) $15 million plus (ii) the Black-Scholes value of options to purchase 219,977 shares of common stock. Generally, the Black-Scholes value of a stock option is the grant date fair value under a revision that the Financial Accounting Standards Board issued in December 2004 to Statement of Financial Accounting Standards No. 123 entitled “Share-Based Payment,” which we refer to as FAS 123R. See Note (3) to the Summary Compensation Table on page 61.
     We believe that is it is appropriate to amend the 2003 Equity Plan so that the compensation committee will have the flexibility to design incentive compensation plans that permit a deductible award under the 2003 Equity Plan even if there is no net income for the year. This allows the compensation committee to reward performance during difficult times without sacrificing the deductibility of the performance-based award. The full text of Section 8(b)(iii) of the Equity Plan, as amended, which is marked to show the modification of the maximum award formula, appears in Appendix D of this proxy statement.
New Plan Benefits
     Because the stockholders are merely approving the performance goals of the 2003 Equity Plan, there are no new benefits being provided to our executive officers. The compensation committee will use its discretion in selecting the participants under the 2003 Equity Plan and the particular performance goals applicable to those participants, which may include the new performance criteria. Therefore, it is not possible to predict the awards that will be made to particular individuals in the future under the 2003 Equity Plan. The amounts of the target short-term incentive awards to the named executive officers for fiscal 2008 are listed in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column in the Grants of Plan-Based Awards table on page 66. Target short-term incentive awards for executive officers as a group for fiscal 2008 were $8,143,750 in the aggregate. None of these target awards are affected by the approval of performance goals under this proposal. The amendment of the formula to determine the maximum award under the 2003 Equity Plan will not affect the ability of the compensation committee to make short-term (cash) incentive awards, but will increase the likelihood that those payouts will be deductible by Centex for tax purposes. Additional information about benefits under the 2003 Equity Plan is included under “New Plan Benefits” on page 30.
Summary of the 2003 Equity Plan
     The principal provisions of the 2003 Equity Plan are summarized under “Proposal No. 6” beginning on page 29. The summary is qualified in its entirety by reference to the full text of the 2003 Equity Plan, which is attached as Appendix D of this proxy statement in a form marked to show the proposed changes.
     Our board unanimously recommends a vote FOR the approval of the material terms of the performance goals under the 2003 Equity Plan.

Proposal No. 6 — Approval of Amendments to the 2003 Equity Plan
Introduction
     We are asking stockholders to approve amendments to the 2003 Equity Plan to increase the number of shares that may be issued under the 2003 Equity Plan in the form of stock options, restricted stock, stock units and other stock-based awards and to clarify share usage for awards. The 2003 Equity Plan affords the compensation committee the ability to offer a variety of compensatory awards designed to advance our interests and long-term success by encouraging stock ownership among key employees and non-employee directors and, correspondingly, increasing their personal involvement with our future. In order to continue to enhance our ability to attract and retain officers, key employees and non-employee directors, the board amended the 2003 Equity Plan to increase the number of shares available for issue under the 2003 Equity Plan and make the other changes described below, which we refer to as the “Amendments”, and we are now seeking stockholder approval for them.
     The primary reason for seeking stockholder approval of the Amendments is to permit additional awards to officers, employees and directors.
     A summary of the Amendments and the principal provisions of the 2003 Equity Plan are set forth below. The full text of the 2003 Equity Plan, with the proposed changes highlighted, is annexed to this proxy statement as Appendix D. The following summary is qualified in its entirety by reference to Appendix D. Approval requires the favorable vote of a majority of the votes cast, provided that the votes cast represent over 50% of our outstanding shares.

Summary of Changes
     The 2003 Equity Plan was originally approved at our 2003 annual meeting of stockholders. Since then, the board has made other changes to the 2003 Equity Plan not requiring stockholder approval under the terms of the 2003 Equity Plan or the rules of the NYSE.
     The board adopted on May 7, 2008, subject to stockholder approval, the following additional amendments to the 2003 Equity Plan:
•	increase the total number of shares that may be issued under the 2003 Equity Plan by 3,500,000 shares, so that the total number of shares currently available for grant will equal approximately 4,834,470;

•	increase the total number of shares that may be issued under the 2003 Equity Plan as stock awards by eliminating the former sublimit of the total number of shares that may be issued applicable to stock awards and substituting a provision that each share issued under the 2003 Equity Plan as a stock option will reduce the number of available shares under the 2003 Equity Plan by 1.0 share, and as a stock-settled award will reduce the number of available shares by 1.4 shares; and

•	require that after the effective date of the Amendments no shares used to pay the exercise price of an option, or taxes due upon the exercise of an option (including a net exercise), and no shares surrendered or used to pay taxes upon the vesting or distribution of a stock award, may be added back to the shares available for award under the 2003 Equity Plan.
     As of the record date for the meeting, and after giving effect to the awards of stock options and other stock awards by the compensation committee in May 2008, there remain available for award under the 2003 Equity Plan a total of 1,334,470 shares (with a sublimit applicable to stock awards of 484,965 shares). The effect of the Amendments would be to increase the total number of shares available for award under the 2003 Equity Plan by 3,500,000 shares, subject to the new weighting feature for future stock awards. If the Amendments are not approved, we will be severely restricted in the equity awards that we may make to officers, employees and non-employee directors under the 2003 Equity Plan.
     Also, if the Amendments are approved, options or shares used to pay the exercise price of an option, or taxes due upon the exercise of an option, and shares surrendered or used to pay taxes upon the vesting or distribution of a stock award would no longer be added back to the number of shares available for award under the 2003 Equity Plan.
New Plan Benefits
     If the Amendments are adopted there will be additional shares available under the 2003 Equity Plan for award to officers, employees and non-employee directors; however, the benefits to be received by participants cannot be determined at this time because grants are at the discretion of the compensation committee. None of the additional shares authorized by the Amendments have been awarded to any of the directors or employees, and none of the shares have been awarded (or promised to be awarded) subject to approval of the Amendments. The compensation committee has authority to authorize future awards under the 2003 Equity Plan from time to time. Awards under the 2003 Equity Plan to the named executive officers, non-employee directors and others during fiscal 2008 were as follows:

Fiscal 2008 Awards — 2003 Equity Plan
			Restricted	Long-Term
			Stock and	Perfor-
	Aggregate	Stock	Restricted	mance
	Dollar	Options	Stock Units	Units
Name	Value ($)	(#)	(#)	(#)
Timothy R. Eller, Chief Executive Officer	1,999,961	—	—	42,444
Catherine R. Smith, Chief Financial Officer	3,324,962	—	84,864	20,161
David L. Barclay, President, Western Region of Centex Homes	1,714,931	—	8,236	31,833
Robert S. Stewart, Senior Vice President – Strategy, Marketing, Sales and Corporate Development	799,944	—	5,490	11,672
Brian J. Woram, Senior Vice President and Chief Legal Officer	1,174,941	—	8,236	16,977
All Executive Officers as a Group	11,505,099	19,922	156,265	138,472
All Non-Employee Directors as a Group	2,000,218	68,220	25,950	—
All Non-Executive Officer Employees as a Group	19,103,288	333,365	70,195	288,325
     For additional information about equity awards made to our executives and employees, including our long-term performance units, (which are settled in cash and not shares), see “Grants of Plan-Based Awards in Fiscal Year 2008” on page 66 and footnote (K) to the audited financial statements included in our Annual Report.
Summary of the 2003 Equity Plan
     The principal provisions of the 2003 Equity Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2003 Equity Plan, which is attached as Appendix D to this proxy statement in a form marked to show proposed changes.
Shares Available Under the 2003 Equity Plan
     Subject to adjustment as provided in the 2003 Equity Plan, the aggregate number of common shares that may be issued or transferred (i) upon the exercise of stock options, (ii) as stock awards, in the form of restricted stock or restricted stock units, that are released from substantial risks of forfeiture, and (iii) as stock awards in payment of performance shares or performance units that have been earned, shall not exceed 6,665,970 shares, plus any shares relating to awards that expire or are forfeited or are canceled. Three million of these available shares were approved in 2003, and have adjusted by reason of stock splits and other adjustments in the interim. Of the shares available for award specified in the 2003 Equity Plan, 1,334,470 shares are currently available after giving effect to awards since this amount was last amended. These shares may be shares of original issue, treasury shares, or a combination. If a participant pays the option price or satisfies any income tax withholding amount by the transfer to us of common shares that were issued or transferred under the 2003 Equity Plan, we transfer only the net number of common shares actually issued.
     The annual or per grant limits for employees and non-employee directors are described below.
Eligibility
     Persons eligible to be considered for awards under the 2003 Equity Plan are our non-employee directors and all employees of Centex, including its subsidiaries that are 50% or more owned directly or indirectly by Centex, who hold positions of responsibility and whose performance, in the judgment of the compensation committee, can have a significant effect on our success. Currently, there are ten non-employee directors and approximately 450 employees who the compensation committee views as eligible participants in the 2003 Equity Plan.
Administration
     The compensation committee has been designated by the board of directors to administer all awards under the 2003 Equity Plan. The compensation committee has the authority to determine the non-employee directors and employees that will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to limitations set forth in the 2003 Equity Plan. In addition, the compensation committee has full and final authority to interpret the 2003 Equity Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2003 Equity Plan. Following the authorization of a pool of cash or shares of common stock to be available for awards under the 2003 Equity Plan, the compensation committee may authorize the chief executive officer or a committee consisting solely of members of the board to grant individual awards to eligible employees (but not non-employee directors) from such pool pursuant to such conditions or limitations as the compensation committee may establish. The compensation committee may also delegate to the chief executive officer and other executive officers its administrative duties under the plan (excluding its granting authority). Under the limited circumstances specified in the 2003 Equity Plan, the compensation committee has the authority to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to, by the recipient of the award.
Amendment and Termination of Plan
     The board may amend, modify, suspend or terminate the 2003 Equity Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any participant under any award previously granted shall be made without the consent of such participant and (ii) no amendment or alternation shall be effective prior to its approval by our stockholders, to the extent such approval is required by applicable legal requirements or the requirements of the NYSE. In addition, without approval of our stockholders (except in connection with specified transactions affecting Centex), (i) the terms of outstanding awards may not be amended to reduce the exercise price of options, (ii) options will not be repriced, replaced or regranted through cancellation or by decreasing the grant price of a previously granted option and (iii) outstanding options will not be replaced with cash or another award.
Employee Awards
     Upon approval by the compensation committee, employees may be granted awards under the 2003 Equity Plan in the form of stock options, stock awards or performance awards
(including cash performance awards), as described below. Such awards may be granted singly, in combination, or in tandem with, in replacement of, or as an alternative to grants or rights under the 2003 Equity Plan or any other plan of the Centex or any of its affiliates, including the plan of an acquired entity.
     Stock Options. The 2003 Equity Plan provides for the granting of non-qualified stock options, which we refer to as stock options, to employees. Effective January 1, 2006, we began expensing newly-issued stock options in accordance with the “fair value method” promulgated by the Financial Accounting Standards Board under interpretation FAS 123R.
     A stock option is a right to purchase a specified number of shares of common stock at a specified exercise price. Stock options granted under the 2003 Equity Plan must have an exercise price per share that is not less than the fair market value (as defined in the Plan) of the common stock on the date of grant and a term of no more than ten years. In recent years the compensation committee has awarded stock options with only a seven-year term. The grant price, number of shares, terms and conditions of exercise, and other terms of a stock option grant will be fixed by the compensation committee as of the grant date. However, stock options may not include provisions that “reload” the option upon exercise or, unless the stock option is structured to comply with Section 409A, otherwise provide for the deferral of compensation within the meaning of Section 409A other than the deferral of recognition of income until the later of the exercise or disposition of the stock option or the time the shares acquired pursuant to the exercise of the stock option first become substantially vested.
     The exercise price of any stock option must be paid in full at the time the stock is delivered to the optionee. The price must be paid in cash or, if permitted by the compensation committee and elected to by the participant, by means of tendering (either by actual delivery or by attestation) previously-owned shares of common stock. Participants may also effect a “net exercise” pursuant to which the number of shares to be issued is reduced by the fair market value of the number of shares required to pay the exercise price and the taxes due upon exercise; provided, that Centex has the right to retain shares for such taxes regardless of whether a participant’s consent is obtained.
     Stock Awards. The 2003 Equity Plan also provides for the granting of restricted stock, restricted stock units and other awards in the form of shares or units, which we refer to collectively as stock awards. The terms, conditions and limitations applicable to any stock award will be decided by the compensation committee. However, any stock award that is not a performance award (defined below) must have a minimum restriction period of three years from the date of grant, except that (i) stock awards granted in lieu of salary or bonus need not be subject to such three-year requirement, (ii) vesting may occur incrementally over the three-year period, (iii) upon the occurrence of a change in control (as defined in the 2003 Equity Plan), stock awards become immediately vested and fully exercisable, and (iv) the compensation committee may provide for earlier vesting upon a termination due to death, disability, or retirement. Upon approval by the compensation committee, the terms of a stock award may include rights to receive dividends or dividend equivalents. In recent years, the compensation committee has typically granted stock awards in the form of restricted stock, which includes the right to vote and dividends during the vesting period, and restricted stock units, also sometimes referred to as deferred stock, which do not include the right to vote or dividends during the vesting period.
     Performance Awards. Upon approval by the compensation committee, any of the above-described awards may be made in the form of a performance award, which we refer to as a performance award. A performance award is an award that is subject to the achievement of one or more future performance goals.
     Upon approval by the compensation committee, performance awards under the 2003 Equity Plan may be intended to qualify as performance-based compensation under Section 162(m), which we refer to as qualified awards. Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation. The 2003 Equity Plan contains provisions consistent with Section 162(m) requirements for performance-based compensation. In making qualifying awards, the compensation committee may base a performance goal on one or more of the business criteria specified in the 2003 Equity Plan. These criteria are described in more detail under “Proposal No. 5 — Approval of Material Terms of Performance Goals under the 2003 Equity Plan” beginning on page 27.
     Employee Award Limitations. Under the 2003 Equity Plan, no employee may be granted during any fiscal year:
•	Stock options covering more than 1,110,995 shares of Centex common stock;

•	Stock awards covering more than 555,497 shares of Centex common stock; or
•	Employee awards consisting of cash (including awards that are granted as performance awards) totaling more than $15 million plus an amount equal to the Black-Scholes value of 219,977 shares of Centex common stock (determined as of the date of grant).
     In Proposal No. 5 beginning on page 27, we are asking stockholders to approve the portion of the cash award limit referred to above.
Non-Employee Director Awards
     At the discretion of the compensation committee, non-employee directors may be granted awards under the 2003 Equity Plan in the form of stock options or restricted stock, or both, which may be in the form of performance awards, as each is described in the employee awards section above. Awards to directors may be granted singly, in combination, or in tandem with, in replacement of, or as an alternative to grants or rights under the 2003 Equity Plan or any other plan of the Centex or any of its affiliates, including the plan of an acquired entity. The terms, conditions and limitations applicable to awards to directors will be recommended by our governance committee. Non-employee directors may not be granted during any fiscal year stock options covering or relating to more than 53,327 shares of common stock, or more than 33,330 shares in stock awards, including restricted stock.
Change in Control
     The 2003 Equity Plan provides that stock options, stock awards, and performance awards (other than performance awards denominated in cash) will be immediately vested and fully exercisable upon a change in control (as such is defined in the 2003 Equity Plan) unless otherwise specified in the award agreement.
Tax Consequences
     Following is a brief summary of the federal income tax consequences to participants in the 2003 Equity Plan. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant.
     Stock Options. Participants will not realize taxable income upon the grant of a stock option. Upon the exercise of a stock option, the employee or non-employee director will recognize ordinary income (subject, in the case of employees, to withholding by us) in an amount equal to the excess of (a) the amount of cash and the fair market value on the date of exercise of the common stock received; over (b) the exercise price paid for the stock option.
     The participant generally will have a tax basis in any shares of common stock received on the cash exercise of a stock option equal to the fair market value of such shares on the date of exercise. Subject to the discussion below under “Tax Code Limitations on Deductibility,” we, or our affiliates, will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.
     If a participant transfers previously held shares of common stock in satisfaction of part or all of the exercise price of a stock option, the participant will recognize ordinary compensation income with respect to the common stock received in the manner described above, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the stock option exercise price. Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the stock option exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of common stock surrendered in satisfaction of the stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant plus the amount of ordinary income recognized by the participant with respect to the common stock received.
     Cash Awards; Stock Awards. An employee will recognize ordinary compensation income upon receipt of cash pursuant to a performance award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it. An employee will not have taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the employee receives common stock or cash in satisfaction of such stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture.
     An employee (but not a non-employee director) will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to common stock or cash received pursuant to a performance award, stock award or stock unit award. An employee will be subject to withholding for social security and Medicare at the time that the award becomes vested (whether or not shares or cash are distributed). Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the common stock received will equal the amount recognized as compensation income under the rules described in the preceding paragraph, and the holding period in such shares will commence on the date income is so recognized.

     Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “nonqualified deferred compensation” includes certain equity-based incentive programs, including performance award programs. Generally speaking, Section 409A does not apply to incentive awards that are paid at the time the award vests or shortly thereafter. Likewise, Section 409A does not apply to restricted stock or stock options whose exercise price is equal to the fair market value of the optioned shares (determined as of the date of grant). Awards made pursuant to the 2003 Equity Plan are designed to comply with the requirements of Section 409A to the extent such awards are not otherwise exempt from coverage. However, if the 2003 Equity Plan (or an award thereunder) fails to comply with Section 409A, a participant could be subject to the additional taxes and interest.
     Subject to the discussion below under “Tax Code Limitations on Deductibility,” we or our affiliates will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.
     Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by us or our affiliates, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our or our affiliates’ ability to obtain a deduction for future payments under the 2003 Equity Plan could be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible. Our and our affiliates’ ability to deduct for amounts paid under the 2003 Equity Plan also could be affected by Section 162(m), which places a limit of $1,000,000 on our deduction for compensation paid in a taxable year to certain executive officers. There is an exception to this limit, however, for certain performance-based compensation. As discussed in “Tax Deduction for Executive Compensation” on page 59, we seek to preserve our ability to claim tax deductions for compensation paid to executives to the greatest extent practicable.
     Our board unanimously recommends a vote FOR the approval of the Amendments to the 2003 Equity Plan. If the requisite vote of our stockholders is not obtained, the compensation committee may continue to make awards out of the 2003 Equity Plan, but only to the extent of available shares.

Proposal No. 7 — Stockholder Proposal Regarding Climate Change
     Centex has received a stockholder proposal from The Nathan Cummings Foundation, located at 475 Tenth Avenue, New York, New York 10018. The proponent has requested that we include the following proposal in our proxy statement for the 2008 annual meeting of stockholders and, if properly presented, this proposal will be voted on at the annual meeting. The proponent has informed us that it has beneficially owned more than $2,000 of Centex common stock for over a year and that it plans to continue ownership through the date of the 2008 annual meeting.
     The board opposes the stockholder proposal for the reasons set forth below the proposal. Proxies solicited by management will be voted against the stockholder proposal below unless stockholders specify a contrary choice in their proxies.
Stockholder Proposal
     As required by the SEC, we have set forth the proposal below. We refer to the proposal as the Climate Change Proposal.
     “The Intergovernmental Panel on Climate Change (IPCC) recently concluded that warming of the climate system is unequivocal and that human activity is the main cause. Debate surrounding climate change now focuses not on whether a problem exists but rather on the best means for abatement and adaptation.
     The rise in average global temperatures resulting from climate change is expected to have significant adverse impacts. According to Business Week, many scientists agree that the warmer temperatures resulting from climate change are causing more powerful storms and perhaps intensifying extreme weather events including droughts and wild fires. Thermal expansion and melting ice sheets are expected to lead to rising sea levels, with significant implications for coastal communities. Rising temperatures will also impact fresh water supplies. California’s Department of Water Resources, for instance, has stated that, “Adapting California’s water management systems to climate change presents one of the most significant challenges for the 21st century.”
     Climate change also has important economic implications. The Stern Review, often cited as the most comprehensive overview of the economics of climate change, estimated that the cumulative economic impacts of climate change could be equivalent to a loss of up to 20% of average world-wide consumption if action is not taken quickly. A more general pronouncement in the IPCC’s report, Climate Change 2007: Impacts, Adaptation and Vulnerability, observed that “Taken as a whole, the range of published evidence indicates that the net damage costs of climate change are likely to be significant and to increase over time.”
     According to the Washington Post, “Buildings are the largest source of the greenhouse-gas emissions that are causing global warming, and in the United States, half of building-related emissions are from houses.” The EPA estimates that the residential end-use sector accounted for 21% of CO2 emissions from fossil fuel combustion in 2005.
     With residential end-use accounting for such a high proportion of GHG emissions stemming from fossil fuel combustion, a number of recent studies have focused on energy efficiency improvements in residential dwellings as a potential source of emission reductions. One recent study in The McKinsey Quarterly found that nearly a quarter of cost-effective GHG abatement potential involves efficiency-enhancing measures geared at reducing demand in the buildings and transportation sectors. A second McKinsey study concluded that the residential sector represents the single-largest opportunity to raise energy productivity, noting that, “The adoption of available technologies (including high-efficiency building shells, compact fluorescent lighting, and high-efficiency water heating) would cut . . . end-use demand for energy by 32 QBTUs in 2020, equivalent to 5 percent of global end-user demand in that year.”
     RESOLVED:
     Shareholders request that the Board of Directors adopt quantitative goals, based on available technologies, for reducing total greenhouse gas emissions from the Company’s products and operations and report to shareholders by December 31, 2008, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.”
Management’s Response to the Proposal
     The board of directors recommends a vote AGAINST this proposal for the following reasons:
     We recognize the increasing attention given by regulatory bodies, businesses and the public to the subject of greenhouse gas, which we refer to as GHG, emissions and we are aware that this may lead eventually to further regulation of our business. The Climate Change Proposal requests the board to act now and adopt voluntary quantitative goals for reducing GHG emissions from our products and operations. We do not intend to do so because we believe that our current practice of tailoring our offerings to local demands, and providing buyers with the opportunity to increase the energy efficiency of their homes above locally-mandated standards, addresses the GHG emission concerns raised by the Climate Change Proposal. We also believe, at this time, that attempts to establish voluntary specific goals to reduce GHG emissions, above and beyond compliance with government regulations, will have a detrimental impact on Centex.
     The Climate Change Proposal raises the question whether the interests of our stockholders require us to pursue GHG emission reduction and energy efficiency as a business objective even if our customers are not willing to pay for it. We believe the answer is “no,” but we recognize that customer demands and applicable regulations can change and that we should be quick to respond. We will continue to be proactive in identifying and satisfying customer demand, and to stay abreast of the latest innovations in home construction techniques and technologies.
     While we are not aware of any regulatory obligations regarding GHG emissions that may be imposed currently on our operations, the future regulatory landscape is uncertain. Most states and localities have created rules or incentives for building more energy-efficient homes. We monitor compliance with applicable rules and codes as a normal part of our operations, and we often take advantage of applicable energy efficiency incentives to distinguish our products from our competitors’. In some places our customers are willing to pay for homes that are more efficient than the state, local or federal government requires, and our standard offerings reflect this. Moreover, in many of our communities where higher rated energy-efficient products are not standard, buyers have the option to upgrade to higher energy-efficient products, including radiant barrier roof decking, higher efficiency furnaces and air conditioning units, and more energy-efficient glass in windows. In the future, we will continue to evaluate voluntary local energy efficiency programs and other energy-related market opportunities and, where advantageous to us, participate in such programs and opportunities.
     At the federal level, for example, we applaud the Environmental Protection Agency’s voluntary Energy Star® program, which establishes standards to produce more energy-efficient homes. Although not all of our newly-constructed homes qualify as Energy Star homes, we do build many Energy Star homes, and in some areas, we build homes that exceed Energy Star requirements. In addition, the Tax Relief and Health Care Act of 2006 provides an income tax credit of $2,000 per home to residential homebuilders for new homes built to certain energy efficiency standards. The standards require that the new home be at least 50% more energy-efficient than a comparable home constructed in accordance with the standards of the 2004 International Energy Conservation Code. During fiscal 2008, we certified more than 2,100 homes as eligible for the federal energy income tax credit. We will continue to evaluate the cost of compliance with the requirements of the Tax Relief and
Health Care Act of 2006, the market opportunities available for new homes that meet the requirements and the potential amount of the tax credit, among other factors, in determining to what extent we will continue to qualify homes for the tax credit.
     In Pleasanton, California, we are using “off-the-shelf” technology and green construction techniques to build high energy efficiency homes in our Avignon community. Each house features a SunPower SunTile room solar electric system that provides up to 70% of the home’s electricity needs. Other standard features in the homes include tankless water heaters, enhanced insulation and energy-efficient windows, as well as high-efficiency air conditioning, furnaces and lighting. In other locations in California, we offer higher energy efficiency options through our PowerSave house (which includes energy-efficient features such as R-49 attic insulation, enhanced duct insulation, and high-efficiency tankless water heaters, among others) and our PowerSave Plus house (which includes all of the PowerSave features and a 14 SEER air conditioning unit, premium furnace, night ventilation cooling and a 2.4 kilowatt solar photovoltaic electric system). We are very involved in ongoing energy efficiency studies at federal, state and local levels. The development of these high energy-efficient homes arose out of our participation in the United States Department of Energy’s “Building America” and “Zero Energy Home” programs. With support from these programs and in cooperation with the Davis Energy Group, Centex opened in 2001 its 21st Century Performance Home in Livermore, California. This home used many energy saving features in an effort to achieve an annual electric bill of zero dollars. (You can see energy efficiency performance data for this home by visiting at www.fsec.ucf.edu/en/research/ buildings/zero_energy/livermore/index.htm.) We also use valuable information acquired from programs such as ComfortWise®, EnergyStar and Building America® that concentrate on energy-efficient ways to design, build and operate homes.
     We also participate in Built Green®, a voluntary environmental building program of the Master Builders Association of King and Snohomish Counties in Washington, designed to help homebuyers find homes that offer opportunities to protect the environment. The program requires a builder to follow a specific set of environmentally friendly construction criteria to qualify a home it builds as Built Green® Certified. The Master Builders Association of King and Snohomish Counties awarded the Seattle division of Centex Homes the 2005 “Green Hammer” award in the large production homebuilder category in recognition of the number of Built Green Certified homes built by the division in 2005. Our web site, www.centex.com, provides additional information for our customers who are interested in energy efficiency. Beginning in May 2008, we will include in every new homebuyer’s warranty and home maintenance packet information on how the homebuyer can save energy in his or her new home.
     We consider Centex to be a leader in identifying and meeting customer demand for energy-efficient homes. We predict that the number of Centex homes that meet or exceed Energy Star requirements will continue to grow. Because we are actively addressing the issues raised in the Climate Change Proposal, the board believes that adopting the voluntary quantitative goals requested by the proponent will not create added value to the stockholders but will instead serve only to increase administrative burdens and costs.
     Our board unanimously recommends a vote AGAINST the Climate Change Proposal.

Proposal No. 8 — Stockholder Proposal Regarding Declassification of the Board
     Centex has received a stockholder proposal from the Amalgamated Bank LongView Collective Investment Fund, located at 275 Seventh Avenue, New York, New York 10001. The proponent has requested that we include the following proposal in our proxy statement for the 2008 annual meeting of stockholders and, if properly presented, this proposal will be voted on at the annual meeting. The proponent has informed us that it has beneficially owned more than $2,000 of Centex common stock for over a year and that it plans to continue ownership through the date of the 2008 annual meeting.
     The board opposes the stockholder proposal for the reasons set forth below the proposal. Proxies solicited by management will be voted against the stockholder proposal below unless stockholders specify a contrary choice in their proxies.
Stockholder Proposal
     As required by the SEC, we have set forth the proposal below. We refer to the proposal as the Board Declassification Proposal.
     “RESOLVED: The stockholders of Centex Corporation (“Centex” or the “Company”) request that the board of directors take the necessary steps under applicable state law to declassify the board of directors so that all directors are elected annually, such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected.
     SUPPORTING STATEMENT
     The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interests of the Company and its stockholders.
     The Centex board is divided into three classes, with approximately one-third of all directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually and would give stockholders an opportunity to register their views on the performance of the board collectively and each director individually.
     We believe that electing directors in this manner is one of the best methods available to stockholders to ensure that a company will be managed in a manner that is in the best interest of stockholders.
     The evidence indicates that shareholders at other companies favor declassified boards. Shareholder proposals urging annual elections of all directors received, on average, over 66% of the vote in 2005 and 2006 and the first half of 2007, according to RiskMetrics Group. In recent years, dozens of companies – including Procter & Gamble, Pfizer, Dell, Hasbro, Bristol-Myers Squibb, Cendant, Sprint, Great Lakes Chemical and Dow Jones – sought and received shareholder approval to declassify their boards. Approximately 60% of Centex’s peers in the S&P 500 have adopted this procedure, according to RiskMetrics Group. We believe that this reform is needed.
     WE URGE YOU TO VOTE FOR THIS RESOLUTION.”
Management’s Response to the Proposal
     The board of directors recommends a vote AGAINST this proposal for the following reasons:
     Centex’s current classified board structure has been in place since 1988. Our board is divided into three classes, with directors elected to staggered three-year terms. Under this system, approximately one-third of the directors stand for election each year, and the entire board can be replaced within approximately two years. In addition, under our by-laws, any director who is appointed by the board to fill an open seat must stand for re-election by the stockholders at Centex’s next annual meeting, regardless of that director’s board class. After giving careful consideration to the Board Declassification Proposal, the board has determined that Centex’s current classified board structure is in the best interests of our stockholders.
     The board believes that the current classified board structure benefits us in many ways. Above all, this structure promotes continuity and stability in the board’s oversight of Centex’s business and strategies. Staggered terms ensure that, at any given time, a majority of the directors will have prior experience as a Centex director and a solid understanding of the details of Centex’s complex operations. This combination of experience and enhanced focus means that the directors are equipped to provide the strategic thinking needed for us to execute our long-term plans in a challenging economic climate.
     In addition to continuity and stability, the board believes the three-year term available under the current classified board structure benefits directors by:
•	Ensuring increased director experience, both individually and in the aggregate;

•	Allowing for increased director independence for the benefit of our stockholders;

•	Enhancing the board’s ability to adopt and maintain a long-term focus, including through prioritization of long-term business oversight and planning over the management of short-term objectives; and

•	Attracting director candidates who are interested in making a long-term commitment to Centex through an orderly transition to the board.
     Finally, the board believes the current board structure improves its ability to protect the interests of our stockholders and the long-term value of Centex by providing our directors the ability to make the best decision for the stockholders if we are faced with an unsolicited takeover proposal. In such event, the board is able to use the time afforded by the classified board structure to consider alternative proposals, and, if it chooses, to negotiate on an arms-length basis for the best result for all stockholders.
     If the board were not classified, a potential acquirer could gain control of Centex by replacing a majority of the board (if not the entire board) with its own slate of nominees at a single annual meeting. The replacement board could then approve a takeover proposal from the acquirer even if the price did not adequately value Centex. The board believes the current classified board structure improves its ability to protect Centex’s long-term value, but the structure does not prevent the acquisition of Centex on terms acceptable to our stockholders.
     Similarly, a classified board reduces our vulnerability to coercive tactics by short-term-oriented stockholders who may seek, through a combination of threatened or actual proxy contests and accumulation of sizeable minority positions, to force a sale of Centex or restructuring or recapitalization transactions that may be in the interest of the stockholder proponent but not in the best interest of Centex or our stockholders.

     The board believes the benefits of a classified board do not come at the cost of directors’ accountability to stockholders. All of the members of the board, except our chief executive officer, are independent. The board continues to be accountable to our stockholders and committed to sound corporate governance practices. The board believes accountability depends upon the selection of responsible and experienced individuals, not on the length of a director’s term. The same fiduciary duties and standards of performance of directors apply regardless of length of service.
     Our stockholders also have the opportunity to express their views regarding board performance and composition by replacing directors and electing alternative nominees for the class of directors to be elected each year. In addition, the board has implemented measures to further foster accountability, including the adoption of corporate governance guidelines that focus on the independence and quality of members of the board and its effective functioning and regular self-evaluations of the board, its committees and individual directors.
     In summary, the board believes that the current classified board structure benefits Centex and its stockholders substantially without compromising our directors’ accountability to our stockholders.
     Our board unanimously recommends a vote AGAINST the Board Declassification Proposal.

PART FOUR
OTHER IMPORTANT INFORMATION
STOCK OWNERSHIP
Management
     We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. The following table shows the beneficial ownership of Centex common stock as of the record date by (a) each of our directors and nominees for election, (b) each of the named executive officers listed in the Summary Compensation Table on page 60 and (c) all our directors, nominees and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect to the shares.

Beneficial Ownership

		Amount and Nature of Beneficial Ownership (#) (1)
		Common Stock
		Beneficially
		Owned,
		Excluding
		Options,	Stock Options		Restricted
		Restricted	Exercisable		Stock Units	Total
		Stock and	Within		Vested Within	Common Stock
		Restricted	60 Days of	Restricted	60 Days of	Beneficially	Percent
Name	Position	Stock Units (2)	Record Date (3)	Stock (4)	Record Date (5)	Owned (6)	of Class
Barbara T. Alexander	Director	38,090	51,177	6,006	0	95,273	*
David L. Barclay	President, Western	27,426	295,186	0	11,179	333,791	*
	Region, of Centex Homes (7)
Juan L. Elek	Director	3,000	28,501	8,006	0	39,507	*
Timothy R. Eller	Chairman of the	743,736	1,931,600	13,008	0	2,688,344	2.1%
	Board, Chief
	Executive Officer and Director (8)
Ursula O. Fairbairn	Director	1,000	11,798	6,006	0	18,804	*
Thomas J. Falk	Director	7,000	18,098	6,006	0	31,104	*
Clint W. Murchison, III	Director	144,540	109,420	6,006	0	259,966	*
Frederic M. Poses	Director	3,000	28,421	8,006	0	39,427	*
James J. Postl	Director	1,500	16,058	6,006	0	23,564	*
David W. Quinn	Director	258,879	98,659	6,006	0	363,544	*
Matthew K. Rose	Director	0	6,822	4,690	0	11,512	*
Thomas M. Schoewe	Director	13,127	24,001	6,006	0	43,134	*
Catherine R. Smith	Executive Vice	3,643	11,743	104,682	0	120,068	*
	President and Chief
	Financial Officer
Robert S. Stewart	Senior Vice	59,780	299,498	7,321	0	366,599	*
	President – Strategy,
	Marketing, Sales and
	Corporate Development
Brian J. Woram	Senior Vice	43,475	201,961	10,067	0	255,503	*
	President and Chief Legal Officer
All directors, nominees and executive officers as a group (17 persons)		1,352,187	3,254,360	241,444	11,179	4,859,170	3.8%

* Less than 1%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, pursuant to which a person is deemed to have “beneficial ownership” of shares of Centex common stock for which that person has or shares the power to vote or dispose of those shares, or has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Centex common stock held by each person or group of persons named in the table, any shares as to which that person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or persons.

(2)	The amounts shown in this column include the following shares of Centex common stock: (a) shares held for the accounts of these individuals in the Centex Corporation Common Stock Fund under the Saving for Retirement Plan, as follows: Mr. Barclay – 3,174 shares; Mr. Eller – 12,653 shares; and Mr. Woram – 187 shares; and all directors and executive officers as a group – 16,014 shares; and (b) shares held by a family limited partnership in which these individuals have or share voting or investment power, as follows: Mr. Eller – 164,800 shares (which shares are pledged as collateral for a loan to such family limited partnership); Mr. Falk – 7,000 shares; Mr. Murchison – 128,948 shares; and all directors and executive officers as a group – 300,748 shares.

(3)	The amounts shown in this column consist of shares of Centex common stock that may be acquired by these individuals pursuant to the exercise of stock options granted to them under our 1987 Stock Option Plan, 1998 Employee Non-Qualified Stock Option Plan, 2001 Stock Plan or 2003 Equity Plan and exercisable on May 19, 2008 or within 60 days thereafter. For Mr. Murchison, the number of stock options beneficially owned includes options for 64,216 shares held by his family limited partnership.

(4)	The amounts shown in this column consist of shares of restricted Centex common stock held by these individuals, which vest over time according to the schedule set forth in the restricted stock award. The restricted stock is subject to forfeiture and may not be sold or transferred during the vesting period. Holders of shares of restricted stock have the right to vote and receive dividends on the shares.

(5)	The amounts shown in this column consist of shares of Centex common stock that these individuals have the right to receive upon payout of restricted stock units they held that were vested on May 19, 2008 or will vest within 60 days thereafter. The restricted stock units were awarded to Mr. Barclay under our 2003 Equity Plan. The restricted stock units vest over time according to the schedule set forth in the restricted stock unit award agreement. Holders of stock units do not have the right to vote or receive dividends on the shares until vested units are converted into shares.

(6)	The amounts shown in this column consist of all common stock, options, restricted stock and restricted stock units beneficially owned by these individuals.

(7)	Mr. Barclay is the president, western region of Centex Real Estate Corporation, the managing general partner of Centex Homes, our homebuilding subsidiary, and has responsibility for the western region of Centex Homes. When referring to Mr. Barclay’s title, we use Centex Homes instead of Centex Real Estate Corporation.

(8)	Mr. Eller also serves as our president and chief operating officer.
Principal Stockholders
     The following table sets forth information regarding the only persons or entities we know of who beneficially own more than 5% of our common stock as of the date set forth in the applicable footnote.
Principal Stockholders

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Legg Mason Capital Management, Inc. and LMM LLC (3)	15,789,575	(1)	12.78%	(1)
100 Light Street Baltimore, MD 21202
FMR LLC and Edward C. Johnson 3d (4)	12,225,399	(1)	9.90%	(1)
82 Devonshire Street Boston, MA 02109
Hotchkis and Wiley Capital Management, LLC (5)	10,127,940	(2)	8.20%	(2)
725 S. Figueroa St., 39th Floor Los Angeles, CA 90017
Oppenheimer Capital LLC (6)	7,964,924	(1)	6.45%	(1)
1345 Avenue of the Americas, 49th Floor New York, NY 10105
Barclays Global Investors, N.A. and certain of its affiliates (7)	7,678,978	(1)	6.22%	(1)
45 Fremont Street San Francisco, CA 94105

(1)	Represents the number of shares beneficially owned as of December 31, 2007 for each person, entity or group divided by the number of shares of Centex common stock issued and outstanding on the record date, May 19, 2008.

(2)	Represents the number of shares beneficially owned as of April 30, 2008 for each person, entity or group divided by the number of shares of Centex common stock issued and outstanding on the record date, May 19, 2008.

(3)	Based solely on information contained in Amendment No. 3 to a Schedule 13G filed jointly by the reporting entities with the SEC on February 14, 2008 with respect to shares of Centex common stock beneficially owned. The Schedule 13G/A discloses that the reporting entities, taken as a whole, have sole voting power over no shares, shared voting power over 15,789,575 shares, sole dispositive power over no shares, and shared dispositive power over 15,789,575 shares.

(4)	Based solely on information provided in a Schedule 13G filed jointly by FMR, LLC (“FMR”) and Edward C. Johnson 3d (“Mr. Johnson”) with the SEC on January 10, 2008, with respect to shared Centex common stock beneficially owned. The Schedule 13G discloses that (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment advisor, beneficially owns 11,871,000 shares as a result of providing investment advisory services to various investment companies. Mr. Johnson and FMR, through their control of Fidelity and the Fidelity funds, each has sole power to dispose of these shares. The sole power to vote or direct the voting of these shares resides with the funds’ boards of Trustees; (ii) Pyramis Global Advisors, LLC (“Pyramis Advisors”), an indirect wholly-owned subsidiary of FMR and an investment advisor, beneficially owns 1,000 shares. Mr. Johnson and FMR, through their control of Pyramis Advisors, each have sole dispositive power with respect to these shares and sole power to vote or to direct the voting of these shares; (iii) Pyramis Global Advisors Trust Company (“Pyramis Trust”), an indirect wholly-owned subsidiary of FMR and a bank, beneficially owns 85,099 shares. Mr. Johnson and FMR, through their control of Pyramis Trust, each has sole dispositive power with respect to the shares and sole power to vote or to direct the voting of these shares; and (iv) Fidelity International Limited (“FIL”), an investment advisor, is the beneficial owner of 268,300 shares. FIL has sole dispositive power with respect to these shares, FIL has sole power to vote or direct the voting of 225,100 of these shares and no power to vote or direct the voting of 43,200 of these shares. Fidelity has the same address as FMR. The address of Pyramis Advisors and Pyramis Trust is 53 State St., Boston, MA 02109. The address of FIL is Penbrook Hall, 42 Crow Ln., Hamilton, Bermuda.

(5)	Based solely on information contained in Amendment No. 4 to a Schedule 13G filed by the reporting entity with the SEC on May 9, 2008 with respect to shares of Centex common stock beneficially owned. The Schedule 13G/A discloses that the reporting entity has sole voting power over 6,227,800 shares, shared voting power over no shares, sole dispositive power over 10,127,940 shares, and shared dispositive power over no shares.

(6)	Based solely on information contained in Amendment No. 2 to Schedule 13G filed by the reporting entity with the SEC on April 18, 2008 with respect to shares of Centex common stock beneficially owned. The Schedule 13G/A disclosed that the reporting entity has sole voting power of 5,686,012 shares, shared voting power over no shares, sole dispositive power over 7,964,924 shares, and shared dispositive power over no shares.

(7)	Based solely on information contained in a Schedule 13G filed jointly by Barclays Global Investors, N.A. (“Barclays N.A.”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, Ltd. (“Barclays Investors”), Barclays Global Investors Japan Trust and Banking Company Limited (“Barclays Japan Trust”), Barclays Global Investors Japan Limited (“Barclays Japan Limited”), Barclays Global Investors Canada Limited (“Barclays Canada”), Barclays Global Investors Australia Limited (“Barclays Australia”), and Barclays Global Investors (Deutschland) AG (“Barclays AG”), with the SEC on February 8, 2008, with respect to shares of Centex common stock beneficially owned. The Schedule 13G discloses that (i) Barclays N.A. has sole voting power over 4,629,399 shares, shared voting power over no shares, sole dispositive power over 5,407,029 shares, and shared dispositive power over no shares; (ii) Barclays Advisors has sole voting power over 1,415,371 shares, shared voting power over no shares, sole dispositive power over 1,415,371 shares, and shared dispositive power over no shares; (iii) Barclays Investors has sole voting power over 475,936 shares, shared voting power over no shares, sole dispositive power over 580,709 shares and shared dispositive power over no shares; (iv) Barclays Japan Limited has sole voting power over 190,869 shares, shared voting power over no shares, sole dispositive power over 190,869 shares and shared dispositive power over no shares; (v) Barclays Canada has sole voting power over 85,000 shares, shared voting power over no shares, sole dispositive power over 85,000 shares, and shared dispositive power over no shares; and (vi) Barclays Japan Trust and Barclays Australia and Barclays AG, had no sole or shared voting power or sole or shared dispositive power with respect to shares of Centex common stock. The address of Barclays Advisors is 45 Fremont St., San Francisco, CA 94105. The address of Barclays Investors is Murray House, 1 Royal Mint Court, London, England EC3N 4HH. The address of Barclays Japan Trust and Barclays Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan. The address of Barclays Canada is Brookfield Place, 161 Bay St., Toronto, Canada Ontario M5J 2S1. The address of Barclays Australia is Level 43, Grosvenor Place, 225 George St., Sydney, Australia NSW 1220. The address of Barclays AG is Apianstrasse 6, D-85774, Unterfohring, Germany.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
     This compensation discussion and analysis is intended to provide investors with an understanding of our compensation policies and decisions regarding our named executive officers for fiscal 2008. Our named executive officers are our chief executive officer, chief financial officer and our three other most highly compensated executive officers. These individuals are named in the Summary Compensation Table on page 60.
     We will discuss and analyze the following topics in this compensation discussion and analysis, beginning on the indicated page:

•	Compensation Governance	44
•	Recent Changes to Compensation Practices	44
•	Compensation Philosophy	45
•	Compensation-Setting Decisions for Fiscal Year 2008	47
•	Fiscal 2008 Performance	52
•	CEO Compensation	52
•	Other Executive Officer Compensation	54
•	Termination and Change in Control Arrangements	55
•	Perquisites	56
•	Executive Compensation for Fiscal Year 2009	56
•	Additional Compensation Information	57
Compensation Governance
     The compensation committee is currently comprised of directors Fairbairn (Chair), Elek and Rose, each of whom is independent under the NYSE listing standards and Section 162(m), and each of whom is a “non-employee director” under Rule 16b-3 under the Securities Exchange Act. As described under “Compensation Committee” on page 9, the composition of the committee and its chair changed during the fiscal year.
     The committee authorizes all awards under our incentive-based and equity-based compensation plans and operates under a written charter adopted by the board. The committee is responsible for approving compensation awarded to all of our executive officers, including the named executive officers.
The duties of the committee are summarized under “Compensation Committee” on page 9.
Recent Changes to Compensation Practices
     Over the past several years, there have been many changes in general industry, including homebuilding, practice in executive compensation. On at least an annual basis, we and the committee review our compensation practices in light of industry changes. Based on our reviews, we make changes to our compensation practices when we and the committee believe that such changes would be consistent with our goals of rewarding performance and retaining talented employees. The following is a summary of some of the compensation changes that have been implemented in recent years. We and the committee believe that the changes align pay with performance and tie compensation and pay with stockholders’ interests.
•	Beginning in fiscal 2006, we began a process to reduce the amount of short-term and long-term incentive compensation awards for all our executives to better align them with competitive levels. The amounts awarded for fiscal 2008 are significantly lower than the amounts awarded for fiscal 2005.

•	In June 2006, we adopted a severance policy for the named executive officers and certain other executives that reduces the amount of cash severance payments payable upon a termination of employment to no more than 2.99 times the prior year’s total compensation. See “Executive Severance Policy” on page 77.

•	In February 2007, we implemented a “claw-back policy” pursuant to which the board may recoup the compensation paid to certain employees in certain circumstances if our financial statements are restated. See “Policy on Recoupment in Restatement Situations” on page 65.

•	In February 2007, the committee adopted a plain-English charter to govern its activities, which is available on our web site at www.centex.com in the Investors area (Governance subsection).

•	In our pay planning for fiscal 2008, we began to target the pay levels of more executives at median with better-defined comparators.

•	Beginning in fiscal 2008, we separated the calculation of short-term incentive compensation (which continues to be determined based on specific financial and other performance goals) from that of long-term incentive compensation (which is now awarded at the beginning of the fiscal year, and payable based on achievement of performance goals set out in the award or through the appreciation of the value of stock). See “Process” on page 47. In addition, we increased the proportion of performance-based awards that we grant, in contrast to awards that vest based solely on time. For example, our long-term performance units, which we refer to as an LTPU or LTPUs, awarded beginning in May 2007, which comprise roughly one-half of the long-term awards for our senior executives, are performance-based, with payment dependent on Centex’s performance over a three-year period. See “Long-Term Awards for Fiscal 2008” on page 54.

•	Beginning in fiscal 2008, we capped bonuses payable under our annual incentive compensation plan at 200% of the applicable target.

•	In fiscal 2008, we increased the proportion of performance-based awards that we grant, in contrast to awards that vest based solely on time. For example, our long-term performance units, which we refer to as an LTPU or LTPUs, awarded beginning in May 2007, which comprise roughly one-half of the long-term awards for our senior executives, are performance-based, with payment dependent on Centex’s performance over a three-year period. See “Long-Term Awards for Fiscal 2008” on page 54.

•	In 2008, we extended our stock ownership guidelines down to a greater percentage of long-term eligible employees and added a hold feature under which awarded shares must be held, and the after-tax value of stock option exercises and LTPU cash payments must be used to acquire shares, until the guideline is met.
Compensation Philosophy
     Purpose. Our executive compensation and benefits programs are designed to create stockholder value by attracting, motivating and retaining highly effective senior executives. The committee believes that the skill and work of these executives are crucial to sustained long-term company performance and to the achievement of our strategic objectives. We continue to seek and hire the best talent. We are consistently ranked among the most admired companies in the homebuilding industry according to Fortune magazine. Our training and development programs have also been recognized by leading industry trade publications.
     Elements of Compensation. To attract and retain highly effective executives and to motivate them to create stockholder value, we offer the principal categories of compensation listed in the following table, which also provides additional information regarding how our compensation program is designed to achieve these objectives:

Element	Objectives Achieved	Purpose	Target Competitive Position
Base salary	• Attraction of qualified candidates • Competitive practice	Provide annual cash income based on: • level of responsibility, performance and experience • comparison to market pay information	• Compared to median of homebuilding peer group and general industry • Actual salary will vary based on the individual’s performance and experience in the position
Annual cash incentive	• Pay-for-performance	Motivate and reward achievement of the following annual performance goals:	• Target compared to median of homebuilding peer group and general industry with adjustments as performance merits
• corporate key metrics
		• other corporate and strategic goals	• Payout will vary based on actual performance
• performance of the business unit or function of the individual, as applicable
Long-term equity and other incentives	• Stockholder alignment • Focus on long-term success • Pay-for-performance • Retention	Provide an incentive to create stockholder value and to achieve our long-term objectives through awards of: • performance-based share units • stock option grants • restricted stock awards
•   Target compared to median of homebuilding peer group and general industry with adjustments as performance merits
•   Payout will vary based on actual stock performance
•   Payout of performance-based share units will also vary based on actual company performance

Retirement benefits	• Retention	Provide competitive retirement benefit plans through 401(k) /profit sharing plan	• Benefits comparable to those of homebuilding peer group
Perquisites	• Competitive practice	Encourage focus on business operations and, where required, for competitive practice	• Programs for executive officers reviewed by the committee annually
Post-termination compensation (change in control, severance and retirement)	• Retention	Encourage attraction and retention of executives critical to our long-term success and competitiveness:	• Programs for executive officers reviewed by the committee

•   executive severance plan, which provides eligible executives with payments and benefits in the event of certain involuntary terminations, including following a change in control (subject to committee approval at certain levels)

• executive change in control agreements providing for only a tax gross-up for certain “excess compensation” resulting solely from accelerated vesting in certain change in control events

     Philosophy and Principles. The committee makes decisions relating to executive compensation that reflect its market-driven, performance-based, shareholder-aligned philosophy, as well as practical considerations relating to the need to attract and retain high quality executives. The committee designed executive pay for fiscal 2008 according to the following principles:
•	Market Comparisons — We compare ourselves to both industry-specific peers and general industry peers for compensation and benefits comparison purposes.
•	Key operations positions (i.e., Mr. Eller and Mr. Barclay) are compared primarily against industry-specific practices, with consideration given to general industry practices.

•	Key functional positions (i.e., Ms. Smith, Mr. Stewart and Mr. Woram) are compared primarily against general industry practices, with consideration given to industry-specific practices.
•	Competitive Pay Targets — Pay levels are initially targeted at the median of the relevant industry-specific or general industry peer group (market median) for expected levels of performance (market median), with the opportunity for the committee to adjust pay to significantly exceed, or be significantly lower than, the market median when merited by performance. For purposes of setting individual compensation potentials, pay levels include base salary, short-term incentive compensation, and the grant date value of long-term awards.

•	Performance Target Setting — Performance is measured against both absolute performance standards and the performance of our peers. Absolute performance standards are determined taking into account expected levels of competitive performance.

•	Performance Metrics — Short-term incentive compensation will be based on short-term financial and operational metrics that ultimately drive long-term stockholder value. Long-term performance metrics, when applicable, will be longer-term (typically three years) measures of financial and operational performance that drive long-term stockholder value.

•	Level of Organizational Performance — All executives have a portion of their incentive compensation, including long-term compensation, focused on overall company performance. Each executive’s short-term incentive compensation primarily reflects the company’s total results, except for the portion related to his or her performance development plan.

•	Mix of Pay — The amount of at-risk compensation reflects each position’s degree of impact on business results. The committee believes that, in the case of the named executive officers, approximately 50% of total pay (exclusive of base salary) at expected performance levels should consist of long-term incentive compensation.
     Process. The committee generally reviews and makes determinations regarding base salary, short-term incentives and long-term incentives on an annual basis in accordance with a pre-determined process. For example, in recent years, the committee has typically established performance goals and targets for short-term incentives and long-term incentives in the first quarter of the applicable fiscal year and has approved grants (or payout) of those incentives after the end of the fiscal year based on achievement of the pre-established goals. Before fiscal 2008, short-term and long-term incentives were awarded based on the same performance goals. Beginning in fiscal 2008, the committee decided to separate short-term and long-term incentives. As a result, short-term incentives are paid in May after the end of the fiscal year based on company performance under the previously established goals and targets. Long-term incentives are awarded independent of the prior year’s performance, to motivate future performance and for retention purposes, although payout of the awards is conditioned on performance over the future period or increase in the price of Centex common stock. The awards are typically made within a range established at the beginning of the year. May 2007 was a transition award period as part of the long-term awards were for the prior year’s results (i.e., options and restricted awards), while the LTPU awards were made for future performance.
     On a less frequent basis, the committee typically evaluates and revises other benefits, such as those provided under plans and arrangements available to a broad range of employees. A detailed description of the process followed by the committee in setting compensation for fiscal 2008 is presented below.
     Decisions. The committee attempts to make compensation decisions consistent with the foregoing philosophy and principles. The committee is willing to make adjustments to pay, including exercising negative discretion, and make additional awards of short-term and long-term incentive compensation to executives, when it is appropriate to do so. Such adjustments and awards may be needed to attract or retain key executives or recognize outstanding performance, even if company performance is below expectations, or to pay less if performance is below expectations.
Compensation-Setting Decisions for Fiscal Year 2008
     For fiscal 2008, the compensation-setting process for the named executive officers involved the following steps:
•	At the beginning of the fiscal year: (1) setting overall company or business unit performance goals for the year, and (2) setting individual levels of target short-term incentive compensation for the year and a range of value of potential long-term awards to be awarded after the end of the year (unrelated to the fiscal year’s performance, but related to future years’ performance).

•	After the end of the fiscal year: (3) measuring actual performance and comparing it to the approved performance metrics to determine individual compensation potentials under the performance plan, and then exercising discretion to reduce the amounts, if appropriate, and (4) awarding long-term incentive compensation to the named executive officers.

These steps are described in more detail below.
     Market Comparison. We review competitive compensation data from both (1) the homebuilding industry and (2) non-homebuilding industry companies, or “general industry companies,” to establish base salary ranges, total annual short-term incentive compensation targets and total direct compensation targets for our senior executives. For fiscal 2008 the homebuilding industry competitors considered, or “homebuilding peer group,” consisted of the 12 largest by total revenue publicly-owned homebuilding companies other than Centex. The companies in this group were: Beazer, D. R. Horton, Hovnanian, KB Home, Lennar, MDC, Meritage, NVR, Pulte, Ryland, Standard Pacific and Toll Brothers. Specifically, we reviewed the compensation of these competitors’ named executive officers to compare base salary and incentive compensation potentials for Mr. Eller and Mr. Barclay.
     In addition to data available in competitors’ proxy materials, we reviewed data from leading executive compensation surveys on industrial companies, the majority of which are non-homebuilding companies, with revenues from $10 billion to $20 billion. This range was consistent with prior practice and budgeted operating results for fiscal 2008.
     We believe these are the appropriate groups against which to evaluate our executive compensation because they consist of organizations against whom we compete for executive talent. We review the comparison groups annually, and we revise them as appropriate so that they continue to represent organizations with which we compete for executive talent in the marketplace. Evaluating our compensation programs in comparison to these other groups helps us assess whether the compensation we pay is reasonable and competitive in the marketplace.
     Setting Performance Goals. Early in the fiscal year, the committee, working with senior management and the committee’s compensation consultant, reviewed our projected performance for the current fiscal year. The committee also reviewed the comparative company data described above to establish levels of target short-term incentive compensation and the range of value of potential long-term incentive compensation awards. The committee also compared our projected performance for the fiscal year to the anticipated performance of the homebuilding peer group for a comparable period of time, drawing on publicly available (and the compensation consultant’s estimates of) earnings per share guidance and housing starts for the comparison. Then the committee set performance goals, which are the ranges of performance standards (also called metrics) for which the executives would be paid short-term incentive compensation.
     For fiscal 2008, the committee established the following categories of performance goals and relative weights for the named executive officers:

			Catherine
			R. Smith,
			Robert S.
			Stewart,
	Timothy R.	David L.	and Brian
Goals	Eller	Barclay	J. Woram
Corporate key financial goals	100%	25%	75%
Other corporate financial and strategic performance goals	—	25%	25%
Performance of business unit	—	50%	—
Total	100%	100%	100%
     The committee established these allocations to strike an appropriate balance between aligning the executives with our overall corporate objectives and with individual performance accountability for each executive’s area of responsibility. The committee determines each year the split between corporate and business unit or function performance goals based on its assessment of the appropriate balance.
CORPORATE KEY FINANCIAL GOALS:
•	Operating income, which consists of earnings from continuing operations before income taxes from Centex as a whole for fiscal 2008.

•	Asset turnover, which consists of total Centex revenue divided by average net assets for fiscal 2008.
We chose operating income because it is critical to our stockholder-aligned earnings per share and it is the best measure of the health of our business. We chose asset turns to help drive short-term cash generation and to motivate reduction of inventory for cash generation. The two in combination were designed to create a balance between generating operating profit and generating cash.
OTHER CORPORATE FINANCIAL AND STRATEGIC PERFORMANCE GOALS:
In order to better guide personal and company performance and personal development, we established a procedure at the beginning of fiscal 2008 for each executive (other than the CEO) to develop with his or her supervisor an individual performance development plan, which includes action items specifically designed for the executive. Executives are to meet with their supervisor at the beginning of the year when the plan is being developed, at midyear, for a mid-point performance review, and at the end of the year to summarize progress.
As part of the performance development plans, the chief executive officer established other corporate financial and non-financial strategic performance goals that are intended to challenge our executives and to motivate them to stretch to exceed our long-term objectives. These goals, intended to further align compensation with achieving the goals of our business plan, included:
•	strategy execution

•	process improvement

•	cost reduction

•	talent development and management
Actual performance in these areas is reviewed by the chief executive officer following the end of the fiscal year, and he makes a recommendation to the committee regarding his assessment of the named executive officers’ performance of those goals.
PERFORMANCE OF BUSINESS UNIT OR FUNCTION:
Certain executives have a portion of their performance goals determined by reference to the performance of the business unit or function that they supervise. This year, Mr. Barclay was the only named executive officer who had specified performance goals determined by business unit performance, which were (with the relative weights noted in parentheses):
•	Operating margin for the western region of Centex Homes (40%);

•	Customer satisfaction for the western region, which was determined by the J.D. Power and Associates Home Builder Customer Satisfaction Ratings for the homebuilding locations in the western region as of November 2007, when we discontinued our subscription to this survey (20%); and

•	Asset turnover of the western region, which consists of total revenue of the western region divided by average net assets for the western region for fiscal 2008 (40%).
     Balance of Short-Term and Long-Term Compensation. In setting fiscal 2008 compensation for our named executive officers, the committee focused on total direct annual compensation, which consists of:
•	Annual cash compensation (base salary and short-term incentive compensation (cash bonus)); and

•	Long-term equity and performance-based incentive compensation.
     As described above, the committee established a target short-term incentive (cash bonus) award that would be paid for each of the named executive officers based on the applicable performance metrics and the performance development plan.
     The committee also established ranges of value (expressed in dollars) of potential long-term awards that it would consider making. The ranges of potential long-term awards were established by reference to the total pay comparative information but were not derived by a formula as the short-term compensation component had been designed (and as prior years’ incentive compensation had been designed). The committee has authority to determine long-term compensation awards made to the named executive officers. The plan design anticipated that the long-term awards for the named executive officers would be in the form of stock options and performance-based LTPUs to encourage a performance-oriented environment.
     Setting Individual Compensation Potentials. As it set performance goals, the committee also set individual compensation potential for each executive. The financial reward varied by individual executive according to relevant factors, such as competitive pay information for that position in the homebuilding peer group or general industry comparator group, tenure, experience, critical role, individual performance and retention.
     The named executive officers’ short-term incentive compensation potentials were established under (a) our Annual Plan, a stockholder-approved plan that provides for annual performance-based incentive compensation awards, such as cash bonuses, and (b) our 2003 Equity Plan, a stockholder-approved plan that provides for grants of stock options, other equity awards, and performance awards, including cash awards.
     Consistent with its approach to total direct annual compensation, the committee established fiscal 2008 total direct annual compensation targets for each of our named executive officers, as follows:

		Target	Target	Target
		Short-	Long-	Total
		Term	Term	Direct
		Incentive	Incentive	Annual
	Base	Compen-	Compen-	Compen-
Name	Salary ($)	sation ($)	sation ($)	sation ($)
Timothy R. Eller	920,000	4,000,000	4,000,000	8,920,000
Catherine R. Smith (1)	525,000	656,250	1,700,000	2,928,250
David L. Barclay	475,000	1,900,000	2,000,000	4,375,000
Robert S. Stewart	390,000	390,000	800,000	1,580,000
Brian J. Woram	450,000	562,500	800,000	1,812,500

(1)	Ms. Smith’s base salary was increased to $572,000 effective October 16, 2007.
     These targets formed the basis for the committee’s compensation decisions in fiscal 2008 and the committee believes that the fiscal 2008 target amounts established were appropriate and consistent with our compensation objectives.
     The target short-term incentive compensation is a percentage of the executive’s base salary. The range of possible payouts is expressed as a percentage of the target level and was determined with the objective of encouraging a performance-oriented environment. The target payment amounts and range of possible payouts for the short-term incentive compensation for fiscal 2008 were as follows:

	Target Payment
Name	Amount	Possible Payout
Timothy R. Eller	435%	0% - 200% of target payment amount
Catherine R. Smith	125%
David L. Barclay	400%
Robert S. Stewart	100%
Brian J. Woram	125%
     The fiscal 2008 target amounts differ from the amounts set forth in the Summary Compensation Table on page 60 because:
•	Base salaries are adjusted on approximately June 1 of each year, while the Summary Compensation Table includes actual salaries paid for the full fiscal year.

•	Short-term incentive compensation is included at the target level, while the Summary Compensation Table reflects the actual amount awarded for fiscal 2008.

•	Long-term incentive awards are valued at the full grant date value instead of the amounts required to be included in the Summary Compensation Table. Accounting rules require long-term awards that vest over multiple years to be expensed in equal annual portions over the vesting period, so that expense appears in later years.
•	In setting total annual direct compensation targets, the committee does not include deferred compensation earnings or other compensation (including bonuses paid by reference to stock options awarded in 1998), although those amounts are required to be included in the Summary Compensation Table.
     Consultant Involvement. Senior management furnishes the committee with projections of company performance and other information throughout the compensation-setting process. Senior management also makes recommendations to the committee regarding compensation plan design, including metrics, performance goals, target awards and incentive compensation potentials, except for the chief executive officer. In formulating its recommendations to the committee, management relied on compensation information and advice provided to it by Frederic W. Cook & Co. and Towers, Perrin, Forster & Crosby.
     Separate from management’s engagement of its compensation consultants, the committee selected and engaged Mercer LLC as its compensation consultant for fiscal 2008. Mercer reported directly and exclusively to the committee on matters of compensation for the named executive officers.
     The scope of Mercer’s engagement by the committee included:
•	Conducting a review of the competitive market and peer data (including base salary, annual incentive targets, long-term incentive targets and estimated performance data) for our CEO and his direct reports (including the named executive officers);

•	At the committee’s request, reviewing and commenting on recommendations by management concerning executive pay programs, including pay philosophy, pay levels, incentive pay mix, program changes and redesign, special awards, change in control provisions, promotions, retirement, compensation trends, etc., as desired by the committee; and
•	Reviewing and commenting on the committee’s report for the proxy statement.
     The committee’s compensation consultant attended all meetings of the committee. The consultant also conducted education sessions on executive compensation for committee members, and provided peer and general industry benchmarking information for director compensation.
     In March 2008, the committee agreed to engage Frederic W. Cook & Co. to replace Mercer as its compensation consultant effective in May 2008. For this reason, senior management has discontinued using Cook as management’s compensation consultant. Cook, as the committee’s independent compensation consultant, will report directly and exclusively to the committee and will be prohibited from performing any services for Centex that are not requested by the committee.
     Tally Sheets. When making compensation decisions, the committee analyzes individual executive officer tally sheets, which are prepared by management and reviewed by the committee’s compensation consultant. Each of these tally sheets presents the dollar amount of each component of the named executive officers’ compensation, including current cash compensation (base salary and short-term incentive compensation), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation. The committee uses tally sheets to understand how its compensation decisions may affect each officer’s total compensation in a particular year and over a multi-year period. Tally sheets are also used to determine how current pay decisions could affect potential future post-termination payments, such as retirement benefits and severance payments.
     The overall purpose of these tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation for named executive officers, as well as information about wealth accumulation, so that the committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of current and projected future compensation.
     In making its compensation decisions, the committee noted that the compensation analysis included in the tally sheets reviewed, and the compensation actually awarded, differed materially from the compensation required to be disclosed under SEC rules in the Summary Compensation Table on page 60. That table includes the compensation expense for option and stock awards for fiscal 2008 under FAS 123R, many of which were awarded in prior fiscal periods. For example, the committee noted that for most of the named executive officers a large component of the compensation listed under the Stock Options column related to compensation expense for stock options awarded between 2005-2007 but these stock options currently represent little or no value to management since the exercise prices were well above the market price at March 31, 2008, the date on which the compensation table information was determined.
     Committee Discretion. The committee retains the right to use its discretion to award amounts below the computed compensation plan payouts when it believes that a lower award amount is appropriate. In addition, the committee may make other or non-performance-based awards of short-term and long-term incentive compensation if the committee concludes that such awards are in Centex’s best interests, such as where they are necessary to attract or retain key executives and other employees. In the past, the committee has used its discretion to set the compensation of a newly hired executive, such as when Ms. Smith was hired in 2006.
Fiscal 2008 Performance
     The following summarizes the performance during fiscal 2008 on the performance goals:
CORPORATE KEY FINANCIAL GOALS:
In fiscal 2008, the key financial goals at the corporate level, the potential payout multiple for achieving these goals (as a percentage of target), and the actual fiscal 2008 results as determined by the committee, were as follows:

	Potential Payout
	as % of Target
	0%	100%	200%	Actual
Operating income	$0	$256 MM	$420 MM	-$2,875 MM
Asset turns	0.50	1.00	1.20	1.10
OTHER CORPORATE FINANCIAL AND STRATEGIC PERFORMANCE GOALS:
The chief executive officer in consultation with the committee assessed performance against the other corporate financial and strategic performance goals included in the performance development plans of the other named executive officers. The committee reviewed the rating assigned by the CEO as the supervisor for each of the other named executive officers under the individual performance development plans. The committee concurred with the ratings and the short-term incentive compensation to be awarded as a result of the individual performance. Although the committee did not focus on each of the specific goals included in the performance development plans, the committee believed that the plans had met their intended purpose and that the rating and corresponding incentive compensation credit were appropriate under the circumstances. The committee determined that most of these goals were successfully achieved or exceeded, and that some progress was made on the other goals.
PERFORMANCE OF BUSINESS UNIT OR FUNCTION:
In fiscal 2008, 50% of the short-term incentive compensation for Mr. Barclay was determined under the key financial goals relating to the Centex Homes western region. The potential payout multiple for achieving these goals (as a percentage of target), and the actual fiscal 2008 results as determined by the committee, were as follows:

	Potential Payout
	as % of Target
	0%	100%	200%	Actual
Operating margin	<-1.0%	2.6%	6.3%	-51.0%
Customer satisfaction	<8.2	8.5	9.1	9.1
Asset turns	<1.00	1.20	1.40	1.12
     At the beginning of the year when the committee established the corporate key financial goals (and the related business unit goals for Mr. Barclay), the committee understood that we might incur land impairment charges during the fiscal year but did not know how much they would be. The initial goals excluded the impact of land impairment charges on the corporate key financial goals (and related business unit goals) in determining payouts and the committee intended to review all performance both with and without impairments. As the year progressed, impairment charges became significant, as well as their corresponding impact on asset turns and potential payouts. As a result, the committee determined, and communicated to management, that the committee would include impairment charges (consistent with our GAAP financial statements) when the initial payout amounts were determined for performance with the goals. After the end of the year, when the complete financial results were determined, and for the reasons described more fully below, the committee used negative discretion to reduce the applicable payout levels for the named executive officers and the other bonus-eligible employees (both as a pool and with respect to individual results) for achievement with respect to the goals.
CEO Compensation
     The committee regards compensation of the chief executive officer to be among its most important responsibilities. The chief executive officer should be both motivated and properly rewarded by our incentive compensation programs. The committee provides incentives for the chief executive officer to lead the business in a direction that will maximize stockholder value over the long-term, not just the next year. The committee rewards the chief executive officer for performance consistent with the business plan and with the board’s expectations.
     Mr. Eller, our chief executive officer, has no employment agreement with us. He participated with other executive officers under a performance plan based on the corporate key financial goals discussed above. Although we reported a loss from continuing operations during fiscal 2008, we achieved a 1.1 aggregate asset turnover rate, had cash flow from operations of almost $1.5 billion and achieved many of our business goals. We recently sold a non-core business, HomeTeam Services, at a profit, and arranged for the sale of numerous non-core real estate projects. In addition, Mr. Eller was instrumental in initiating a business process review that will benefit us for years to come. For example, we are implementing dramatic changes to our scheduling and construction processes to make them more efficient and cost effective. Those steps collectively created a strong cash balance at the beginning of fiscal 2009 and help position Centex for the future.
     The following table summarizes the payout opportunities and shows the actual payout of short-term incentive (annual cash bonus) for the CEO for fiscal 2008:

Calculated
Short-Term
		Incentive	Actual
	Target	Compensation	Short-Term
	Short-Term	per Plan	Incentive
	Incentive	(including	Compensation
Name	Compensation ($)	impairments) ($)	Payout ($)
Timothy R. Eller	4,000,000	3,000,000	0
     After considering our performance, the relative performance of the homebuilding peer group, the compensation paid to other homebuilding executives in recent quarters and the other factors described below, the committee awarded Mr. Eller no short-term incentive compensation or bonus for fiscal 2008. His target bonus for the fiscal year was $4,000,000. Our CEO did not receive a cash bonus for the fiscal year (or for the prior fiscal year) because the board and the committee did not feel that the significant earnings loss for the year warranted an annual cash award. Although the board and the committee were pleased with the operational improvements made by Centex, the actual financial results did not warrant a short term award.
     In May 2007, the committee awarded Mr. Eller stock options, for fiscal 2007, and a LTPU with a target grant date value of $2,000,000, for fiscal 2008. For additional information, see “Grants of Plan-Based Awards for Fiscal Year 2008” on page 66. In May 2008, the committee awarded long-term incentive compensation to Mr. Eller consisting of stock options (50%) and LTPUs (50%) measured by performance in respect of fiscal years 2009 to 2011.
     The following table summarizes the committee’s principal compensation decisions for the CEO at its last three annual compensation-setting meetings.

Timothy R. Eller – CEO
Principal Compensation Committee Decisions
	Cash-Based		Long-Term Awards
		Short-	Grant
		Term	Date Fair	Other
		Incentive	Value of	Long-
	Base	Compen-	Stock	Term
Meeting	Salary	sation	Options	Awards
Date	($)	($)	($)	($) (1)	Total ($)
May 06	920,000	10,633,500	5,316,744	5,316,756	22,187,000
May 07	920,000	0	1,500,000	2,000,000	4,420,000
May 08	920,000	0	2,000,000	2,000,000	4,920,000

(1)	For 2006, consisted of restricted stock and deferred cash awards; for 2007 and 2008, consisted of LTPUs.
     Mr. Eller received an annual base salary of $920,000 in fiscal 2007 and fiscal 2008 (determined by the committee in May 2006 and May 2007, respectively). In May 2008, the committee decided not to change Mr. Eller’s annual base salary for fiscal 2009.
     Based on information provided by Mercer, one of the committee’s compensation consultants, Mr. Eller’s base salary remains below the 25th percentile of the range of estimated 2009 base salaries of chief executive officers in the homebuilding peer group, and his total direct pay package for fiscal 2008 (consisting of his base salary, and the grant date fair value of his May 2007 stock option award and LTPU award) is between the 25th percentile and the median of estimated 2008 compensation packages of chief executive officers in the homebuilding peer group.
     Mr. Eller’s total annual compensation is determined by the committee in the same manner as the total annual compensation of the other named executive officers, based on the policies and process described above. The disparities in Mr. Eller’s total compensation as compared to that of the other named executive officers exist because his responsibilities are greater and his ability to impact the future of Centex is greater.
     The average total direct target compensation awarded to the named executive officers was 38% of the total compensation of the CEO; Ms. Smith’s, Mr. Barclay’s, Mr. Stewart’s, and Mr. Woram’s total compensation consisted of 52%, 47%, 23% and 28% of Mr. Eller’s total compensation, respectively. The committee believes that these compensation relationships effectively reflect each named executive officer’s level of responsibility and our core compensation philosophy.
Other Executive Officer Compensation
     Measuring Performance and Establishing Awards. After the end of fiscal 2008, management computed the amounts of short-term incentive compensation under the pre-approved plans based on the business results. With respect to the corporate key financial goals and the performance of business unit goals, management also provided computations showing the impact of removing land-related impairment charges from our financial results. The committee reviewed actual performance (both with and without impairment charges) against the performance goals established at the beginning of the fiscal year and determined and certified the short-term incentive compensation award that was earned under the key financial goals (and the performance of business unit goals for Mr. Barclay) for each executive under the respective target. The committee considered the performance on the other corporate financial and strategic performance goals, as expressed by the chief executive officer in his assessment of the performance development plans of the other named executive officers.
     The committee reviewed and certified the calculated short-term incentive compensation in light of a number of factors: our total company performance, our performance after taking into account impairment charges and other special charges this year, our relative performance against the peer homebuilders, and the incentive compensation paid to other homebuilding executives during recent quarters. The committee discussed the calculated incentive compensation with the committee’s compensation consultant. The committee also discussed the projected incentive compensation of the named executive officers with the CEO.
     After the discussions, the committee decided to exercise discretion to reduce the calculated short-term incentive compensation for all of the named executive officers. In setting the short-term compensation of the named executive officers (other than the CEO, which is described on page 52), the committee considered company performance but also wanted to recognize certain individual key accomplishments. For example, the committee considered Mr. Barclay’s special contributions in the areas of strategic sales of non-core assets, Mr. Stewart’s special contributions with respect to the sale of our HomeTeam Services business and the realignment and reduction of marketing expenditures, and Mr. Woram’s leadership and supervision of all of our major divestiture transactions this past year.
     Short-Term Incentive Payouts for Fiscal 2008. The following table summarizes the payout opportunities and shows the actual payout of short-term incentive (annual cash bonus) for the named executive officers (other than the CEO) for fiscal 2008:

		Calculated
		Short-Term
		Incentive	Actual
	Target	Compensation	Short-Term
	Short-Term	per Plan	Incentive
	Incentive	(including	Compensation
	Compensation	impairments)	Payout
Name	($)	($)	($)
Catherine R. Smith	656,250	533,000	492,188
David L. Barclay	1,900,000	1,240,000	340,000
Robert S. Stewart	390,000	317,000	244,000
Brian J. Woram	562,500	457,000	352,000
Because Ms. Smith had been guaranteed a 75% of target incentive compensation for fiscal 2008 in her offer letter when she joined Centex in October 2006, the committee awarded her short-term incentive compensation at this level of $492,188. These amounts will be paid to the named executive officers by June 15, 2008.
     Long-Term Awards for Fiscal 2008. Consistent with its new long-term award philosophy, at the beginning of fiscal 2008, the committee approved a LTPU award that will be determined based on relative peer performance and change in the price of Centex common stock. The performance goals for the LTPU awards, and the potential payout multiple for achieving these goals, were as follows (with the relative weights noted in parentheses):

	Potential Payout
	as % of Target
	0%	100%	200%
Relative EPS growth (50%)	9th place	5th place	1st place
Relative Return on Equity (50%)	9th place	5th place	1st place
We chose these relative metrics as largely external views of our performance and we felt those two measures were most aligned with stockholder interests.
     The LTPU plan peer group is comprised of a subset of the homebuilding peer group and includes: Beazer, D. R. Horton, Hovnanian, KB Home, Lennar, MDC, Pulte, and Ryland. We used total revenue and similarity to our business model as the primary criteria in selecting these companies. The eight companies in this peer group, along with Centex, generated the highest total revenue of all publicly-owned U.S. homebuilders at the beginning of the period of time being compared.
     The committee awarded LTPUs to the named executive officers (other than the CEO) in May 2007 with target values of the following amounts:

Name	LTPU Award ($)
Catherine R. Smith	949,986
David L. Barclay	1,499,971
Robert S. Stewart	549,985
Brian J. Woram	799,956
     The number of LTPUs awarded will be adjusted for the relative performance and then multiplied by the closing price of Centex common stock on the NYSE on the last day of the performance period (unless another date applies due to an involuntary termination or a change in control). Performance unit amounts earned generally will be payable in cash in May 2010.
     During the fiscal year, in October 2007, the committee also awarded Ms. Smith 76,628 shares of restricted stock (with an aggregate grant date value of $2,000,000) as a retention award. The shares of restricted stock vest at the rate of 25% per year on each of the first four anniversaries of the date of grant.
     Information about long-term compensation awards made in May 2008 is included under “Executive Compensation for Fiscal Year 2009” on page 56.
Termination and Change in Control Arrangements
     We have no employment arrangements with our CEO or any of the other named executive officers.
     We have an executive severance policy that applies to the CEO, the other named executive officers and a large number of other executives. We believe our severance policy is generally consistent with those maintained by our peer companies and is important for attracting and retaining executives who are critical to our long-term success and competitiveness. The executive severance policy was entered into in order to clarify benefits that would be paid upon a termination of employment of existing executives. The committee considered the aggregate potential obligations of Centex in the context of the desirability of terminating the individual. The executive severance policy was developed by management and the committee, with the input of the committee’s compensation consultant, and was not the result of arms-length negotiations between the committee and those executives to be covered by the policy. The components of the severance policy were determined by the committee to best promote the objectives stated above. For additional information concerning the policy, see “Executive Severance Policy” on page 77.
     Under the terms of our equity-based compensation plans and our executive severance policy, the CEO and the other named executive officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment (with and without cause) and upon a change in control. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail under “Termination and Change in Control Tables” on page 73.
     Centex has entered into change in control agreements with the named executive officers to provide a tax gross up if certain deemed payments upon a change in control cause taxable income to the executive. The gross-up covers only applicable excise taxes (and incremental income taxes on excise tax reimbursements). With respect to these change in control provisions, the committee examined the relative costs of these arrangements in light of the expected benefit in a change in control transaction, and determined that the benefits that would be derived are in the best interest of the named executive officers and Centex. Based on current market prices, we do not believe that we would be required to make any tax gross up payments under these arrangements to the named executive officers in a change in control. The committee also noted that its changes in the incentive compensation structure in fiscal 2008 to (a) separate short-term and long-term awards, (b) remove long-term awards from formulaic grants, and (c) readjust for fiscal 2008 the incentive compensation potentials for all the named executive officers, materially reduced the amounts payable to the CEO and the named executive officers in the various termination and change in control scenarios as of March 31, 2008 over the amounts disclosed in the prior year.
Perquisites
     We have provided our CEO and the other named executive officers with several perquisites, including automobile allowances or use of a company car, country club or health club memberships, personal physical examinations, personal use of company-owned or leased aircraft and personal use of tickets to various sporting and entertainment events that were purchased, but not used, for business purposes, varying in certain degrees among the executives. We have provided perquisites as a means of providing additional compensation to the named executive officers, through the availability of benefits that are convenient for the executives to use when faced with the demands of their positions. However, in light of current business conditions and the current levels of compensation for our named executive officers, during fiscal 2008 the committee reviewed our policies regarding the availability of perquisites going forward for fiscal 2009, and limited many of the perquisites that we historically provided. Our corporate jet was sold during fiscal 2008 and we retain only a fractional interest in a jet owned by a third party. The committee anticipates limited personal use of the leased aircraft by management. Further, we typically will not provide any gross up payments for taxes incurred by the named executive officers in connection with any personal use of the aircraft. Automobile allowances and use of company cars are being phased out for the named executive officers during fiscal 2009. The committee intends to review our policies with respect to perquisites on a regular basis and to consider whether, and to what extent, it may be appropriate for the named executive officers to discontinue use of the perquisites.
Executive Compensation for Fiscal Year 2009
     Principles. Our executive compensation strategy and principles for fiscal 2009 are identical to our fiscal 2008 principles, except that beginning in fiscal 2009, long-term incentive compensation awards will be made without regard to prior year performance.
     Base Salary Adjustment. In May 2008, the committee decided not to increase the base salary of any named executive officers for fiscal 2009.
     Short-Term Incentive Compensation. In May 2008, the committee approved performance-based formulas for determining the amounts of short-term incentive compensation (cash bonus) to be paid to the named executive officers for fiscal 2009. The corporate key financial goals for fiscal 2009 short-term incentive compensation are earnings from continuing operations before taxes and impairment charges and cash flow for the fiscal year. We changed our metrics from asset turns to cash flow because the significant amount of impairment charges in the prior fiscal year made it difficult to accurately measure on a short-term basis and we now have better visibility into our cash generation at a neighborhood level. In addition, customer satisfaction is a factor that could result in a reduction in short-term incentive compensation for all named executive officers if certain levels are not maintained. Consistent with fiscal 2008, 25% of each named executive officer’s short-term incentive compensation (other than the CEO) will be based on the results of his or her individual performance development plan for fiscal 2009.

     In May 2009, the committee will determine whether these performance goals have been satisfied, will determine the payouts under the performance plans and will have the discretion to reduce the amount of the short-term compensation to be paid to the named executive officers based on our overall performance and other factors. If performance goals are met, awards will be paid in cash in the first two and one-half months of fiscal 2010.
     Long-Term Incentive Compensation. In May 2008, the committee also considered long-term incentive compensation awards to the named executive officers. These awards are made independent of the prior fiscal year’s performance goals, and are to align management with stockholder interests, motivate future performance and for retention purposes. The committee reviewed the range of potential long-term awards that it established at the beginning of fiscal 2008 and considered our overall performance for fiscal 2008, the individual performance of the named executive officers, and other factors. The committee decided to award long-term incentive compensation to the named executive officers within the range of the potential long-term awards that the committee established at the beginning of the fiscal year. The value of the awards was consistent with our competitive pay targets, and were as follows:

	Grant Date	Target Value
	Fair Value of	of Long-Term
Name	Stock Options ($)	Performance Units ($)
Timothy R. Eller	2,000,000	2,000,000
Catherine R. Smith	750,000	750,000
David L. Barclay	750,000	750,000
Robert S. Stewart	250,000	250,000
Brian J. Woram	300,000	300,000
     The awards consisted of stock options (50%) and LTPUs (50%). The committee made the awards in this mix for the following reasons: stock options are traditionally a means of motivating management to increase company performance as the value of those awards is generated primarily through appreciation in a company’s stock price. The LTPUs also enhance performance motivation since the ultimate payout is based both on company stock performance as well as relative performance against peer companies, as noted below.
     The stock options vest in installments of one-third of the total amount awarded on each of March 31, 2009, 2010 and 2011. All of the stock options have a seven-year term. For this purpose, the options were valued using the Black-Scholes valuation method and have an exercise price equal to the closing sale price of Centex common stock on the NYSE on the date of grant. The awards were made under our 2003 Equity Plan or 2001 Stock Plan. The 2001 Plan is a separate stockholder-approved plan under which nonqualified stock options and restricted stock awards may be granted to our officers, key employees and directors.
     The LTPUs were substantially identical to the awards made in May 2007 except that there is a single performance goal, which is total stockholder return, and the performance measurement period is the three fiscal years ending March 31, 2011.
     The performance goals for the LTPU awards, and the potential payout for achieving these goals, were as follows:

	Potential Payout
	as % of Target
	0%	25%	100%	200%
Relative total shareholder return (expressed as a percentile)	<25th	25th	50th	100th
     The dollar value of these LTPU awards was divided by the 30-day average closing sale price of Centex common stock on the NYSE preceding the beginning of the April 1, 2008 performance period to determine the target number of LTPUs. The LTPUs have a three-year cliff vesting period ending on March 31, 2011 and will be subject to adjustment upward (up to 200%) or downward (to zero) from the target number at the end of the three-year performance period based on our relative stockholder return compared to the LTPU plan peer group. The adjusted number of LTPUs will generally be multiplied by the 30-day average closing sale price of Centex common stock on the NYSE preceding the end of the performance period and the resulting value (if any) will be paid in cash. The LTPU awards were granted under our 2003 Equity Plan.
Additional Compensation Information
     Use of Compensation Consultants. As previously discussed, the committee selected and engaged Mercer LLC (formerly Mercer

Human Resources Consulting), a subsidiary of Marsh & McLennan Companies, Inc., as its compensation consultant for fiscal 2008. In this role, the committee asked Mercer (among other things) to review management’s compensation recommendations for the named executive officers, other than the CEO.
     Senior management relied upon other consultants for information and advice in formulating its compensation recommendations to the committee. Mercer provided services to senior management not related to executive compensation as well as a survey and benchmark information on director pay for the governance committee. Marsh & McLennan was also an insurance broker for certain insurance and surety bonds obtained by Centex and its subsidiaries, using separate teams of people under separate management.
     Role of the Chief Executive Officer in Compensation Decisions. Our chief executive officer makes a recommendation to the committee each year on the appropriate target total annual compensation (including the short-term and long-term incentive compensation awards) to be paid to our named executive officers, excluding himself. The committee makes a final determination of the target total annual compensation (and the individual short-term and long-term awards) to be awarded to each executive officer, including our chief executive officer, based on the committee’s determination of how that compensation will aid in achieving the objectives of our compensation policies. Although our chief executive officer typically attends committee meetings, none of the other named executive officers is present during the portion of the committee’s meetings when compensation for these named executive officers is set. In addition, the chief executive officer is not present during the portion of the committee’s meetings when his compensation is set.
     Policy Regarding Grant of Equity Awards. We have adopted a policy regarding the grant of equity awards under our various equity plans that generally provides for the award of stock options and other long-term awards at the committee’s meeting in May, except for director equity awards that are made in July. We do not have any process or practice to time the grant of equity awards in advance of our release of earnings or other material non-public information. Additional information concerning our policy is included under “Policy Regarding Grant of Equity Awards” on page 67.
     Policy on Recoupment in Restatement Situations. As described above, a significant percentage of our executive officer compensation is incentive-based. This is an important aspect of our “pay-for-performance” culture. The determination of the extent to which the incentive objectives are achieved is based on our published financial results and the committee’s ability to exercise negative discretion. Under our policy on recoupment in restatement situations, which is included in our corporate governance guidelines, if our financial results are restated due to fraud or intentional misconduct, the committee will review any incentive compensation paid or awarded to our officers who may have been responsible for the fraud or intentional misconduct that caused the need for the restatement. The committee will, to the extent permitted by applicable law, in all appropriate cases, require recoupment of any unearned amounts paid or awarded as incentive compensation to the officer under certain circumstances. In addition, the Sarbanes-Oxley Act of 2002 mandates that the chief executive officer and the chief financial officer reimburse us for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct. Additional information concerning our policy is included under “Policy on Recoupment in Restatement Situations” on page 65.
     Target Stock Ownership Guidelines. We strongly believe that the financial interests of our executives should be aligned with those of our stockholders. Accordingly, the committee has established stock ownership guidelines for our corporate officers, including the named executive officers. All executive officers (other than our controller) are expected to own common stock in an amount equivalent to three times his or her annual base salary. The chief executive officer is expected to own an amount of our common stock that is five times his or her annual salary. Failure to attain target stock ownership levels within five years of becoming subject to the guideline can result in the reduction of future long-term incentive awards granted to the executive. The stock ownership levels specified by the guidelines have been met or exceeded by each of the named executive officers. In determining whether our stock ownership guidelines have been met, time-vested restricted stock and stock units are considered as being owned.
     In 2008, the board and the committee reviewed our stock ownership guidelines. Based on the review, the ownership requirement was modified to include all employees of Centex and its subsidiaries at a level of vice president and higher. No changes were made to the ownership levels for the named executive officers. The board also added a hold feature under which until the stock ownership guidelines have been met, persons subject to the guidelines must retain shares awarded and must use the after-tax value of stock option exercises and the payout of LTPUs settled in cash to acquire additional shares of our common stock.
     Tax Deduction for Executive Compensation. Section 162(m), as clarified by the Internal Revenue Service, generally disallows a federal income tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and three other most highly compensated executive officers, other than its chief financial officer, at the end of any fiscal year. However, the regulation exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
     Our policy is to have compensation programs that recognize and reward performance that increases our value, and, to the extent consistent with this policy, to seek to maintain the favorable tax treatment of that compensation. We believe, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it is in our and our stockholders’ best interests to provide compensation to selected executives even if it is not deductible.
     We initially designed our incentive compensation performance plan for fiscal 2008 with the intent that any incentive compensation paid to named executive officers for the fiscal year under the corporate key financial goals and business unit goals would be fully deductible. However, the committee changed the manner in which impairment charges impacted compensation payouts. Therefore, the short-
term incentive compensation in the form of cash bonuses to the named executive officers do not qualify as exempt performance-based compensation under Section 162(m). Accordingly, the tax deductibility of the awards may be limited. The committee concluded that the potential adverse tax impact of awarding the bonuses was not significant enough to limit the awards, which were made in large part to encourage the retention of the executives.
Compensation and Management
Development Committee Report
     The Compensation and Management Development Committee has reviewed and discussed with management and the committee’s compensation consultants the “Compensation Discussion and Analysis” on pages 44 – 59.
     Based on the review and discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 filed with the SEC.
The Compensation and Management
Development Committee:
Ursula O. Fairbairn (Chair)
Juan L. Elek
Matthew K. Rose
     The Compensation and Management Development Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the Compensation and Management Development Committee Report by reference therein.

Compensation Tables
Summary Compensation Table
     The following table sets forth information concerning the compensation for the last two fiscal years awarded to or earned by the individual who served as our chief executive officer during fiscal 2008, the individual who served as our chief financial officer during fiscal 2008 and our three other most highly compensated executive officers at the end of fiscal 2008. We refer to these individuals as the named executive officers.
     The supplemental tables presented in the footnotes to the Summary Compensation Table are provided as additional information for our stockholders and are not intended as a substitute for the information presented in the Summary Compensation Table, which is required by the SEC’s rules.
Summary Compensation Table

							Change in
							Pension
							Value and
							Non-
						Non-Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and	Fiscal		Bonus	Awards	Awards	sation	Earnings	sation
Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	Total ($)
Timothy R. Eller,	2008	920,000	—	6,762,321	3,701,346	216,459	8,254	1,600,477	13,208,857
Chairman, Chief Executive	2007	920,000	—	6,260,982	4,669,196	325,253	—	100,519	12,275,950
Officer, Director
Catherine R. Smith,	2008	542,375	492,188	693,533	321,872	—	—	25,546	2,075,514
Executive Vice President and	2007	229,167	1,085,595	130,002	130,002	—	—	179,352	1,754,118
Chief Financial Officer
David L. Barclay,	2008	470,833	—	978,152	843,098	405,193	2,523	166,211	2,866,010
Co-President/Co-Chief Operating	2007	450,000	—	909,076	987,871	113,765	—	26,839	2,487,551
Officer – Centex Homes
Robert S. Stewart,	2008	380,000	—	450,665	602,159	283,239	1,166	22,360	1,739,589
Senior Vice President – Strategy,	2007	330,000	—	449,025	832,804	54,166	—	29,912	1,695,907
Marketing, Sales and Corporate Development
Brian J. Woram,	2008	437,500	—	455,006	465,715	371,902	764	107,284	1,838,171
Senior Vice President and	2007	375,000	—	380,912	492,793	25,925	—	29,639	1,304,269
Chief Legal Officer

(1)	The amount shown for Ms. Smith for fiscal 2008 represents her guaranteed short-term incentive compensation cash award for such fiscal year. The amount shown for Ms. Smith for fiscal 2007 represents (a) the $300,000 starting bonus she received when she joined Centex in October 2006, (b) the $500,000 initial cash award she received in two installments on November 1, 2006 and April 1, 2007 and (c) her guaranteed short-term incentive compensation cash award for fiscal year 2007 of $285,595 paid in May 2007. Except for Ms. Smith, the named executive officers did not receive payments that would be characterized as “Bonus” payments for purposes of this column. They did, however, receive cash incentive compensation awards for fiscal 2008, which are reported in the Non-Equity Incentive Plan Compensation column.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year in accordance with FAS 123R of restricted stock, restricted stock unit and LTPU awards, and thus includes amounts for awards granted in and/or prior to the applicable fiscal year. Assumptions used in the calculation of these amounts are included in footnote (K) to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and in footnote (K) to our audited financial statements for fiscal 2007 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

Grant Date Fair Value vs. Market Value of “Stock Awards”. Due to the decline in our stock price, if the stock awards for which expenses are shown in this column were valued in accordance with the market value of Centex’s common stock as of March 31, 2008 rather than the grant date fair value reflected in the Summary Compensation Table, their valuations would differ as shown in the following supplemental table.

Value of Stock Awards vs. FAS 123R Expense (Supplemental Table)

	Based on Grant Date Fair Value (a)			Based on 3/31/08 Market Value ($24.21) (b)
	May 2008	Prior Year		May 2008	Prior Year
Name	Grants ($)	Grants ($)	Total	Grants ($)	Grants ($)	Total
Timothy R. Eller	1,027,569	5,734,752	6,762,321	1,027,569	2,914,915	3,942,484
Catherine R. Smith (c)	433,526	260,007	693,533	389,176	119,946	509,122
David L. Barclay	318,765	659,387	978,152	289,792	285,221	575,013
Robert S. Stewart	135,851	314,814	450,665	116,344	135,084	251,428
Brian J. Woram	199,499	255,507	455,006	170,235	110,052	280,287

(a) Reflects values in the Stock Awards column of the Summary Compensation Table.
(b) Does not reflect any change of value due to the performance features of the May 2007 LTPUs.
(c) Includes value of October 2007 restricted stock award.

(3)	Represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year in accordance with FAS 123R of stock option awards, and thus includes amounts for awards granted in and/or prior to the applicable fiscal year. The FAS 123R expenses for option awards shown are based on the Black-Scholes valuations of stock options granted, which in turn are based on the value of Centex common stock on the date of grant, which was at higher levels than its market value as of fiscal 2008 year-end. Assumptions used in the calculation of these amounts are included in footnote (K) to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and in footnote (K) to our audited financial statements for fiscal 2007 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

Grant Date Fair Value vs. Market Value of “Option Awards”. Due to the decline in the value of Centex common stock, if the valuation for fiscal 2008 expense for the same options were based on their intrinsic value (calculated as the difference between the value of the option based upon the share price of Centex common stock as of the market close on March 31, 2008 of $24.21 and the option exercise price) rather than the FAS 123R expense, all of the same options would be “out of the money” and have no intrinsic value as reflected in the supplemental table below. For example, as shown below, the total valuation of options for Mr. Eller if based on “intrinsic” valuation would be zero, instead of the FAS 123R expense valuation amount of $3.7 million for fiscal 2008 shown in the Option Awards column of the Summary Compensation Table.
Value of Stock Options vs. FAS 123R Expense (Supplemental Table)

							FY08 Expense
			Option				Assuming
			Grant Date Fair		Intrinsic Value	FY08 Expense	Intrinsic Value
		Share Price at	Value per Share		as of	per	as of
Name	Grant Date	Grant Date ($)	($) (a)	Total Shares	3/31/08 ($)	FAS 123R ($) (b)	3/31/08 ($) (c)
Timothy R. Eller	5/12/05	57.36	22.90	216,000	—	1,681,776	—
	5/11/06	54.50	20.08	264,778	—	1,772,070	—
	5/10/07	45.53	16.61	90,307	—	247,500	—
					—	3,701,346	—
Catherine R. Smith	10/16/06	52.48	22.14	58,717	—	259,999	—
	5/10/07	45.53	16.61	22,576	—	61,873	—
					—	321,872	—
David L. Barclay	5/12/05	57.36	22.90	44,211	—	344,227	—
	5/11/06	54.50	20.08	65,295	—	436,998	—
	5/10/07	45.53	16.61	22,576	—	61,873	—
					—	843,098	—
Robert S. Stewart	5/12/05	57.36	22.90	40,000	—	311,440	—
	5/11/06	54.50	20.08	37,525	—	249,469	—
	5/10/07	45.53	16.61	15,051	—	41,250	—
					—	602,159	—
Brian J. Woram	5/12/05	57.36	22.90	19,827	—	154,373	—
	5/11/06	54.50	20.08	37,275	—	249,469	—
	5/10/07	45.53	16.61	22,576	—	61,873	—
					—	465,715	—

(a)	The option grant date fair value per share is based on the Black-Scholes option pricing model, using assumptions in the calculation of these amounts as set forth in footnote (K) to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

(b)	Reflects values under Option Awards column of the Summary Compensation Table. The fiscal 2008 expense in accordance with FAS 123R is calculated as follows: Total options multiplied by the option grant date fair value per share and divided by the number of months for the full vesting period = expense per month. For grants in fiscal 2008, the expense commenced on the grant date of May 10, 2007.

(c)	The fiscal 2008 expense assuming intrinsic value is calculated as in footnote (b) above, but uses the intrinsic value instead of the option grant date fair value.

(4)	The amounts shown as “Non-Equity Incentive Plan Compensation” consist of the following:
Non-Equity Plan Compensation (Supplemental Table)

		Short-Term (Cash)	Earnings on
	Fiscal	Incentive	Deferred Cash
Name	Year	Compensation ($) (a)	Compensation ($) (b)(c)
Timothy R. Eller	2008	—	216,459
	2007	—	325,253
Catherine R. Smith	2008	—	—
	2007	—	—
David L. Barclay	2008	340,000	65,193
	2007	19,794	93,971
Robert S. Stewart	2008	244,000	39,239
	2007	—	54,166
Brian J. Woram	2008	352,000	19,902
	2007	—	25,925

(a)	Short-term incentive compensation cash awards paid in May for services rendered in the immediately preceding fiscal year. These amounts were paid pursuant to our 2003 Equity Plan. For fiscal 2008, they are discussed in more detail under “Short-Term Incentive Payouts for Fiscal 2008” on page 54.
(b)	Represents interest earned in the applicable fiscal year on outstanding deferred cash compensation awards, and thus includes interest earned on awards granted in and/or prior to that fiscal year. Includes amounts included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table. The interest earned is also included in the Aggregate Earnings in Last Fiscal Year column of the Nonqualified Deferred Compensation table on page 71.
(c)	Deferred cash compensation awards are subject to vesting requirements and bear interest at our current blended borrowing cost, as determined quarterly by our treasurer. Such cost (on a weighted average basis) was 5.883% for fiscal 2008 and 5.821% for fiscal 2007. Payouts of vested amounts of deferred cash compensation are made upon termination of the employee’s employment or pursuant to elections made by the employee at the time of grant or at limited times thereafter. Unvested amounts are subject to forfeiture upon termination of employment, except that all amounts immediately vest if employment terminates because of death, disability or (for awards made prior to April 1, 2006) “vested retirement,” and upon a change in control of Centex. Deferred cash compensation awards are described in greater detail under “Executive Deferred Compensation Plan” on page 72.

(5)	Represents interest payments earned on prior year deferred cash compensation awards under our Executive Deferred Compensation Plan based on our current blended borrowing cost, which is in excess of an applicable federal reference point. The amounts are also included in the Non-Equity Incentive Plan Compensation column and, therefore, have been double-counted.

(6)	The amounts shown as “All Other Compensation” consist of the following:
All Other Compensation (Supplemental Table)

	Fiscal		Matching 401k	Profit Sharing Plan	SERP
Name	Year	Perquisites ($) (a)	Contributions ($) (b)	Contributions ($) (c)	Contributions ($) (d)	Other ($) (e)
Timothy R. Eller	2008	—	—	—	—	1,600,477
	2007	—	—	6,637	20,850	73,032
Catherine R. Smith	2008	10,241	4,290	—	—	11,015
	2007	177,370	—	—	—	1,982
David L. Barclay	2008	14,490	2,969	—	—	148,752
	2007	14,281	—	6,595	5,963	—
Robert S. Stewart	2008	17,596	2,925	—	—	1,839
	2007	18,012	—	6,559	3,188	2,153
Brian J. Woram	2008	14,254	3,375	—	—	89,655
	2007	17,986	—	6,574	4,200	879

(a)	Perquisites. This column relates to perquisites and other personal benefits for auto expense, club dues, annual physical exam, personal aircraft use, expenses related to our board retreats, and personal use of tickets to sporting and other events. For 2007, for Ms. Smith, this included relocation expenses and the related tax gross-up. The amounts reported for perquisites represent the incremental cost – and not the total cost – of providing the benefit to the recipient.

The following table discloses the type and amount of perquisite benefits provided to the named executive officers during fiscal 2008 if the total amount of the perquisites provided exceeded $10,000.
Perquisites for Fiscal Year 2008 (Supplemental Table)

						Personal Use
		Use of		Annual	Personal Use	of Sporting		Total
	Auto	Company Car		Physical	of Company	and Event	Tax Gross-Up	Perquisites
Name	Allowance ($)	($) (i)	Club Dues ($)	Exam ($)	Aircraft ($) (ii)	Tickets ($) (iii)	($) (iv)	($)
Catherine R. Smith	8,400	—	—	1,841	—	—	—	10,241
David L. Barclay	—	13,427	—	—	—	—	1,063	14,490
Robert S. Stewart	7,200	—	7,795	2,601	—	—	—	17,596
Brian J. Woram	6,000	—	8,254	—	—	—	—	14,254

(i)	Our incremental expense for Mr. Barclay’s use of a company car is the total annual cost of its fuel and maintenance and the annual depreciation expense for the car.

(ii)	During fiscal 2008, we sold the corporate jet owned by Centex, although we retained a partial interest in and access to a leased jet. Company aircraft is used primarily for business travel. However, there are occasions when personal use occurs. We calculate the aggregate incremental cost of personal use of company owned or provided aircraft based on our average variable operating costs for the fiscal year. Variable operating costs include fuel, maintenance, on-board catering, landing/ramp fees and other miscellaneous variable costs. The total variable operating costs for the fiscal year are divided by the number of hours our aircraft flew during the fiscal year to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use to derive the incremental cost. Because company aircraft are used primarily for business travel, the methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase or lease costs of the aircraft and non-trip related maintenance and hangar expenses. Directors, executives and their families and invited guests occasionally fly on company aircraft as additional passengers on business flights. In those cases, our aggregate incremental cost is a de minimis amount and therefore no amount is reflected in the table; however, the value of this benefit (calculated pursuant to IRS guidelines) is imputed as income to the director or executive.

(iii)	We purchase tickets to various sporting and entertainment events, which we use to promote business development and partnership building, and to promote our community involvement. If these tickets are not used for business purposes, they are made available to our employees, including the named executive officers, as a form of employee recognition and reward. There is no aggregate incremental cost to Centex if one of the named executive officers uses a ticket for personal purposes, and therefore, no amount is reflected in the table for this occasional personal use.

(iv)	Mr. Barclay receives an income tax gross-up payment associated with his personal use of a company car.
(b)	Matching 401k Contributions. Represents our matching contributions to the accounts of the named executive officers pursuant to our Saving for Retirement Plan. These contributions were made in the fourth fiscal quarter of 2008 (January – March 2008) at the times of the named executive officers’ contributions. All amounts are fully vested in the individuals, except for Ms. Smith, who is 20% vested as of March 31, 2008.

(c)	Profit Sharing Plan Contributions. Represents our contributions to, and forfeitures allocated to, the accounts of the named executive officers pursuant to our Saving for Retirement Plan. These contributions and forfeiture allocations were made in May 2007 in respect of the 2006 calendar year. All amounts are fully vested in the individuals, except for Ms. Smith, who is 20% vested as of March 31, 2008. No contributions were made in May 2008 for the 2007 calendar year.

(d)	SERP Contributions. Represents our contributions accrued to the accounts of the named executive officers pursuant to our SERP. These contributions were accrued in May 2007 in respect of the 2006 calendar year. All the amounts are fully vested in the individuals, except for Ms. Smith, who has no account balance (and would be 20% vested as of March 31, 2008). No contributions were made in May 2008 for the 2007 calendar year.

(e)	Other. Includes cash dividends received by the named executive officers in fiscal 2008 and 2007, respectively, on Centex restricted stock held by them, as follows: Mr. Eller – $10,458 and $23,824; Ms. Smith – $11,015 and $1,982; Mr. Stewart – $1,839 and $2,153; and Mr. Woram – $1,904 and $879. These dividends were paid at the same rate and on the same dates as dividends paid to our stockholders.

For Mr. Eller, Mr. Barclay and Mr. Woram, also includes cash bonuses of $1,590,019, $146,252 and $87,751, respectively, paid to them in fiscal 2008 (but awarded to them in 1998 as a tandem bonus to the stock option award) in connection with their exercise of stock options granted to them in 1998, as also reported in the Option Exercises and Vested Stock table on page 70. No compensation decisions were made by our board or compensation committee on these option awards or the tandem bonus since their award in 1998.

Discussion of Summary Compensation Table and Related Matters
     Compensation Expense
     Effective April 1, 2003, we began expensing all newly-issued stock options under the fair value measurement provisions of Statement of Financial Accounting Standards No. 123, by which we recognize compensation expense of a stock option award to an employee based on the fair value of the award on the grant date. Compensation expense of restricted stock and restricted stock unit awards to an employee is based on the stock price at grant date. Compensation expense for LTPU and deferred cash awards are based on the amount of the award. The compensation expense for stock options, restricted stock, restricted stock units, LTPUs and deferred cash is recognized over the vesting period. The expense for LTPUs must be remeasured at each reporting date until settlement, and will be based on the change in the fair market value, taking into account stock price and relative performance.
     FAS 123R requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS 123R supersedes APB No. 25 and Statement of Financial Accounting Standards No. 123 and is effective for annual periods beginning after June 15, 2005. We adopted FAS 123R as of January 1, 2006.
     Medical Bridge Plan
     Our group medical plan and the Medical Bridge Plan were amended effective January 1, 2008 to eliminate after that date health coverage for non-employee directors.
     Our group medical benefits plan includes a feature, which we refer to as the Medical Bridge Plan, under which a retired long-term employee or director may continue his or her coverage under the group medical plan. To be eligible for this coverage, a retired employee must be at least 55 years of age with at least ten years of service and have a minimum annual base salary at retirement of $100,000 (as adjusted annually for cost of living increases). Our chief executive officer, or the chief executive officer of the applicable subsidiary, and the plan administrator must also approve the employee’s coverage. Coverage for employees begins upon completion of COBRA coverage. To be eligible for coverage as a retired director, the plan administrator must approve the director’s coverage and the director must have been covered under our group medical plan at the time of his or her retirement from the board. Coverage for directors begins upon retirement or expiration or termination of COBRA coverage, at the director’s election.
     Participating employees and directors must pay premiums to maintain coverage under the Medical Bridge Plan. The premium rate for retired employees and directors is double the applicable COBRA rate. Coverage under the Medical Bridge Plan for retired employees continues until the employee reaches age 65 or becomes eligible for Medicare coverage. Coverage for retired directors continues until age 75. Retired employees and directors may also elect coverage for their dependents.
     Policy on Recoupment in Restatement Situations
     Our corporate governance guidelines include a policy for recoupment of an officer’s or employee’s incentive compensation in cases involving a restatement of our financial results. If our financial results are restated due to fraud or intentional misconduct, the board or an appropriate committee of the board will review any incentive compensation paid or awarded to the officers or employees who may have been responsible for the fraud or intentional misconduct. The board or committee will, to the extent permitted by law, in all appropriate cases, require recoupment of any unearned amounts paid or awarded as incentive compensation to the officer or employee, if:
•	the board or committee concludes in good faith that the person engaged in fraud or intentional misconduct that caused or partially caused the need for the restatement;

•	the amount of the incentive compensation was calculated upon the achievement of financial results that were subsequently the subject of a restatement; and

•	the amount of the incentive compensation that would have been awarded to the person had the financial results been properly reported would have been lower than the amount actually awarded.
     The board will not seek to recover incentive compensation awarded more than three years prior to the date the applicable restatement is disclosed. For purposes of the policy, “incentive compensation” includes cash bonus, restricted stock, restricted stock units, stock options, deferred cash compensation and other long-term measures, and the proceeds from any exercise or sale of any of these, and, to the extent specified in any severance policy or severance agreement, cash severance benefits.

Grants of Plan-Based Awards in Fiscal Year 2008
     The following table shows information with respect to grants of plan-based awards made to the named executive officers in fiscal 2008.
Grants of Plan-Based Awards

			Estimated			Estimated						All Other
			Possible Payouts			Possible Payouts			All Other Stock Awards:			Option
			Under Non-Equity			Under Equity			Number of Shares			Awards:		Grant
		Approval	Incentive Plan Awards (1)			Incentive Plan Awards (2)			of Stock or Units			Number	Exercise	Date
		Date if										of	or Base	Fair Value
		Different									Restricted	Securities	Price of	of Stock
		from							Restricted		Stock	Underlying	Option	and Option
	Grant	Grant	Thresh-	Target	Maxi-	Thresh-	Target	Maxi-	Stock		Units	Options	Awards	Awards
Name	Date	Date (3)	old ($)	($)	mum ($)	old ($)	($)	mum ($)	(#) (4)		(#) (5)	(#) (6)	($/Sh)	($) (7)
Timothy R. Eller	5/10/07											90,307	45.53	1,500,000
	5/17/07		0	4,000,000	8,000,000	0	2,000,000	—
Catherine R. Smith	5/10/07								8,236					374,985
	5/10/07											22,576	45.53	374,987
	5/17/07		0	656,250	1,312,500	0	950,000	—
	10/26/07	10/10/07							76,628	(8)				2,000,000
David L. Barclay	5/10/07										8,236			374,985
	5/10/07											22,576	45.53	374,987
	5/17/07		0	1,900,000	3,800,000	0	1,500,000	—
Robert S. Stewart	5/10/07								5,490					249,960
	5/10/07											15,051	45.53	249,997
	5/17/07		0	390,000	780,000	0	550,000	—
Brian J. Woram	5/10/07								8,236					374,985
	5/10/07											22,576	45.53	374,987
	5/17/07		0	562,500	1,125,000	0	800,000	—

(1)	Represents the potential non-equity incentive compensation (expressed as a dollar value) each executive could earn for fiscal 2008 under the performance goals established under our fiscal 2008 short-term incentive compensation program, as described under “Setting Performance Goals” on page 48. These awards were granted in early fiscal 2008 under our Annual Plan and 2003 Equity Plan. At the time of the grant, the incentive compensation award could range from the threshold amount of zero (the minimum amount payable) to 200% of target, depending on the extent to which the applicable performance goals were achieved. By virtue of the terms of Ms. Smith’s offer letter, the minimum amount of cash bonus that she is to receive in fiscal 2008 is 75% of the target amount. This guaranteed amount was paid and is reflected in the Bonus column in the Summary Compensation Table on page 60.

The Annual Plan and 2003 Equity Plan contain limitations on the awards that can be paid out or granted under the plans. In addition, the compensation committee had discretionary authority to reduce the amount of awards earned under the short-term incentive compensation program.

The actual non-equity incentive compensation awards made to the executives named in the table for fiscal 2008 are not included in the table because the awards were made in May 2008 after the end of the fiscal year. These awards are described under “Short-Term Incentive Payouts for Fiscal 2008” on page 54 and are included in the Non-Equity Incentive Plan Compensation column (in the Bonus column for Ms. Smith) in the Summary Compensation Table on page 60.

(2)	Represents the potential equity incentive plan compensation (expressed as a dollar value) each executive could earn under LTPUs established under the 2003 Equity Plan. The LTPUs were awarded in May 2007 and will be paid in cash in May 2010 provided the goals are met. At the time of grant, the performance awards could range from the threshold amount of zero to 200% of target, depending on our relative performance on two performance metrics against our peers, and would be further adjusted by the change in price of Centex common stock between the date of grant and March 31, 2010. The performance metrics are earnings per share growth and return on equity. These awards are described under “Long-Term Awards for Fiscal 2008” on page 54.

(3)	This restricted stock award to Ms. Smith was approved by the committee on October 10, 2007 and ratified by our independent directors. In accordance with our policies regarding the grant of equity awards other than at the annual, first quarter meeting of the committee (described on page 67), the committee specified the third business day after our second quarter fiscal 2008 earnings release as the grant date for this award. This award is described under “Long-Term Awards for Fiscal 2008” on page 54.

(4)	Shares of restricted stock awarded in May 2007 for performance in fiscal 2007. The awards were made under the 2003 Equity Plan. The restricted stock vests at the rate of 33 1/3% per year on each of March 31, 2009, 2010 and 2011. The unvested restricted stock is forfeited if we cease to employ the holder before the vesting date. All shares of restricted stock vest immediately upon the holder’s death or disability or upon a change in control of Centex. Holders of restricted stock have the right to vote and receive dividends on the shares.

(5)	Restricted stock units awarded in May 2007 for performance in fiscal 2007. The awards were made under the 2003 Equity Plan. The stock units represent the right to receive on the payout date specified in the award a number of shares of Centex common stock equal to the number of units awarded, subject to vesting requirements. The units do not entitle the recipients to receive dividends or to any other rights as a stockholder. The units vest at the rate of 33 1/3% per year on each of March 31, 2009, 2010 and 2011.

(6)	Options granted in May 2007 for performance in fiscal 2007. The options were granted under the 2003 Equity Plan or the 2001 Stock Plan. The options vest at the rate of 33 1/3% per year on each of March 31, 2009, 2010 and 2011. All the options have a seven-year term.

(7)	The grant date fair value of the restricted stock, restricted stock unit or stock option awards computed in accordance with FAS 123R.

(8)	Shares of restricted stock awarded to Ms. Smith in October 2007. The award was made under the 2003 Equity Plan. The restricted stock vests at the rate of 25% per year on each of the first four anniversaries of the date of grant. The unvested restricted stock is forfeited if we cease to employ Ms. Smith before the vesting date. All shares of restricted stock vest immediately upon her death or disability or upon a change in control of Centex. Ms. Smith has the right to vote and receive dividends on the shares.

Discussion of Plan-Based Awards Table and Related Matters
     Policy Regarding Grant of Equity Awards
     We make equity awards to enhance the link between the creation of stockholder value and long-term incentive compensation, provide an opportunity for increased equity ownership by employees and directors and maintain competitive levels of total compensation.
     All equity awards are made by the committee under the terms of our equity plans. The committee has established practices and procedures to guide its decisions on the grant of equity awards. Equity awards to employees generally will be made once each fiscal year at a meeting of the committee held in the first quarter of the fiscal year. The meeting will be held from three to 30 business days after our earnings release for the fourth quarter of the prior fiscal year. The committee may make exceptions to these guidelines for new hires, promotions and other special circumstances. Equity awards approved at meetings other than the annual, first quarter meeting will have the grant date specified by the committee that is no earlier than the third business day following the date of issuance of our next earning’s release.
     Equity awards to non-employee directors generally will be made once each fiscal year at a meeting of the committee held in connection with our annual meeting of stockholders. The meeting will be held from three to 30 business days after our earnings release for the first quarter of the current fiscal year. However, if the meeting is not held within that time frame, the grant date of the equity awards to the directors will be a specified date after the meeting at which they were approved that is within that time frame. The committee may make exceptions to these guidelines for new non-employee directors and special circumstances.
     The date on which an equity award is granted is the date specified in the resolutions of the committee authorizing the grant. The grant date must fall on or after the date on which the resolutions are adopted by the committee. For stock options, the exercise price cannot be less than the fair market value of a share of our common stock on the date of grant. Fair market value is defined generally in the plans as the closing sale price of the common stock as reported on the NYSE on the date of grant.

     Except as described above, we do not have any program, plan or practice to time the grant of equity awards in coordination with the release of material non-public information. We try to make equity awards at times when they will not be influenced by scheduled releases of information. We do not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

Outstanding Stock Option Awards at Fiscal 2008 Year-End
     The following table shows information with respect to the outstanding stock option awards held by the named executive officers at March 31, 2008.
Outstanding Stock Option Awards

		Option Awards (1)
		Number of Securities
		Underlying Unexercised Options (#)
				Option	Option
Name	Grant Date	Exercisable	Unexercisable	Exercise Price ($)	Expiration Date
Timothy R. Eller	4/1/99	355,518		16.23	4/1/09
	4/1/00	344,408		10.72	4/1/10
	4/1/02	404,402		22.68	4/1/09
	5/14/03	218,754		31.84	5/14/10
	5/14/04	216,000		45.24	5/14/11
	5/12/05	216,000		57.36	5/12/12
	5/11/06	176,518	88,260	54.50	5/11/13
	5/10/07	-	90,307	45.53	5/10/14
Catherine R. Smith	10/16/06	11,743	46,974	52.48	10/16/13
	5/10/07	-	22,576	45.53	5/10/14
David L. Barclay	4/1/99	33,330		16.23	4/1/09
	4/1/00	29,774		10.72	4/1/10
	4/1/02	25,776		22.68	4/1/09
	5/14/03	81,548		31.84	5/14/10
	5/14/04	37,017		45.24	5/14/11
	5/12/05	44,211		57.36	5/12/12
	5/11/06	43,530	21,765	54.50	5/11/13
	5/10/07	-	22,576	45.53	5/10/14
Robert S. Stewart	5/15/00	66,660		10.69	5/15/10
	4/1/02	66,660		22.68	4/1/09
	5/14/03	53,328		31.84	5/14/10
	5/14/04	48,000		45.24	5/14/11
	5/12/05	40,000		57.36	5/12/12
	5/11/06	24,850	12,425	54.50	5/11/13
	5/10/07	-	15,051	45.53	5/10/14
Brian J. Woram	4/1/99	26,664		16.23	4/1/09
	4/1/00	33,330		10.72	4/1/10
	4/1/02	39,330		22.68	4/1/09
	5/14/03	41,996		31.84	5/14/10
	5/14/04	15,964		45.24	5/14/11
	5/12/05	19,827		57.36	5/12/12
	5/11/06	24,850	12,425	54.50	5/11/13
	5/10/07	-	22,576	45.53	5/10/14

(1)	The stock options become exercisable in accordance with the vesting schedule below.

Grant Date	Vesting Schedule
5/11/2006	33 1/3% per year on March 31, 2007, 2008 and 2009
10/16/2006	20% per year beginning on the first anniversary of the date of grant
5/10/2007	33 1/3% per year beginning on the second anniversary of the date of grant

Outstanding Stock Awards at Fiscal 2008 Year-End
     The following table shows information with respect to the outstanding unvested restricted stock, restricted stock unit and LTPU awards held by the named executive officers at March 31, 2008.
Outstanding Stock Awards

		Time-Based				Performance-Based
		Vesting Awards (1)(2)				Vesting Awards (3)
		Number of Shares		Market Value of Shares			Equity Incentive
		or Units of Stock		or Units of Stock		Equity Incentive Plan	Plan Awards: Market
		That Have Not Vested (#)		That Have Not Vested ($)		Awards: Number of	or Payout value of
						unearned units	unearned units
		Restricted	Restricted	Restricted	Restricted	that have not vested	that have not vested
Name	Grant Date	Stock	Stock Units	Stock	Stock Units	(#)	($)
Timothy R. Eller	5/11/06	13,008		314,924
	5/17/07					42,444	1,027,569
Catherine R. Smith	10/16/06	19,818		479,794
	5/10/07	8,236		199,394
	5/17/07					20,161	488,098
	10/26/07	76,628		1,855,164
David L. Barclay	5/11/06		5,727		138,651
	5/10/07		8,236		199,394
	5/17/07					31,833	770,677
Robert S. Stewart	5/11/06	1,831		44,329
	5/10/07	5,490		132,913
	5/17/07					11,672	282,579
Brian J. Woram	5/11/06	1,831		44,329
	5/10/07	8,236		199,394
	5/17/07					16,977	411,013

(1)	The restricted stock is forfeited if we cease to employ the holder before the vesting date. All shares of restricted stock vest immediately upon the holder’s death or disability or upon a change in control of Centex. Holders of restricted stock have the right to vote and receive dividends on the shares. The restricted stock vests in accordance with the vesting schedule below.

Grant Date	Vesting Schedule
5/11/2006	33 1/3% per year on March 31, 2007, 2008 and 2009
10/16/2006	20% per year beginning on the first anniversary of the date of grant
5/10/2007	33 1/3% per year beginning on the second anniversary of the date of grant
10/26/2007	25% per year beginning on the first anniversary of the date of grant

(2)	The restricted stock units represent the right to receive on the payout date specified in the award (or a payment election) a number of shares of Centex common stock equal to the number of units awarded, subject to vesting requirements. The units do not entitle the recipients to receive dividends or to any other rights as a stockholder. The units vest in accordance with the vesting schedule below.

Grant Date	Vesting Schedule
5/11/2006	33 1/3% per year on March 31, 2007, 2008 and 2009
5/10/2007	33 1/3% per year beginning on the second anniversary of the date of grant

(3)	The LTPU represents the right to receive on the payout date specified in the award an amount of cash, if any, equal to the number of units awarded, as adjusted by our relative performance on two business performance metrics, as described under “Long-Term Awards for Fiscal 2008” on page 54, times the share price of common stock at March 31, 2010. The award has a three-year cliff vesting expiring on March 31, 2010, but all or a portion may be paid out in accordance with the terms of the award upon the holder’s death, disability, retirement, termination not for cause, or upon a change of control. We estimated our performance on the performance metrics for the performance period to be 100% and used the March 31, 2008 closing price to estimate the payout value of the award.

Option Exercises and Stock Vested in Fiscal Year 2008
     The following table shows information with respect to stock options exercised by the named executive officers in fiscal 2008 and stock awards held by them that vested in fiscal 2008.
Option Exercises and Vested Stock

	Option Awards			Stock Awards
				Restricted Stock		Restricted Stock Units
	Number of		Value	Number of	Value	Number of		Value
	Shares Acquired		Realized	Shares Acquired	Realized	Shares Acquired		Realized
Name	on Exercise (#)		on Exercise ($) (1)	on Vesting (#)	on Vesting ($) (2)	on Vesting (#)		on Vesting ($) (2)
Timothy R. Eller	762,808	(3)	6,283,385	75,963	2,142,827	222,200	(4)	5,379,462
Catherine R. Smith	—		—	4,954	126,822	—		—
David L. Barclay	63,994		537,103	—	—	11,783	(4)	314,484
Robert S. Stewart	44,440	(5)	359,791	5,580	153,176	—		—
Brian J. Woram	59,550	(6)	524,077	1,831	44,329	2,715	(4)	78,819

(1)	Based on the difference between the market price of Centex common stock on the NYSE at the time of exercise of the option and the exercise price of the option. For Mr. Eller, Mr. Barclay and Mr. Woram, also includes cash bonuses of $1,590,019, $146,252 and $87,751, respectively, paid to them in fiscal 2008 (but awarded to them in 1998 as a tandem bonus to the stock option award) in connection with their exercise of stock options granted to them in 1998, as also reported in the All Other Compensation column of the Summary Compensation Table on page 60. No compensation decisions were made by our board or compensation committee on these option awards or the tandem bonus since their award in 1998.

(2)	Based on the closing sale price of Centex common stock on the NYSE on the vesting date.

(3)	An aggregate of 762,808 stock options were exercised in a “net exercise” in which the value relating to 608,098 shares were used to pay the exercise price and taxes, and a net of 154,710 shares were acquired. No cash was received.

(4)	The stock unit award for Mr. Eller vested in full on March 31, 2008 and was paid on April 1, 2008 in accordance with the terms of the award agreement dated May 14, 2003. The stock unit awards for Mr. Barclay and Mr. Woram vested in full during fiscal 2008, but Mr. Barclay made a payment election to receive payout of his award as follows: 6,055 units on April 4, 2008 and 5,728 units on April 1, 2009, and Mr. Woram made a payment election to receive payout of his award on April 1, 2008.

(5)	An aggregate of 44,440 stock options were exercised in a “net exercise” in which the value relating to 35,582 shares was used to pay the exercise price and taxes, and a net of 8,858 shares were acquired. No cash was received.

(6)	An aggregate of 56,550 stock options were exercised in a “net exercise” in which the value relating to 44,586 shares was used to pay the exercise price and taxes, and a net of 11,964 shares were acquired. No cash was received. In addition, Mr. Woram paid $51,980 to exercise and hold 3,000 shares from these options.

Nonqualified Deferred Compensation for Fiscal Year 2008
     The following table shows contributions, earnings and withdrawals/distributions in fiscal 2008 and balances as of March 31, 2008 with respect to each named executive officer under all nonqualified deferred compensation plans.
Nonqualified Deferred Compensation

	Executive Contributions		Registrant						Aggregate Balance
	in		Contributions in		Aggregate Earnings in		Aggregate Withdrawals/		at
	Last Fiscal Year ($)		Last Fiscal Year ($)		Last Fiscal Year ($)		Distributions ($)		Last Fiscal Year End ($)
			Deferred		Deferred		Deferred		Deferred
	Deferred		Cash		Cash		Cash		Cash
	Cash		Compen-		Compen-		Compen-		Compen-
	Compen-		sation		Sation		Sation		Sation
Name	sation	SERP	(1)	SERP (2)	(1)(3)	SERP (4)	(1)(5)	SERP	(1)(6)	SERP (7)
Timothy R. Eller	—	—	—	20,850	216,459	(58,149)	1,285,390	—	3,593,902	745,673
Catherine R. Smith	—	—	—	—	—	—	—	—	—	—
David L. Barclay	—	—	—	5,963	65,193	958	773,035	—	1,116,761	81,577
Robert S. Stewart	—	—	—	3,188	39,239	(903)	385,817	—	378,815	45,811
Brian J. Woram	—	—	—	4,200	19,902	(7,121)	164,301	—	334,499	75,101

(1)	Relates to deferred cash compensation awards subject to vesting requirements awarded in prior fiscal years under our Annual Plan or 2003 Equity Plan and deferred under our Executive Deferred Compensation Plan. A description of our executive deferred compensation plan is described under “Executive Deferred Compensation Plan” on page 72.

(2)	Represents our contributions accrued to the accounts of the named executive officers pursuant to our SERP. These contributions were accrued in May 2007 in respect of the 2006 calendar year.

(3)	Represents interest earned in fiscal 2008 on deferred cash compensation awards, and thus includes interest earned on awards granted prior to fiscal 2008. These amounts are also reported as compensation in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 60.

(4)	Represents earnings (losses) on the named executive officer’s account balances under our SERP. An executive may designate how his or her account balances are to be invested by selecting among the investment options available under our Saving for Retirement Plan. The table below shows the investment options available under the SERP (which, with the exception of the Centex Corporation Common Stock Fund, mirror the investment choices under the Saving for Retirement Plan).

Fund Class	Measurement Fund
Asset Allocation Commingled Pools	Pyramis Index Lifecycle Commingled Pools (2000-2050)+
Asset Allocation Commingled Pools	Strategy Funds*
Foreign Large Blend	Vanguard Total International Stock Index Fund — Investor Shares +
Foreign Large Growth	Fidelity Diversified International Fund *
Intermediate Term Bond	Fidelity U.S. Bond Index Fund
Large Blend	Fidelity Spartan® U.S. Equity Index Fund — Investor Class *
Large Blend	Vanguard Large-Cap Index Fund — Institutional Shares +
Large Blend	Vanguard Total Stock Market Index Fund
Large Growth	TCW Select Equities Fund — Class N *
Large Value	Sound Shore Fund *
Mid-Cap Blend	Fidelity Low-Priced Stock Fund *
Mid-Cap Blend	Fidelity Spartan® Extended Market Index Fund — Investor Class *
Mid-Cap Blend	Legg Mason Special Investment Trust — Class FI *
Mid-Cap Blend	Vanguard Mid-Cap Index Fund — Institutional Shares +
Small Blend	RS Partners Fund *
Small Blend	Vanguard Small-Cap Index Fund — Institutional Shares +

Fund Class	Measurement Fund
Small Growth	Roxbury Small Cap Growth Fund — Institutional Shares *
Stable Value Commingled Pool	Managed Income Portfolio

* Fund no longer offered after March 2008. + Fund added in March 2008.

(5)	Represents payouts during fiscal 2008 to the named executive officer of vested amounts of deferred cash compensation.

(6)	Aggregate balance of the named executive officer’s deferred cash compensation account, including earnings.

(7)	Aggregate balance of the named executive officer’s SERP account, including earnings.

Discussion of Awards, Options and Deferred Compensation Tables and Related Matters
      Section 409A
     Amounts that are deferred or become vested under our nonqualified deferred compensation programs after December 31, 2004 are subject to Section 409A, effective as of January 1, 2005.
     Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of those deferred amounts and the ability to change the form and timing of payments initially established. Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty. The Internal Revenue Service recently issued final Section 409A regulations in 2007. We reviewed the final regulations and amended our compensation plans in early 2008, to comply with Section 409A requirements.
     Executive Deferred Compensation Plan
     We maintain an Executive Deferred Compensation Plan that provides for the grant of deferred cash compensation awards to our officers and key employees. Benefits under the plan are our unfunded general obligation. The committee selects the eligible employees who will receive deferred cash compensation awards and determines the amount of the awards. The committee may also subject the award to vesting requirements. The plan also provides for the deferral of cash compensation awards granted under our Annual Plan or 2003 Equity Plan.
     All deferred cash compensation awards bear interest at our current blended borrowing cost, as determined quarterly by our treasurer. Payouts of deferred cash compensation awards will be made in a lump sum as soon as practicable after such amounts become vested unless the participant, with the consent of the committee, elects to receive such amounts in another form of distribution which may include installments. In addition, the committee may permit participants to elect to defer payment of deferred cash compensation awards beyond vesting or may specify the time of payment in the deferred compensation agreement, in which case payment will be made upon the occurrence of (i) a permissible payment event (i.e., a separation from service (subject to the six-month delay in payment applicable to specified employees in the case of deferred compensation that is subject to Section 409A), disability, death, a change of control or an unforeseeable financial emergency) or (ii) a specified date.
     Saving for Retirement Plan
     We maintain a tax-qualified profit sharing and savings plan, which we refer to as the Saving for Retirement Plan, for salaried and selected other of our employees. Participants may elect to make pre-tax contributions of up to 70% of their compensation subject to the limit under Code Section 402(g) (currently $15,500), employee after-tax contributions of up to 10% of compensation and, if the participant is at least age 50, “catch-up contributions” up to the statutory limit under Code Section 414(v) (currently $5,000). In addition, the Saving for Retirement Plan permits discretionary employer profit sharing contributions that are allocated to participants based on the ratio that the participant’s compensation bears to the total compensation of all eligible participants for such plan year. For this purpose, compensation does not include bonuses. In order to share in an allocation of the profit sharing contribution the participant must be employed on the last day of the plan year or terminated employment during the plan year due to death, retirement

(on or after attaining age 65 or on or after attaining age 55 with 15 years of service), or disability and not have received a lump sum distribution of his or her plan benefit. Participants are fully vested to the extent of their pre-tax and after-tax contributions and become vested in the employer matching and profit sharing contributions over a five-year period (i.e., 20% per year beginning with one year of service). Prior to January 1, 2008, employer profit sharing contributions made in calendar years 2006 and 2007 vested over a six-year period (i.e., 20% per year beginning with two years of service). Regardless of service, a participant becomes 100% vested in employer matching and profit sharing contributions in the event of his or her 65th birthday while an employee or a termination of employment due to disability or death. Participants are entitled to direct the investment of contributions made to the Saving for Retirement Plan in various investment funds, including up to 15% in company common stock. Such amounts are payable upon a participant’s termination of employment or death in the form of a lump sum or a direct rollover to an eligible retirement plan, as elected by the participant. At the participant’s election, amounts invested in company stock are distributable in shares of our common stock.
     SERP
     We maintain a Supplemental Executive Retirement Plan, or SERP, for selected employees participating in the Saving for Retirement Plan. Applicable regulations set a limit ($225,000 for fiscal 2008) on the amount of annual compensation that may be considered in determining our contributions to the Saving for Retirement Plan for the account of an eligible participant. The SERP was established to eliminate the adverse treatment that higher-salaried employees receive as a result of such limit by making a contribution for each participant in an amount substantially equal to the additional employer profit sharing contribution (but not employer matching contribution) that he or she would have received under the Saving for Retirement Plan had the portion of his or her annual salary that is above the limit been eligible for a profit sharing contribution. As with the Saving for Retirement Plan, bonuses paid to participants are not included in determining the amount of contributions to the SERP. Contributions accrued under the SERP for the benefit of participants vest under the same terms and conditions as employer profit sharing contributions under the Saving for Retirement Plan and may be invested by the participant in the same investment options as offered under the Saving for Retirement Plan (other than Centex common stock). Benefits under the SERP are payable upon the participant’s termination of employment (subject to the six- month delay in payment for specified employees under Section 409A to the extent applicable) or disability in a lump sum. There were no profit sharing contributions made to the Saving for Retirement Plan in May 2008, so no additional contributions were made under the SERP this year.
     No Defined Benefit Pension Plans
     We have no defined benefit pension plans for key executives.

Termination and Change in Control Tables
     We maintain policies and plans, and have entered into agreements, that provide for payments and benefits to the named executive officers upon a termination of their employment or a change in control of Centex. The estimated dollar amounts of the payments and dollar values of the benefits for these executives in each situation are listed in the tables below. The calculations assume that the termination or change in control occurred on March 31, 2008 and are based, when applicable, on the closing sale price of Centex common stock on the NYSE on March 31, 2008, which is the last trading day in our 2008 fiscal year ($24.21). The actual amounts and values can only be determined at the time of the executive’s separation from Centex or the change in control of Centex. None of the named executive officers was eligible for normal retirement at March 31, 2008, so no information is provided for that type of termination.
     Following the tables are footnotes that apply to the tables and descriptions of the underlying policies, plans and benefits that govern the calculations in the tables. Unless otherwise noted, the footnotes and descriptions are applicable to all of the tables.

     In accordance with SEC regulations, we are reporting only payments or benefits to be provided to our named executive officers under arrangements that discriminate in scope, terms or operation in favor of our executive officers and that are not available generally to all salaried employees. The tables do not include the value of any long-term awards that would have vested on March 31, 2008 without regard to a termination of employment or change in control.
     For Timothy R. Eller, our chief executive officer:

	Termination of Employment ($)					Change in Control ($)
		Involuntary					Involuntary
		Not for Cause					Not for Cause
		Termination					Termination
		or Voluntary				No	or Voluntary
		Termination for				Termination	Termination for
Payments and Benefits	Voluntary	Good Reason	For Cause	Death	Disability	of Employment	Good Reason
Short-term incentive compensation (bonus) (1)	—	—	—	—	—	4,000,000	4,000,000
Vesting of long-term awards:
Stock options (2)	—	—	—	—	—	—	—
Restricted stock	—	314,924	—	314,924	314,924	314,924	314,924
Stock units	—	—	—	—	—	—	—
Performance units (3)	1,027,569	1,027,569	—	666,654	666,654	1,027,569	1,027,569
Deferred cash	1,063,353	1,063,353	—	1,063,353	1,063,353	1,063,353	1,063,353
Vesting of SERP contributions	—	—	—	—	—	—	—
Cash severance payments	—	9,840,000	—	—	—	—	5,840,000
Salary continuation plan payments	—	—	—	3,068,200	—	—	—
Outplacement benefits	—	30,000	—	—	—	—	30,000
Tax gross-up payments	—	—	—	—	—	—	—
Total	2,090,922	12,275,846	—	5,113,131	2,044,931	6,405,846	12,275,846
     For Catherine R. Smith, our executive vice president and chief financial officer:

	Termination of Employment ($)					Change in Control ($)
		Involuntary					Involuntary
		Not for Cause					Not for Cause
		Termination					Termination
		or Voluntary				No	or Voluntary
		Termination for				Termination	Termination for
Payments and Benefits	Voluntary	Good Reason	For Cause	Death	Disability	of Employment	Good Reason
Short-term incentive compensation (bonus) (1)	(800,000)	492,188	(800,000)	492,188	492,188	656,250	656,250
Vesting of long-term awards:
Stock options (2)	—	—	—	—	—	—	—
Restricted stock	—	650,184	—	2,534,351	2,534,351	2,534,351	2,534,351
Stock units	—	—	—	—	—	—	—
Performance units (3)	—	—	—	316,646	316,646	488,098	488,098
Deferred cash	—	—	—	—	—	—	—
Vesting of SERP contributions	—	—	—	—	—	—	—
Cash severance payments	—	1,842,375	—	—	—	—	1,186,125
Salary continuation plan payments	—	—	—	6,126,120	—	—	—
Outplacement benefits	—	25,000	—	—	—	—	25,000
Tax gross-up payments	—	—	—	—	—	—	—
Total	(800,000)	3,009,747	(800,000)	9,469,305	3,343,185	3,678,699	4,889,824

     For David L. Barclay, our president, western region of Centex Homes:

	Termination of Employment ($)					Change in Control ($)
		Involuntary					Involuntary
		Not for Cause					Not for Cause
		Termination					Termination
		or Voluntary				No	or Voluntary
		Termination for				Termination	Termination for
Payments and Benefits	Voluntary	Good Reason	For Cause	Death	Disability	of Employment	Good Reason
Short-term incentive compensation (bonus) (1)	340,000	340,000	—	340,000	340,000	1,900,000	1,900,000
Vesting of long-term awards:
Stock options (2)	—	—	—	—	—	—	—
Restricted stock	—	—	—	—	—	—	—
Stock units	—	205,107	—	338,044	338,044	338,044	338,044
Performance units (3)	—	—	—	499,990	499,990	770,677	770,677
Deferred cash	—	499,502	—	499,502	499,502	499,502	499,502
Vesting of SERP contributions	—	—	—	—	—	—	—
Cash severance payment	—	3,562,500	—	—	—	—	1,662,500
Salary continuation plan payments	—	—	—	2,512,750	—	—	—
Outplacement benefits	—	25,000	—	—	—	—	25,000
Tax gross-up payments	—	—	—	—	—	—	—
Total	340,000	4,632,109	—	4,190,286	1,677,536	3,508,223	5,195,723
     For Robert S. Stewart, our senior vice president – strategy, marketing, sales and corporate development:

	Termination of Employment ($)					Change in Control ($)
		Involuntary					Involuntary
		Not for Cause					Not for Cause
		Termination					Termination
		or Voluntary				No	or Voluntary
		Termination for				Termination	Termination for
Payments and Benefits	Voluntary	Good Reason	For Cause	Death	Disability	of Employment	Good Reason
Short-term incentive compensation (bonus) (1)	244,000	244,000	—	244,000	244,000	390,000	390,000
Vesting of long-term awards:
Stock options (2)	—	—	—	—	—	—	—
Restricted stock	—	88,633	—	177,241	177,241	177,241	177,241
Stock units	—	—	—	—	—	—	—
Performance units (3)	—	—	—	183,328	183,328	282,579	282,579
Deferred cash	—	149,717	—	149,717	149,717	149,717	149,717
Vesting of SERP contributions	—	—	—	—	—	—	—
Cash severance payments	—	1,170,000	—	—	—	—	780,000
Salary continuation plan payments	—	—	—	2,209,350	—	—	—
Outplacement benefits	—	25,000	—	—	—	—	25,000
Tax gross-up payments	—	—	—	—	—	—	—
Total	244,000	1,677,350	—	2,963,636	754,286	999,537	1,804,537

     For Brian J. Woram, our senior vice president and chief legal officer:

	Termination of Employment ($)					Change in Control ($)
		Involuntary					Involuntary
		Not for Cause					Not for Cause
		Termination					Termination
		or Voluntary				No	or Voluntary
		Termination for				Termination	Termination for
Payments and Benefits	Voluntary	Good Reason	For Cause	Death	Disability	of Employment	Good Reason
Short-term incentive compensation (bonus) (1)	352,000	352,000	—	352,000	352,000	562,500	562,500
Vesting of long-term awards:
Stock options (2)	—	—	—	—	—	—	—
Restricted stock	—	110,785	—	243,722	243,722	243,722	243,722
Stock units	—	—	—	—	—	—	—
Performance units (3)	—	—	—	266,652	266,652	411,013	411,013
Deferred cash	—	149,716	—	149,716	149,716	149,716	149,716
Vesting of SERP contributions	—	—	—	—	—	—	—
Cash severance payments	—	1,518,750	—	—	—	—	956,250
Salary continuation plan payments	—	—	—	4,124,250	—	—	—
Outplacement benefits	—	25,000	—	—	—	—	25,000
Tax gross-up payments	—	—	—	—	—	—	—
Total	352,000	2,156,251	—	5,136,340	1,012,090	1,366,951	2,348,201

(1)	For short-term incentive compensation payments upon a termination of employment that does not involve a change in control:
(a)	for Mr. Eller, Mr. Barclay, Mr. Stewart and Mr. Woram, the payments shown are the dollar value of the incentive compensation each was awarded in fiscal 2008 under the applicable performance goals; and

(b)	for Ms. Smith, the payments shown are the amount of short-term incentive compensation guaranteed to her for fiscal 2008 ($492,188) less the portion of her starting cash award and starting bonus that is required to be repaid to Centex upon her voluntary or for cause termination ($800,000).

(2)	The unvested stock options for each of the named executive officers have no intrinsic value because the share exercise price of the options is higher than the closing sale price of Centex common stock on March 31, 2008 ($24.21).

(3)	In cases where the long term performance award is paid out based on our estimated performance on the performance metrics, we have assumed a 100% performance factor.

Discussion of Termination and Change in Control Tables
     Voluntary Termination of Employment
     The tables assume that since the executive worked through March 31, 2008, the end of our fiscal year, the executive would be paid the amount to which he or she would be entitled under the executive’s short-term incentive compensation plan for fiscal 2008, which is the amount awarded by the committee.
     Vesting of Plan Awards. Except as described below, equity awards and deferred cash awards held by an executive that have not vested are cancelled upon termination of the executive’s employment, and the executive’s right to exercise vested stock options terminates within a specified period of time after termination of employment, depending on the terms of the applicable stock option plan and the manner of termination.
     For options, restricted stock, restricted stock units and deferred cash awards granted prior to April 1, 2006, if the executive is at least 55 years old, has at least 10 years of service and the sum of the age and years of service equals at least 70, then all such awards held by the executive will immediately vest upon the executive’s voluntary termination of employment, and the executive will have 12 months following the date of termination (or such longer period as may be provided in the option agreement) to exercise the options. We refer to this event as “vested retirement.” Of the executives for whom information is presented in the tables, Mr. Eller and Mr. Barclay are the only executives who qualified for vested retirement under these rules as of March 31, 2008. However, all awards prior to April 1, 2006 were fully vested as of March 31, 2008, so there is no additional vesting included in the tables because of the vested retirement.
     For a person who is both a Centex director and our employee at the time of the grant of a deferred cash award, such as Mr. Eller, the deferred cash award will vest in full on the date the person ceases to be both a Centex director and our employee. LTPUs awarded to an employee-director, or to an employee who becomes a director, will not be forfeited upon a termination of employment or retirement. Of the executives for whom information is presented in the tables, Mr. Eller is the only employee-director. We have not assumed any payout of performance units in a voluntary termination of employment. Otherwise, an executive is not entitled to the value of any unvested award upon a voluntary termination of employment.
Involuntary Not for Cause Termination
and Voluntary Termination for Good
Reason (with no Change in Control)
     Executive Severance Policy. We maintain an Executive Severance Policy for selected executives, including the named executive officers. The policy provides that, if a designated executive’s employment is terminated for reasons other than for cause, death, disability, retirement or resignation (unless it is a resignation for good reason), the executive is eligible to receive, subject to approval by the chief executive officer, the senior vice president – human resources and (for the named executive officers and selected other senior executives) the compensation committee:
•	a lump-sum severance payment equal to the sum of the executive’s annual base salary and annual target cash bonus multiplied by a factor that is determined by the executive’s position;

•	acceleration of the vesting of a portion of the executive’s unvested equity (i.e., stock options, restricted stock, stock units and any performance share or similar security) and deferred cash compensation awards; and

•	limited outplacement benefits.
     Except to the extent waived by the committee, we must have employed an executive for at least 12 months to be eligible under the policy. As an additional condition for severance benefits under the policy, the executive must execute a separation agreement agreeing (a) to release us from all actions, suits and demands related to the executive’s employment, (b) not to disclose any of our confidential information, (c) not to solicit the employment of any of our employees for the same period used to determine the accelerated vesting of the executive’s awards and (d) to repay to us one-half of the severance pay and previously awarded cash bonuses and long-term incentive compensation consistent with our policy on recoupment in restatement situations. A breach of the confidentiality or non-solicitation covenants entitles us to injunctive relief, in addition to other legal rights we may have.
     A resignation by the executive is for good reason if it is for any of the following reasons without the consent of the executive: (a) a material reduction in base salary, target short-term incentive compensation potential or benefits (other than reductions applicable to employees generally or by reason of the executive’s performance or as necessary to properly benchmark pay); (b) a change in job title accompanied by a material diminution in job responsibilities; or (c) a requirement that the executive relocate, except for office relocations that would not increase the executive’s one-way commute by more than 25 miles.
     The factor that applies to the severance payment is 2.0 (for the CEO) (level A), 1.5 (for some of the CEO’s direct reports, operating subsidiary CEOs and the regional presidents of Centex Homes) (level B), or 1.0 (for direct reports to these executives plus executive vice presidents and division presidents of Centex Homes) (level C). The severance payment may not exceed 2.99 times the sum of the executive’s annual base salary and prior year’s total incentive compensation (including the value of equity awards). The cash severance payments are based on (a) the executive’s base salary at March 31, 2008 and (b) the executive’s target cash bonus for fiscal 2008 as established under the executive’s short-term incentive compensation plan for fiscal 2008, with no value being attributed to potential long-term awards. The severance payments shown in the tables were not required to be capped. The amount of unvested equity and deferred cash compensation awards that is accelerated is determined by a similar tiering based on the amount of equity and deferred cash compensation awards that would have vested in the period following termination of employment: 2.0 years (level A), 1.5 years (level B) and 1.0 year (level C). If the number of years of accelerated vesting, when added to the number of months that a long term performance award has been outstanding, exceeds the three-year vesting requirement, then executives will receive a payout for this award based on our most recent estimated performance on the performance goals and the fair market value of our common stock as of the date of termination.
     Incentive Compensation. Under our Annual Plan, if we terminate a participating executive’s employment in circumstances that do not involve a change in control of Centex, then, regardless of the manner in which the executive’s employment terminates, the executive will be eligible to receive the incentive compensation earned by the executive for a fiscal year, provided (a) we employed the executive on the last day of the fiscal year and (b) the compensation committee approves the payout of the award. The information in the tables assumes this approval, except for a termination of employment for cause. Even if we did not employ the executive on the last day of a fiscal year, the compensation committee has the discretion to award to the executive incentive compensation earned for that fiscal year.
For Cause Termination
     Definition of Termination For Cause. For purposes of the Executive Severance Policy, a termination is for cause if it results from a good faith determination by our board of directors or chief executive officer that: (a) the executive has willfully failed or refused to follow the material policies of Centex or reasonable directives of the board of directors or the chief executive officer, or willfully failed or refused to perform the material duties or obligations of his or her office other than any failure resulting from the executive’s inability due to physical or mental illness; (b) there has been an act by the executive involving wrongful misconduct that has a demonstrably adverse impact or material damage to us, or that constitutes theft, fraud or a misappropriation of our assets; (c) the executive has engaged in an unauthorized disclosure of confidential information to persons outside Centex that materially adversely affects us; or (d) the executive has performed services for another company or person that compete with us, while employed by Centex and without the prior approval of the chief executive officer of Centex or the applicable subsidiary.
     There are no benefits available to an employee whose employment is terminated for cause.
     Vesting of Plan Awards. All unexercised stock option awards, whether vested or unvested, held by an executive terminate immediately upon a termination of employment for cause.
Death or Disability
     Vesting of Plan Awards. Restricted stock awards and deferred cash compensation awards held by an executive vest upon the executive’s death or disability. Restricted stock units held by Mr. Barclay under our 2003 Equity Plan automatically vest upon his death or disability. A pro-rated portion of LTPU awards held by an executive vests upon the executive’s death or disability and the payout is based on the target level and original grant value share price.
     Under the SERP, an employee becomes 100% vested in employer contributions on his or her death or disability. The tables reflect this vesting for the death or disability of the executives who are not fully vested in these contributions as of March 31, 2008.
     Salary Continuation Plan. We maintain a Salary Continuation Plan for selected employees, including the named executive officers. The purpose of the plan is to provide some financial security by providing a basic level of support for the families of the participating employees. If the executive dies, other than by suicide, while employed by Centex, the executive’s designated beneficiary is entitled to receive an amount equal to 100% of the employee’s base salary (excluding bonuses and fringe benefits) in effect at the date of death for the first year after the date of death and 50% thereof during the years remaining until the date that would have been the employee’s 65th birthday. We are the owner of term life insurance policies on the lives of the participating employees under a group plan to fund a portion of the anticipated benefits. Such insurance is not for the benefit of the participant, but rather is for our benefit so that we have funds with which to make salary continuation payments. The Salary Continuation Plan payments are based on the executive’s base salary on March 31, 2008.
Change in Control (with or without
Termination of Employment)
     Definition of Change in Control. For purposes of our 2003 Equity Plan, a change in control means, unless otherwise defined by the committee, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. However, a change in control is deemed to have occurred if (a) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of common stock having 50% or more of the total number of votes that may be cast for the election of our directors; or (b) as a result of, or in connection with, a contested election for our directors, persons who were directors immediately before such election cease to constitute a majority of our board of directors. For awards under the 2003 Equity Plan that constitute deferred compensation under Section 409A, the change in control must also meet Section 409A requirements for a change in control. Our other plans contain similar definitions of change in control.
     Incentive Compensation and Vesting of Plan Awards. The Annual Plan and the 2003 Equity Plan provide for the payment to covered senior executives, including the named executive officers, of an award of incentive compensation upon a change in control without regard to otherwise applicable vesting schedules or performance goals. The compensation committee has interpreted both these plans as providing for a “target” level award under these circumstances. See the Grants of Plan-Based Awards table on page 66 for these dollar target levels. Under the terms of our equity plans and the Executive Deferred Compensation Plan, awards are generally subject to special provisions upon the occurrence of a defined “change in control” transaction unless otherwise provided in the applicable award agreement. Under the plans, if a change in control occurs, any outstanding stock options, restricted stock, restricted stock units, deferred cash compensation awards or other plan awards would generally become immediately fully vested and exercisable. Upon a change in control, executives will be deemed to have achieved the target level of the performance goals under our outstanding LTPUs, and those awards will be paid out based on the closing price of Centex common stock on the day prior to the change in control.
     The equity vesting provides these executives with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the transaction. Also, the vesting and payment of performance-based awards is appropriate given the difficulty in a change of control event of replicating the underlying performance goals. The change in control benefits in the tables reflect the operation of these automatic vesting provisions.
     The payments and benefits available to selected executives, including the named executive officers, in the event of a change in control resulting in an involuntary not for cause termination or a voluntary termination for good reason are described under “Executive Severance Policy” on page 77. If there is a change in control within one year prior to an involuntary termination, the severance payment will be reduced by any cash incentive payments and performance-based equity paid out to the executive in connection with the change in control under our incentive and equity plans. However, no reduction will be required to the extent that any regular short-term incentive compensation award is reduced as a result of that payout upon the change in control.
     Change in Control Agreements. We have entered into change in control agreements with each of our executive officers and some other employees, including the named executive officers. The agreements provide for the payment of “gross-up” benefits to executive officers who become liable for an excess parachute excise tax in connection with a change in control as a result of the operation of our equity or incentive plans’ change in control provisions. The excess parachute excise tax can have widely divergent and unexpected effects based on an executive’s personal compensation history. The “gross-up” benefits are intended to provide an equal level of change in control benefits across individuals without regard to the effect of the excise tax. An executive’s entitlement to gross-up benefits is determined by a nationally recognized certified public accounting firm. However, if an excess parachute excise tax can be avoided by the executive receiving up to 10% less in change in control benefits, then the executive has agreed to do so in order to avoid the excise tax and spare us the need to pay “gross-up” benefits. Any such reduction will be made first from reducing any payments under the Annual Plan unless a different method is elected by the executive in accordance with Section 409A requirements. No tax gross-up payments are shown in the tables because the executives would not have been liable for any excise taxes based on the change in control benefits shown in the tables.
     The arrangements provide a benefit upon the occurrence of a change in control, whether or not the employee is terminated in connection with the change in control. We believe the provision of these change in control benefits is generally consistent with market practice among our peers, is a valuable executive talent retention incentive and is consistent with the objectives of our overall executive compensation program.

BOARD COMPENSATION

     Board compensation is determined prior to the beginning of each board year. A board year starts on the day of our annual meeting of stockholders and continues through the day of the following year’s annual meeting.
For the Board Year Beginning in 2008
     At the May 2008 board meeting, the directors voted to lower the cash component of their annual compensation from $100,000 to $65,000, effective as of the board year beginning in July 2008. Except for this change, non-employee directors, the lead director and committee chairs will receive in the board year beginning in 2008 the same compensation for their services as in the board year ending in 2008. Employee directors will not be compensated for board service.
For the Board Year Ending in 2008
     Non-employee directors received for the board year ending in July 2008 compensation for their services valued at an aggregate of $300,000, which was paid as follows:
     Cash. Directors receive one-third of their compensation in cash, which is paid monthly.
     Stock Options. Directors receive one-third of their compensation in stock options. The exercise price of the options is equal to the fair market value of Centex common stock on the date of grant (as defined in the applicable equity plan and as determined in accordance with our equity-based grants and awards policy). The number of shares covered by the options is determined by dividing $100,000 by the value of the options on the date of grant calculated using the Black-Scholes method. Options are fully exercisable beginning on the date of grant, and have a seven-year term. Options are granted at the end of the board year in July, as of the date of the annual meeting or, if later, the third business day after expiration of a quarterly securities trading blackout then in effect.
     Restricted Stock. Directors receive one-third of their compensation in restricted stock. The grant is valued at $100,000, based on the fair market value of Centex common stock on the date of grant. Restricted stock is subject to restrictions until the third anniversary of the date of grant, and can be forfeited if the director leaves the board, or engages in or acquires a more than nominal interest in a business that competes with us. However, the restrictions terminate immediately if the director’s service on the board terminates because of the director’s death or disability, or if the director retires at the end of the term during which the director turns age 70, or with the board’s consent. Restricted stock is granted at the beginning of the board year in July, as of the date of the annual meeting or, if later, the third business day after expiration of a quarterly securities trading blackout then in effect.
     Other. Directors do not receive meeting fees for attending board or committee meetings, but are reimbursed for their reasonable expenses to attend meetings.
     Committee chairs receive additional compensation, which is paid monthly. The chair of the audit committee receives $25,000 per year, and the chairs of the compensation committee and the governance committee each receive $20,000 per year.
     The lead director receives additional compensation of $35,000 per year, which is paid monthly.
     Directors also receive compensation under existing plans in which they are entitled to participate, including group medical insurance and retiree medical benefits through December 31, 2007, and travel benefits.
     Employee directors are not compensated for board service, and none of our independent directors receives any consulting, advisory or any other non-director compensatory fees from us.
     Fiscal 2008 Compensation. The following table sets forth information concerning the compensation for fiscal 2008 awarded to or earned by the individuals who served as our non-employee directors during fiscal 2008.

Non-Employee Director Compensation for Fiscal Year 2008

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
	Fees				Incentive Plan	Deferred	All Other
	Earned or		Stock Awards	Option Awards	Compensation	Compensation	Compensation
Name	Paid in Cash ($)		($) (1)(2)(3)	($) (4)(5)(6)	($)	Earnings ($)	($) (7)(8)	Total ($)
Barbara T. Alexander	103,333	(9)	97,273	100,000	—	—	917	301,523
Juan L. Elek (10)	116,667	(9)	97,273	100,000	—	—	1,237	315,177
Ursula O. Fairbairn	103,333	(11)	91,682	100,000	—	—	857	295,872
Thomas J. Falk	126,666	(12)(13)	97,273	100,000	—	—	917	324,856
Clint W. Murchison, III	100,000		97,273	100,000	—	—	239,421	536,694
Frederic M. Poses	129,167	(13)	97,273	100,000	—	—	1,237	327,677
James J. Postl	104,167	(12)	96,923	100,000	—	—	917	302,007
David W. Quinn	100,000		97,273	100,000	—	—	925,112	1,222,385
Matthew K. Rose	100,000		58,342	100,000	—	—	647	258,989
Thomas M. Schoewe	116,667	(11)	97,273	100,000	—	—	917	314,857

(1)	Represents the dollar amount recognized for financial statement reporting purposes for fiscal 2008 in accordance with FAS 123R of restricted stock awards, and thus includes amounts for awards granted in and/or prior to fiscal 2008. Assumptions used in the calculation of these amounts are included in footnote (K) to our audited financial statements for fiscal 2008 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008. Mr. Rose’s stock award amount is less than the other directors because his first restricted stock award was received in July 2006 when he was elected.

(2)	Each director received a grant of restricted stock in fiscal 2008. The grant was made in July 2007 at the beginning of the board year. The award was made on July 27, 2007 in accordance with our policy regarding the grant of equity awards, which is described on page 67. The grant date fair value of the award computed in accordance with FAS 123R was approximately $100,000.

(3)	The directors held the following amounts of restricted Centex common stock at March 31, 2008: Ms. Alexander – 6,006 shares; Mr. Elek – 8,006 shares; Ms. Fairbairn – 6,006 shares; Mr. Falk – 6,006 shares; Mr. Murchison – 6,006 shares; Mr. Poses – 8,006 shares; Mr. Postl – 6,006 shares; Mr. Quinn – 6,006 shares; Mr. Rose – 4,690 shares; and Mr. Schoewe – 6,006 shares. We provide complete beneficial ownership information of Centex stock for each of our directors in the Beneficial Ownership table on page 41.

(4)	The annual stock option grants to the non-employee directors are made in July for service on the board during the immediately preceding 12-month period. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for fiscal 2008 in accordance with FAS 123R of stock option awards. This dollar amount represents the expense for the period April 1, 2007 to March 31, 2008 of the stock options to be granted in July 2008 as compensation for service on the board for the period July 2007 to July 2008 and does not include amounts for stock options granted with respect to any periods prior to fiscal 2008.

(5)	Each director received a stock option grant in fiscal 2008. The grant was made on July 27, 2007 at the end of the prior board year and in accordance with our policy regarding the grant of equity awards, which is described on page 67. The grant date fair value of the award computed in accordance with FAS 123R was approximately $100,000.

(6)	The directors held stock options for the following amounts of Centex common stock at March 31, 2008: Ms. Alexander – 51,177 shares; Mr. Elek – 28,501 shares; Ms. Fairbairn – 11,798 shares; Mr. Falk – 18,098 shares; Mr. Murchison – 109,420 shares (which include options for 64,216 shares held by his family limited partnership); Mr. Poses – 28,421 shares; Mr. Postl – 16,058 shares; Mr. Quinn – 98,659 shares; Mr. Rose – 6,822 shares; and Mr. Schoewe – 24,001 shares. We provide complete beneficial ownership information of Centex stock for each of our directors in the Beneficial Ownership table on page 41.

(7)	Includes cash dividends received by the directors in fiscal 2008 on their Centex restricted stock. For Mr. Murchison, also includes a cash bonus of $238,504 paid to his family limited partnership in fiscal 2008 (but awarded to him in 1998 as a tandem bonus to the stock option award) in connection with his exercise of stock options granted to him in 1998, to which the option had been assigned in December 2004. For Mr. Quinn, also includes an aggregate cash bonus of $924,195 paid to him in fiscal 2008 (but awarded to him in 1998 as a tandem bonus to the stock option award) in connection with his exercise of stock options granted to him in 1998, while he was an officer of Centex. No compensation decisions were made by our board or compensation committee on these option awards or the tandem bonus since their award in 1998.

(8)	Perquisites and other personal benefits are not disclosed for the directors because Centex’s aggregate incremental cost of the perquisites and benefits for each of the directors is less than $10,000. We used the same methodology for determining incremental cost as we did for the calculation of perquisites for the named executive officers in the Summary Compensation Table on page 60.

(9)	Includes fees for chairing the governance committee for a portion of the fiscal year.

(10)	Mr. Elek has decided to retire from the board at the annual meeting and, therefore, will not stand for reelection to the board.

(11)	Includes fees for chairing the compensation committee for a portion of the fiscal year.

(12)	Includes fees for chairing the audit committee for a portion of the fiscal year.

(13)	Includes fees for serving as lead director for a portion of the fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Person Transactions
     Our board of directors, upon the recommendation of our governance committee, in February 2007 adopted a written policy relating to approval or ratification of “related person transactions.”
     Under the policy, a “related person transaction” is a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which the aggregate amount involved exceeds $50,000, we are a participant, and any related person has or will have a direct or indirect interest. A “related person” is (a) any person who is or was since the beginning of the last fiscal year, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director, any greater than 5% beneficial owner of our common stock, or any immediate family member of any of such persons, and (b) any associated entity of any of the foregoing.
     Immediate family members include a person’s spouse, parents, step-parents, children, step-children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee). Associated entities of a related person include any entity in which such person is employed or is a general partner or principal or in which such person has a 5% or greater beneficial ownership interest.
     Under the policy, our governance committee is to review the material facts of potential related person transactions that require the committee’s approval and either approve or disapprove our entry into the transaction by taking into account, among other factors it deems appropriate, whether the transaction is on terms that are comparable to the terms generally available to an unrelated third-party and the extent of the related person’s interest in the transaction. No member of the committee may participate in any discussion or approval of a transaction for which he or she or any of his or her immediate family members or associated entities is a related person. If a transaction will be ongoing, the committee may establish guidelines for our management to follow in its ongoing dealings with the related person.
     The following are not related person transactions under the policy:
•	Any employment relationship or transaction involving any of our executive officers and any related compensation or benefits solely resulting from that employment relationship or transaction.

•	Any compensation or benefits payable to a Centex director solely for service as a director.

•	Any transaction in which the interest of the related person arises solely from the ownership of a class of Centex equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis.

•	The following items of indebtedness: amounts due from the related person for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments, and for other transactions in the ordinary course of business.
     There were no related person transactions under the policy to approve with respect to the fiscal year ended March 31, 2008, other than the committee’s approval of the ordinary course of business transactions described under “Director Independence” in the last full paragraph on page 11.
Indemnification Arrangements
     We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our articles of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and the NYSE. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file with the SEC.
     To our knowledge, based solely on our review of the copies of such reports received by us with respect to fiscal 2008 or written representations from some reporting persons, our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, have complied with all filing requirements of Section 16(a) for fiscal 2008 applicable to such persons.
Stockholder Proposals
     Our 2009 annual meeting of stockholders is currently scheduled to be held on July 9, 2009. In order to be considered for inclusion in our proxy material for that meeting, stockholder proposals must be received by our secretary at our executive offices no later than February 6, 2009.
     For any proposal that is not submitted for inclusion in our proxy material for the 2009 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934 permits our management to exercise discretionary voting authority under proxies it solicits unless we are notified about the proposal on or before April 11, 2009 and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Our by-laws also provide that, to be considered at the 2009 annual meeting, a stockholder proposal to nominate a person for election as a director or on any other matter must be submitted in writing and received by our secretary at our executive offices no later than April 11, 2009, and must contain the information specified by and otherwise comply with our by-laws. Any stockholder wishing to receive a copy of our by-laws should direct a written request to our secretary at our executive offices.
Form 10-K
     Our Annual Report on Form 10-K (excluding exhibits) is a part of our 2008 Annual Report to Stockholders, which is being sent with this proxy statement. Stockholders entitled to vote at the annual meeting may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, including the financial statements required to be filed with the SEC, without charge, upon written or oral request to Centex Corporation, Attention: James R. Peacock III, Secretary, Centex Corporation, P.O. Box 199000, Dallas, Texas 75219-9000, telephone (214) 981-5000.
Centex Web Site
     In this proxy statement, we state that information and documents are available on the Centex web site. These references are merely intended to suggest where our stockholders may obtain additional information. The materials and other information presented on our web site are not incorporated in and should not otherwise be considered part of this proxy statement.
By order of the Board of Directors
JAMES R. PEACOCK III
Vice President, Deputy General Counsel
and Secretary
Dallas, Texas
June 6, 2008

Appendix A
Corporate Governance Guidelines
The Board of Directors of Centex Corporation has adopted the following guidelines to reflect the principles and practices that the Board will follow in carrying out its responsibilities. These guidelines are intended as a component of the framework within which the Board, assisted by the Committees, directs the affairs of the Corporation. They should be interpreted in the context of applicable laws, regulations and listing requirements, as well as the Corporation’s charter and by-laws.
1.	Structure of Board
       The Corporation’s charter and by-laws each provide that the size of the Board shall be no fewer than three and no more than thirteen. Within these limits prescribed by the charter and by-laws, the Board may determine the size of the Board from time to time, and the Corporate Governance and Nominating Committee may recommend changes in the size of the Board, which may vary to accommodate the availability of suitable candidates.
       The Board will have at all times an Executive Committee, an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation and Management Development Committee. The Board may from time to time establish additional committees as it deems appropriate. The Audit Committee, the Corporate Governance and Nominating Committee and the Compensation and Management Development Committee will each have its own charter setting forth the purposes, goals and responsibilities of the committee as well as qualifications for committee membership.
2.	Director Selection and Qualifications
       The Board, acting on recommendation of the Corporate Governance and Nominating Committee, will nominate a slate of director candidates for election at each annual meeting of stockholders and will elect directors to fill vacancies between annual meetings or to fill newly created directorships.
       To discharge its duties in determining whether the need for a new director (or directors) exists, and then identifying and evaluating directors for selection to the Board and its committees, the Corporate Governance and Nominating Committee of the Board shall evaluate the overall composition of the Board as well as the qualifications of each candidate. The Committee will (i) assess whether the need for an additional director (or directors) exists; (ii) identify the current and future needs of the Board to ensure that through the addition of a new director or directors maximum value is delivered to the Corporation and its stockholders; and (iii) prepare a goal profile to identify the particular skill set and desired attributes of preferred director candidates.
       When evaluating candidates for election to the Board, the Committee will consider the following guidelines, regardless of whether the candidate was identified by the Committee or its consultant, or was submitted to the Corporation by a stockholder:
       a. General. Decisions for nominating candidates shall be based on the business and corporate governance needs of Centex. If the need for a director exists, then candidates will be evaluated on the basis of merit, qualifications, performance and competency.
       b. Board Composition. The composition of the entire Board shall be taken into account when evaluating individual directors, including the diversity of experience and background represented by the Board; the need for financial, business, academic, public or other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of Centex, its stockholders and employees, and not any particular constituency.

       c. Age. No person may stand for election as a director if he or she is 70 years of age or older.
       d. Independence. A majority of the entire Board shall be composed of independent directors. Annually, the Board shall determine each outside director’s independence under the New York Stock Exchange corporate governance rules, Securities and Exchange Commission rules and regulations, other applicable laws, rules and regulations regarding director independence, and the Corporation’s standards for director independence as described in these guidelines. The Audit, the Compensation and Management Development, and the Corporate Governance and Nominating Committees shall all be composed entirely of independent directors. Independence for these purposes shall mean the independence requirements set forth in the Securities Exchange Act of 1934, as amended, the rules adopted by the Securities and Exchange Commission thereunder, the corporate governance and other listing standards of the New York Stock Exchange as in effect from time to time, and the Corporation’s standards for director independence as described in these guidelines.
       e. Character and Integrity. Centex seeks directors with the highest personal and professional character and integrity who have outstanding records of accomplishment in diverse fields of endeavor and who have obtained leadership positions in their chosen business or profession. These persons should have demonstrated exceptional ability and judgment and have substantial experience of relevance to the Corporation.
       f. Availability. Candidates should be willing and able to devote the time necessary to discharge their duties as a director and should have the desire to represent and evaluate the interests of Centex as a whole. Board memberships are considered along with other time commitments a prospective director may have and the effect this may have on his or her ability to serve effectively on the Centex Board of Directors. These factors will also be considered at the time of the annual performance evaluation of the Board, individual directors and Committees referred to below. In addition, the Board has set a service guideline that no Centex director should serve on more than four other public company boards of directors, and no Centex director that is a sitting Chief Executive Officer of a public company should serve on more than two other public company boards of directors (including his or her own company). The Board may, in the exercise of its judgment, grant exceptions to the guideline.
       g. Conflicts. Candidates must be free of conflicts of interest that would interfere with their ability to discharge their duties as a director, or would violate any applicable law or regulation.
       h. Other. Candidates must also meet any other criteria as determined by the Committee, which may vary from time to time.
3.	Director Independence
       A director is independent if the director meets each of the following standards and otherwise has no material relationship with the Corporation, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with the Corporation. For purposes of these standards, “the Corporation” means Centex Corporation and its consolidated subsidiaries, collectively.
       a. the director is not, and in the past three years has not been, an employee of the Corporation;
       b. an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of the Corporation;
       c. (i) neither the director nor a member of the director’s immediate family is a current partner of the Corporation’s outside auditing firm; (ii) the director is not a current employee of the Corporation’s outside auditing firm; (iii) no member of the director’s immediate family is a current employee of the Corporation’s outside auditing firm participating in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (iv) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of the Corporation’s outside auditing firm and personally worked on the Corporation’s audit within that time;
       d. neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of the Corporation served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;
       e. neither the director nor a member of the director’s immediate family has received, during any 12-month period in the past three years, any direct compensation payments from the Corporation in excess of $100,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of the Corporation, and pension or other forms of deferred compensation for prior service;
       f. the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from the Corporation, or during any of the last three fiscal years has made payments to or received payments from the Corporation, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;
       g. the director is not an executive officer of a non-profit organization to which the Corporation makes or in the past three fiscal years has made, payments (including contributions) that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;
       h. the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which the Corporation was indebted at the end of the Corporation’s last full fiscal year in an aggregate amount in excess of 2% of the Corporation’s total consolidated assets at the end of such fiscal year;
       i. the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that the Corporation has retained during the last fiscal year or proposes to retain during the current fiscal year; or
       j. the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for the Corporation, other than as a participating underwriter in a syndicate, during the last fiscal year or that the Corporation proposes to have perform services during the current fiscal year.
       The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (g) through (j) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in the Corporation’s annual proxy statement.
       In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation; or (2) is “an affiliated person” of Centex Corporation or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

       An “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares that person’s home.
4.	Related Person Transactions
       The Corporation gives careful attention to related person transactions, which can present potential conflicts of interest. Related person transactions are those transactions, arrangements or relationships in which the Corporation is or will be a participant and the amount involved exceeds $50,000, and in which a related person has a direct or indirect interest, as more fully defined in the Corporation’s Related Person Transactions Policy. Directors, director nominees, executive officers, certain shareholders and their immediate family members and certain associated entities are related persons for purposes of the Policy. The Policy contains procedures for the review, approval and ratification of related person transactions by the Corporate Governance and Nominating Committee of the Board.
5.	Stockholder Nominations
       The Corporate Governance and Nominating Committee does not solicit director nominations. If it is actively considering adding a new director, or preparing to recommend a slate of existing directors for re-election to the Board, it will consider recommendations sent by stockholders to the Secretary of the Corporation that set forth:
       a. the name and address of the stockholder who intends to make the nomination and of the person to be nominated;
       b. a representation that the stockholder is a record holder of Centex stock entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to nominate the person specified in the letter;
       c. a description of all arrangements or understandings between the stockholder and the nominee and other persons(s) (naming such person(s)) pursuant to which the nomination is to be made by such stockholder;
       d. such other information regarding the nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and
       e. the consent of the nominee to serve as a director of the Corporation if so elected.
6.	Director Resignation
       Each director must agree to tender a resignation from the Board if the following should occur.
       In a change in circumstances. Each director must agree that he or she will tender a resignation from the Board in the event of a material change in his or her personal circumstances, including a change in principal job responsibilities (other than a promotion with the director’s current employer). The decision whether to accept the resignation would be made by the Board, with a recommendation from the Corporate Governance and Nominating Committee.
       In the election of directors. In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will tender his or her resignation to the Chairman of the Board not later than ten (10) days following certification of the stockholder vote.

       The Corporate Governance and Nominating Committee (the “Committee”) will promptly consider the resignation submitted by a director receiving a greater number of votes “withheld” from his or her election than votes “for” his or her election, and the Committee will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reasons why shareholders “withheld” votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Corporation, and the Corporation’s Corporate Governance Guidelines.
       The Board will act on the Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Committee’s recommendation, the Corporation will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission.
       To the extent that one or more directors’ resignations are accepted by the Board, the Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
       Any director who tenders his or her resignation pursuant to this provision will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of members of the Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, then the independent directors who are on the Board who did not receive a greater number of votes “withheld” from their election than votes “for” their election (or who were not standing for election) will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them. This Board committee may, but need not, consist of all of the independent directors who did not receive a greater number of votes “withheld” from their election than votes “for” their election or who were not standing for election.
       This corporate governance guideline will be summarized or included in each proxy statement relating to an election of directors of the Corporation.
7.	Director Responsibilities
       The business of Centex Corporation is managed under the direction of the Board. Among the Board’s major responsibilities are:
•	Selection, compensation and evaluation of the Chief Executive Officer and oversight of succession planning.

•	Assurance that processes are in place to promote compliance with law and high standards of business ethics.

•	Oversight of Centex’s strategic planning.

•	Approval of all material transactions and financings.

•	Understanding Centex’s financial statements and other disclosures and evaluating and changing where necessary the process for producing accurate and complete reporting.

•	Using its experience to advise management on major issues facing Centex.

•	Evaluating the performance of the Board and its committees and making appropriate changes where necessary.
       Directors are expected to maintain a good attendance record, and familiarize themselves with the materials distributed prior to each Board or committee meeting. Absent special circumstances, such materials are provided at least three business days before the meeting, and further in advance for material transactions. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of information received in connection with his or her service as a director. The directors are expected to make every effort to attend each annual meeting of stockholders.
       Non-employee directors meet immediately after all Board meetings without management present, and the independent directors meet at least once annually. The Corporation has appointed a lead independent director to preside at such meetings. The lead director has been given the following additional responsibilities:
•	make recommendations to the Board regarding the structure of Board meetings

•	recommend matters for consideration by the Board

•	determine appropriate materials to be provided to the directors

•	serve as an independent point of contact for stockholders wishing to communicate with the Board other than through the Chairman

•	assign tasks to the appropriate committees

•	with the approval of the Corporate Governance and Nominating Committee, oversee the annual evaluation of the Board and its Committees.
       In addition, the lead director establishes, in collaboration with the Chief Executive Officer, agenda items to be discussed at each Board meeting. Each Board member is free to suggest items for inclusion on the agenda at any time. Agendas for the meetings of committees of the Board are cleared by the chair of the committee, and committee members may place items on the agenda.
       As a service guideline, the Board intends that directors serving as the lead director or as a chair of a Board committee will serve a three-year term in the position. The Board may, in the exercise of its judgment, allow for a shorter or longer term of service in any particular situation.
8.	Director Access to Management and Independent Advisors
       All directors are able to directly contact members of management, including, in the case of the Audit Committee, direct access to the head of internal audit. Broad management participation is encouraged in presentations to the Board. The Board and its Committees are empowered to hire at Corporation expense their own financial, legal and other experts to assist them in addressing matters of importance to the Corporation. The Compensation Committee works directly with an executive compensation consultant.
9.	Non-Employee Director Compensation
       The amount and type of compensation for the Corporation’s non-employee directors is recommended by the Corporate Governance and Nominating Committee, which conducts an annual review of director compensation and develops its recommendation working with outside compensation specialists, and approved by the Board. Each non-employee director of the Corporation will receive annual compensation in the form of cash, stock options and restricted stock. Such annual compensation is valued at $300,000.00, of which one-third will be in cash, one-third will be in the form of an option to purchase shares of common stock of the Corporation, and one-third will be shares of restricted stock. Each non-employee Committee Chair (other than the Audit Committee Chair) receives additional compensation of $20,000 per year. The Audit Committee Chair receives additional compensation of $25,000 per year, and the lead director receives an additional $35,000 per year.
10.	Director Orientation and Continuing Education
       Directors are provided extensive material regarding Centex upon their initial election to the Board, including a binder containing information regarding Centex and its policies and various administrative and legal matters. Other orientation procedures include meetings with senior executives of the Corporation and its major business units. Board meetings are occasionally held outside the corporate office to permit the directors to visit operating locations of the Centex companies. Centex supports any individual director’s continuing education needs, as long as the associated financial commitment is reasonable.
11.	Evaluation of the Board and its Committees
       The Corporate Governance and Nominating Committee has established a process for the annual evaluation of the effectiveness of the Board and each Committee, and oversees the composition, organization (including its Committee structure, membership and leadership) and practices of the Board. An individual director assessment is performed annually as well.
12.	Management Compensation, Evaluation and Succession
       The Board provides annual goals for the Chief Executive Officer. The Compensation and Management Development Committee approves those goals and evaluates the CEO’s performance, including his or her success in achieving these goals, in setting compensation.
       The Board recognizes that the selection of key leadership and the oversight of succession planning are among the most important duties of the Board. The Board reviews management succession planning annually. The Corporation has also established an emergency succession plan to address emergency situations that would require the immediate temporary or permanent replacement of the Chief Executive Officer.
13.	Stock Ownership Guidelines
       For directors. The Board has established guidelines suggesting the non-employee directors of the Board of the Corporation achieve and maintain ownership of a minimum amount of the Corporation’s Common Stock. These guidelines are five times the cash component of director compensation for the Board year beginning at the 2005 annual meeting, which would equate to holdings valued at $500,000.
       For executive and senior officers. The Board has established guidelines suggesting that all executive officers of the Corporation and other senior officers of the Corporation or Centex Homes identified on the list below should achieve and maintain ownership of a minimum amount of the Corporation’s Common Stock. These guidelines are based on a multiple of base salary as described below:

Title of Officer		Multiple
Centex Corporation	Centex Homes
Chief Executive Officer		5x
Chief Operating Officer	Chief Executive Officer	4x

Title of Officer		Multiple
Centex Corporation	Centex Homes
Chief Financial Officer; Executive Vice President and Senior Vice President reporting to CEO or COO	Region Presidents; Executive Vice President, Operations Support	3x
Executive Vice President not reporting to the CEO or COO		2x
Senior Vice President not reporting to the CEO or COO		1.5x

       Directors and officers have five years to meet these guidelines once they become subject to the guidelines. Compliance is measured at the end of each fiscal year using the closing price of Common Stock on that date or, if the director or officer acquired the shares at a higher price, the price at which he or she acquired the shares.
       For purposes of these guidelines, stock is deemed “owned” for both directors and officers in the case of (a) shares owned outright, (b) beneficially-owned shares; and (c) time vested stock or stock equivalents, such as restricted stock or stock units or performance units payable in stock. Stock options, whether vested or not, do not count as stock “owned.” Restricted stock granted to directors is also deemed “owned,” whether or not any applicable restrictions have lapsed.
       In addition to the above ownership guidelines, beginning after adoption of these guidelines in 2008, directors and officers are subject to a “holding period” requirement for stock options, restricted stock, stock units and performance units payable in stock. If a person has not reached the ownership guideline set forth above, then 100% of the after-tax gain on option exercises must be held in shares (through a “net exercise” or exercise and sell to cover or similar procedure). In addition, if a person has not reached the ownership guideline set forth above, then 100% of the after-tax shares of vesting restricted stock, or the after-tax shares issued upon the distribution of restricted stock units or performance units payable in shares must be held in shares. Also, 100% of the after-tax value of performance units payable in cash must be used to purchase and hold shares. After the ownership guideline has been met subsequent option exercises and the vesting of stock awards or performance units are not subject to the holding requirement.
       Exceptions to these share ownership and holding requirements may be made at the discretion of the Compensation and Management Development Committee if compliance would create severe personal or financial hardship or prevent an officer from complying with a court order (as part of a divorce settlement, for example).
14.	Evaluation of Corporate Governance Guidelines
       Annually, the Corporate Governance and Nominating Committee reviews these Guidelines and recommends changes to the Board if appropriate.
15.	Stockholder Ratification of Independent Auditors
       At the Annual Meeting each year, the holders of the Corporation’s Common Stock will be given the opportunity to vote on whether to ratify the selection of independent auditors for the following fiscal year.
16.	Stockholder Proposals
       If a stockholder proposal that was not supported by the Board receives a majority of the votes cast at a meeting at which a quorum is present, the Board will reconsider the proposal.

17.	Stockholder Communications with the Board
       Any Centex stockholder may communicate with any member of the Centex Board of Directors by sending any such communication to Centex Corporation, Post Office Box 199000, Dallas, Texas 75219-9000 to the attention of the director or directors of the stockholder’s choice (e.g., “Attention: Lead Director” or “Attention: All Independent Directors,” etc.). Centex relays all such communications addressed in this manner as appropriate. Any communications addressed to the attention of “The Board of Directors” will be forwarded to the Lead Director for review and further handling as appropriate.
18.	Policy on Recoupment in Restatement Situations
       If financial results of the Corporation are restated due to fraud or intentional misconduct, the Board or an appropriate Committee will review any incentive compensation paid or awarded to the officer(s) or employee(s) of the Corporation or any subsidiary who may have been responsible for the fraud or intentional misconduct that caused the need for the restatement. The Board or appropriate Committee will, to the extent permitted by applicable law, in all appropriate cases, require recoupment of any unearned amounts paid or awarded as incentive compensation to the officer or employee, if (i) the Board or the reviewing Committee, as applicable, concludes in good faith that the officer or employee engaged in fraud or intentional misconduct that caused or partially caused the need for the restatement, (ii) the amount of the incentive compensation was calculated upon the achievement of certain financial results that were subsequently the subject of a restatement, and (iii) the amount of the incentive compensation that would have been awarded to the officer or employee had the financial results been properly reported would have been lower than the amount actually awarded. The Board will not seek to recover incentive compensation awarded more than three years prior to the date the applicable restatement is disclosed. For the purposes of this Guideline, “incentive compensation” includes cash bonus, restricted stock, deferred stock units, stock options, deferred cash compensation and other long-term measures, and the proceeds from any exercise or sale thereof, and, to the extent specified in any severance policy of the Corporation or severance agreement, cash severance benefits paid to an officer or employee.
19.	Code of Ethics
       The Corporation has adopted “The Centex Way: A Guide to Decision-Making on Business Conduct Issues” as its code of business conduct. “The Centex Way” promotes the highest ethical standards in all business dealings by the Corporation’s employees and satisfies the Securities and Exchange Commission’s requirements for a code of ethics for the Corporation’s executive officers. This document is available on the Corporation’s web site at www.centex.com in the Investors area (Governance subsection).
As amended through February 14, 2008

Appendix B
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CENTEX CORPORATION
     FIRST: The name of the corporation is CENTEX CORPORATION.
     SECOND: [reserved] ~~Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada. The name and address of its resident agent is The Corporation Trust Company, One East First Street, Reno, Nevada.~~
     THIRD: The purpose of the Corporation is to engage in any lawful act, activity and/or business for which corporations may be organized under the General Corporation Laws of the State of Nevada.
     FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is ~~Fifty Five Million (55,000,000)~~ Three Hundred Five Million (305,000,000). All such shares are to have a par value and are classified as (i) Five Million (5,000,000) shares of Preferred Stock (the “Preferred Stock”), each share of such stock having such par value as the Board of Directors of the Corporation may from time to time designate in the resolutions providing for the issuance thereof, as hereinafter provided, and (ii) ~~Fifty Million (50,000,000)~~ Three Hundred Million (300,000,000) shares of Common Stock (the “Common Stock”), each share of such stock having a par value of $.25.1
     The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock of the Corporation are as follows:
     A. Provisions Relating to the Preferred Stock.
     1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereafter prescribed.
     2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

[1]	On February 4, 1998 the stockholders voted to increase the number of authorized shares from 55,000,000 to 105,000,000, with 5,000,000 shares of preferred stock and 100,000,000 shares of common stock. When the Certificate of Amendment was filed on February 12, 1998, it purported to amend all of Article Fourth instead of merely the first paragraph thereof containing the authorized shares. The scriveners error was corrected in a Certificate of Correction filed November 6, 1998. On February 25, 2004 the stockholders voted to increase the number of authorized shares from 105,000,000 to 305,000,000, with 5,000,000 shares of preferred stock and 300,000,000 shares of common stock. When the Certificate of Amendment was filed on February 24, 2004, it purported to amend all of Article Fourth instead of merely the first paragraph thereof containing the authorized shares. The scriveners error was corrected in a Certificate of Correction filed November 14, 2007.

     (a) Whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;
     (b) The number of shares to constitute the class or series and the designations thereof;
     (c) The par value, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;
     (d) Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
     (e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;
     (f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;
     (g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
     (h) Whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same of any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
     (i) Such other special rights and protective provisions with respect to any class or series as may to be Board of Directors deem advisable.
     3. The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.
     4. The shares of Preferred Stock, Series A, heretofore authorized in resolutions adopted by Unanimous Written Consents of the Board of Directors, dated February 17, 1970, and November 13, 1970, the shares of Preferred Stock, Series B, heretofore authorized in resolutions adopted by

Unanimous Written Consent of the Board of Directors, dated February 17, 1970, and the shares of Preferred Stock, Series C, heretofore authorized in resolutions adopted by Unanimous Written Consent of the Board of Directors dated June 24, 1970, shall, notwithstanding anything else to the contrary, have the following voting power and privileges:
     Each holder of Preferred Stock, Series A, Preferred Stock, Series B, or Preferred Stock, Series C, shall be entitled to one vote on each matter submitted to a vote of the stockholders for each whole share of Common Stock into which each share of Preferred Stock standing in such holder’s name on the records of the Corporation is convertible, irrespective of whether or not the conversion privilege may be exercised by the holder of such Preferred Stock as of the record date for the determination of stockholders entitled to vote on each matter at the meeting of the stockholders called and held for such purpose.
     B. Provisions Relating to the Common Stock.
     1. Except as otherwise required by law, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the stockholders.
     2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.
     3. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.
     C. General.
     1. Subject to the provisions of law and the foregoing provisions of these Articles of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further payments in respect of such shares.
     2. No stockholder of this Corporation shall have, by reason of his holding shares of any class of stock of this Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares (including treasury shares) of any class of this Corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.
     3. Cumulative voting by any stockholder is hereby expressly denied.

     FIFTH: The members of the governing board shall be styled “directors” and the number thereof shall be not less than three (3) nor more than thirteen (13), the exact number to be fixed as provided by the Bylaws of the Corporation, provided that the number so fixed as provided by the Bylaws may be increased or decreased within the limits above specified from time to time as provided by the Bylaws.
     ~~The names and post office addresses of the first Board of Directors, which shall consist of three (3) members, are as follows:~~

~~Name~~	~~Address~~
~~Frank M. Crossen~~	~~4600 Republic National Bank Tower Dallas, Texas 75201~~

~~Paul R. Seegers~~	~~4600 Republic National Bank Tower Dallas, Texas 75201~~

~~E. L. Higgins~~	~~4600 Republic National Bank Tower Dallas, Texas 75201~~
     SIXTH: [reserved] ~~The names and post office addresses of each of the incorporators signing the Articles of Incorporation are as follows:~~

~~Name~~	~~Address~~
~~Donald L. Carano~~	~~2520 Faretto Drive Reno, Nevada 89502~~

~~Linda A. Barozzi~~	~~3485 Bryan Street Reno, Nevada 89503~~

~~Marilyn Hart~~	~~19765 Miner Lane Reno, Nevada 89502~~
     SEVENTH: The Corporation shall have perpetual existence.
     EIGHTH: The Board of Directors is expressly authorized to make, repeal, alter, amend or rescind the Bylaws of the Corporation. The stockholders of the Corporation shall not make, repeal, alter, amend or rescind the Bylaws of the Corporation except by the vote of the holders of 66-2/3 percent or more of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting together as a single class. In addition to any requirement of law and any other provisions of these Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Fourth of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66-2/3 percent or more of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article Eighth.
     NINTH: No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are directors or officers of such corporation. Any director of the Corporation, individually or any firm or association of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested; every director of the Corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in anywise interested or connected.
     TENTH: [reserved]
     ~~1. Elimination of Director or Officer Liability.~~
     ~~No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer occurring on or after July 15, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this paragraph 1 of Article TENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.~~
     ~~2. Indemnification.~~
     ~~(a) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.~~

     ~~(b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.~~
      ~~(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) and (b), or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense.~~
      ~~(d) Any indemnification under subparagraphs (a) and (b), unless ordered by a court or advanced pursuant to subparagraph (e), must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (1) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (2) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (3) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion, or (4) by the stockholders.~~
     ~~(e) The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subparagraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise.~~
     ~~(f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this paragraph 2 of Article TENTH (1) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders disinterested directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subparagraph (b) or for the advancement of expenses made pursuant to subparagraph (e), may not be made to or on behalf of any director or officer if a final adjudication establishes that~~

~~his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (2) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.~~
     ~~(g) To the extent permitted by law, the Corporation shall have power to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and any liability and expenses incurred by him in any such capacity or arising out of his status as such.~~
     ELEVENTH: The vote of stockholders of the Corporation required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Eleventh.
     1. Higher Votes Required for Certain Business Combinations. In addition to any affirmative vote required by law or by these Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Fourth of these Articles of Incorporation, and except as otherwise expressly provided in paragraph 3 of this Article Eleventh:
     (a) any merger or consolidation of the Corporation with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or
     (b) any sale, lease, exchange, mortgage, pledge, transfer, or dividend or distribution (other than on a pro rata basis to all stockholders) or other disposition (in one transaction or a series of transactions) to, with or from any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary having an aggregate Fair Market Value of $40,000,000 or more; or
     (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $40,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary that were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary; or
     (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or
     (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary that is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or
     (f) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or
     (g) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;
shall not be consummated without (i) the affirmative vote of the holders of at least 66-2/3 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), and (ii) the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Stockholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by these Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Fourth of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.
     2. Definition of ‘Business Combination’. The term ‘Business Combination’ as used in this Article Eleventh shall mean any transaction that is referred to in any one or more of subparagraphs (a) through (g) of paragraph 1 of this Article Eleventh.
     3. Exceptions to Higher Voting Requirements. The provisions of paragraph 1 of this Article Eleventh shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to Article Fourth of these Articles of Incorporation, if all the conditions specified in either of the following subparagraphs (a) or (b) are met:
     (a) all the six conditions specified in the following clauses (i) through (vi) shall have been met:
     (i) if the transaction constituting the Business Combination shall provide for a consideration to be received by holders of the Common Stock in exchange for all their shares of the Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of the Common Stock in such Business Combination shall be at least equal to the highest of the following:
     (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of the Common Stock beneficially owned by the Interested Stockholder that were acquired (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; and
     (B) the Fair Market Value per share of the Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

     (ii) if the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than the Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (a)(ii) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):
     (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Stockholder that were acquired (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;
     (B) (if applicable) the highest preferential amount per share to which the holders of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation; and
     (C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and
     (iii) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including the Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder, and if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; and
     (iv) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
     (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;
     (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

     (C) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and
     (v) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation whether in anticipation of or in connection with such Business Combination or otherwise; and
     (vi) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions); and/or
     (b) such Business Combination shall have been approved by a majority of the Disinterested Directors.
     4. Certain Definitions. For purposes of this Article Eleventh:
     (a) A ‘person’ shall mean any individual, firm, group, corporation, partnership, trust or other entity or any ‘person’ or ‘group’ of persons or entities (as such terms are used in Regulation 13d under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on May 1, 1984).
     (b) ‘Interested Stockholder’ shall mean any person (other than the Corporation or any Subsidiary) who or that:
     (i) is, at the date in question, the beneficial owner (as hereinafter defined), directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or
     (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner (as hereinafter defined), directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or
     (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions other than a public offering within the meaning of the Securities Act of 1933.
     (c) ‘Disinterested Stockholder’ shall mean a stockholder of the Corporation who is not an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder.
     (d) A person shall be a ‘beneficial owner’ of any Voting Stock:

     (i) as to which such person or any of its Affiliates or Associates is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act as in effect on May 1, 1984), directly or indirectly; or
     (ii) that such person or any of its Affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or to direct the voting of pursuant to any agreement, arrangement or understanding, or otherwise; or
     (iii) that are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.
     (e) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (b) of this paragraph 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of subparagraph (d) of this paragraph 4 but shall not include any other shares of Voting Stock that may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.
     (f) ‘Affiliate’ and ‘Associate’ shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on May 1, 1984.
     (g) ‘Subsidiary’ shall mean any corporation more than 50 percent of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (b) of this paragraph 4, the term ‘Subsidiary’ shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.
     (h) ‘Disinterested Director’ shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, any Interested Stockholder and was a member of the Board of Directors immediately prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor to a Disinterested Director who is unaffiliated with, and not a nominee of, any Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.
     (i) ‘Fair Market Value’ shall mean: (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (B) in the case of stock of any class or series that is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.
     (j) ‘Announcement Date’ shall mean the date of first public announcement of the proposed Business Combination.
     (k) ‘Determination Date’ shall mean the date on which an Interested Stockholder becomes an Interested Stockholder.
     5. Determinations by the Board of Directors. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Eleventh, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of paragraph 3 of this Article Eleventh have been met with respect to any Business Combination, and (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $40,000,000 or more, and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article Eleventh.
     6. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article Eleventh shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
     7. Amendments. In addition to any requirement of law and any other provisions of these Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Fourth of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of (i) 66-2/3 percent or more of the combined voting power of the then outstanding shares of Voting Stock and (ii) the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Stockholders, in each case voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article Eleventh.
          TWELFTH: Subject to the rights of the holders of the Preferred Stock or any other class or series of stock that may have a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the Bylaws of the Corporation. In addition to any requirement of law and any other provisions of these Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Fourth of these Articles of Incorporation

(and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66-2/3 percent or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article Twelfth.
          [previous signatures and acknowledgements omitted]
     IN WITNESS WHEREOF, Centex Corporation has caused its Vice President, Deputy General Counsel and Secretary to execute this Amended and Restated Articles of Incorporation of Centex Corporation on this ___day of July 2008.

James R. Peacock III
Vice President, Deputy General Counsel and Secretary

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation:

Centex Corporation
2. The articles have been amended as follows (provide article numbers, if available):

See the attached Amended and Restated Articles of Incorporation (consisting of                     pages).
In the process of the amendment and restatement: the company’s office address and the name and address of its registered agent have been deleted (Article SECOND), the number of authorized shares has been updated to reflect amendments since the last restatement (Article FOURTH), the names and addresses of the initial board of directors have been deleted (Article FIFTH), the names and addresses of the incorporators have been deleted (Article SIXTH), and the provisions relating to limitation of director and officer liability and indemnification have been deleted (Article TENTH).
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:      Majority

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):	X

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2007
Revised on 01/01/07

Appendix C
Changes to Section 5 Adopted
Subject to Stockholder Approval
(Proposal No. 4)
CENTEX CORPORATION
2003 ANNUAL INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective ~~January 1~~,May 7, 2008)
     1. Objective. The Centex Corporation 2003 Annual Incentive Compensation Plan (the “Plan”) is designed to retain selected executive officers of Centex Corporation, and reward them for making significant contributions to the success of Centex Corporation. These objectives are to be accomplished by making annual awards under the Plan and thereby providing Participants with a financial interest in the overall performance and growth of Centex Corporation. The Plan and Awards granted hereunder are intended to be exempt from the requirements of Section 409A of the Code, and shall be interpreted and administered in a manner consistent with that intent.
     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
     “Act” means the Securities Exchange Act of 1934, as amended.
     “Affiliate” means any direct or indirect subsidiary or parent of Centex Corporation and any partnership, joint venture, limited liability company or other business venture or entity in which Centex Corporation owns directly or indirectly at least 80% of the ownership interest in such entity, as determined by the Committee in its sole and absolute discretion (such determination by the Committee to be conclusively established by the grant of an Award by the Committee to an officer or employee of such an entity).
     “Award” means an incentive compensation award payable in cash and granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
     “Award Agreement” means a written agreement between Centex Corporation and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
     “Beneficiary” means such person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, designated by the Participant in a written election form filed with the Committee as entitled to receive the Participant’s Award(s) in the event of the Participant’s death, or if no such election form shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Committee, the person or persons entitled thereto under the last will of such deceased Participant, or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent’s domicile.
     “Board” means the Board of Directors of Centex Corporation as the same may be constituted from time to time.
     “Centex Corporation” means Centex Corporation, a Nevada corporation, or any successor thereto.

     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Compensation Committee of the Board.
     “Employment” means employment with Centex Corporation or an Affiliate.
     “Fiscal Year” means April 1 through March 31.
     “Participant” means an executive officer of Centex Corporation who signs an Award Agreement.
     “Plan” means this Centex Corporation 2003 Annual Incentive Compensation Plan, as set forth herein and as may be amended from time to time.
     A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural unless the context clearly indicates otherwise.
     3. Eligibility. Only executive officers of Centex Corporation are eligible to participate in this Plan. The Committee shall select the Participants in the Plan from time to time as evidenced by the execution of Award Agreements under the Plan.
     4. Plan Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate in its sole discretion. All decisions of the Committee shall be binding and conclusive on the Participants. The Committee shall determine all terms and conditions of the Awards.
     No member of the Committee shall be liable for anything done or omitted to be done by him or by any member of the Committee in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.
     5. Awards and Limitations Thereon. An Award will be paid only if specified performance goals set forth in an Award Agreement have been achieved during the course of the relevant Fiscal Year (or such shorter period as may be determined by the Committee) by an individual, Centex Corporation, an Affiliate, or one or more business units of Centex Corporation or an Affiliate, as applicable. The amount of the Award will be determined by reference to the formula contained in the relevant Award Agreement, which will describe the performance goal or goals and the percentage of the potential Award to be paid depending upon what level of the performance goal(s) is achieved. By way of example, and not limitation, if the performance goal is return on beginning stockholders equity of Centex Corporation, the formula will set forth different levels of return and the Award to be paid depending upon the level of return achieved. Performance goals will be established no later than the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is still substantially uncertain. Performance goals may include: (a) earnings, either in the aggregate or on a per-share basis, reflecting such dilution of shares as the Committee deems appropriate, including operating earnings, pre-tax earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization; (b) gross or net revenue; (c) operating or net cash flow; (d) financial return ratios (e.g., return or net return on one or more of the following: assets, net assets, equity, invested capital, revenue); (e) margins, including net, operating or pre-tax margins; (f) total shareholder return; (g) financial ratios (e.g., debt to capitalization or debt to equity); (h) growth in financial measures or ratios (e.g., revenue, earnings, cash flow, stockholders’ equity, margins); ~~or (i~~(i) business process metrics (e.g., asset turns, cycle time, and one or more elements of efficiency or cost or expense); or (j) customer satisfaction, based on specified objective goals, or a customer survey sponsored by Centex Corporation, an Affiliate, or one or more business units of Centex Corporation or an Affiliate, as applicable. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to performance goals, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.
     The maximum Award that may be paid to any Participant under this Plan for a Fiscal Year is ~~an amount equal to two percent (2%) of the reported consolidated net income of Centex Corporation and subsidiaries for such Fiscal Year.~~$15,000,000.
     Payment of an Award will be made to the Participant within 2 1/2 months following the conclusion of a Fiscal Year upon the conditions that (a) the performance goal or goals specified in the relevant Award Agreement have been achieved and (b) the Committee has reviewed and approved the Award. Notwithstanding the foregoing, payment may be made after the 2 1/2 month period if it is administratively impracticable to make payment by the end of the 2 1/2 month period and the requirements of Treasury Regulation § 1.409A-1(b)(4) are otherwise satisfied.
     If during the course of a Fiscal Year the Participant takes a position with Centex Corporation or an Affiliate which is materially different from the position which he or she occupied at the commencement of such Fiscal Year, and the Committee determines that such new position does not involve comparable or greater executive responsibilities than were enjoyed by such Participant at the beginning of such Fiscal Year, then the relevant Award Agreement will automatically be terminated. The Committee will decide, in its sole and absolute discretion, whether the Participant will receive a prorated Award for such Fiscal Year or will forfeit any interest in any Award for such Fiscal Year. Such a prorated Award will only be paid if the Committee determines that the relevant performance goals have been achieved.
     In the event that the Participant is not an employee on the last day of the Plan year, the Award will be treated as set forth in the applicable Award Agreement or as otherwise specified by the Committee.
     6. Tax Withholding. Centex Corporation shall deduct applicable taxes with respect to the payment of any Award and to take such other action as may be necessary in the opinion of Centex Corporation to satisfy all obligations for withholding of such taxes.
     7. Non-Assignability. Unless otherwise determined by the Committee, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except to a Beneficiary or by will, the laws of descent and distribution or a domestic relations order. The Committee may prescribe other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 7 shall be null and void.
     8. Change in Control and Certain Corporate Transactions. Notwithstanding anything to the contrary above, a change in control (as specified below), shall cause the maximum Award to each Participant for the then current fiscal year to be paid to the Participant, immediately prior to such change in control, without regard to the determination as to the periods or achievement of the objective performance goals. For purposes of this Section 8, a change in control shall be deemed to have taken place if there occurs a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act whether or not the Corporation is then subject to such reporting requirement: provided that without limitation such a change in control shall be deemed to have occurred if:

     (i) a third person, including a “Group” as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of shares of the twenty-five cents ($0.25) par value common stock of Centex Corporation having 50% or more of total number of votes that may be cast for the election of Directors of Centex Corporation; or
     (ii) as a result of, or in connection with, a contested election for Directors, persons who were Directors of Centex Corporation immediately before such election shall cease to constitute a majority of the Board.
     9. Plan Year. The plan year will be coterminous with the Fiscal Year, while this Plan is in effect. This Plan will govern annual cash incentive compensation payments following March 31, 2003.
     10. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of Centex Corporation, to the extent such approval is required by applicable legal requirements.
     11. No Employment Guaranteed. No provision of this Plan or any Award Agreement hereunder shall confer any right upon any executive officer to continued Employment.
     12. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

Appendix D
Changes to Sections 8 and 21 Adopted Subject to
Stockholder Approval (Proposal No. 5)
Changes to Section 5 Adopted Subject to
Stockholder Approval (Proposal No. 6)
CENTEX CORPORATION 2003 EQUITY INCENTIVE PLAN
(Amended and Restated Effective May 7, 2008)
1. Plan
     The Centex Corporation 2003 Equity Incentive Plan (the “Plan”) was adopted by the Corporation to reward certain key Employees of the Corporation and its Affiliates and Non-employee Directors of the Corporation by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of the Corporation.
2. Objectives
     (a) Purpose. The purpose of this Centex Corporation 2003 Equity Incentive Plan is to further the interests of the Corporation and its shareholders by providing incentives in the form of Awards to key Employees and Non-employee Directors who can contribute materially to the success and profitability of the Corporation and its Affiliates. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Corporation parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Corporation’s continued success and progress. This Plan will also enable the Corporation and its Affiliates to attract and retain such Employees and Non-employee Directors.
     (b) IRC Section 409A. The Plan and Awards granted hereunder are intended to comply with or be exempt from the requirements of Code Section 409A, and shall be interpreted and administered in a manner consistent with those intentions. Any provision of this Plan to the contrary notwithstanding, Grandfathered Awards shall not be governed by the provisions of this amended and restated Plan but instead shall continue to be governed by the provisions of the Plan as in effect on December 31, 2007.
3. Definitions
     As used herein, the terms set forth below shall have the following respective meanings:
     “Affiliate” means a Subsidiary or Joint Venture; provided, however, that a Subsidiary or Joint Venture shall be considered an Affiliate only if the Subsidiary or Joint Venture would be aggregated and treated as a single employer with the Corporation under Code Section 414(b) (controlled group of corporations) or Code Section 414(c) (group of trades or businesses under common control), as applicable, but in applying such Code Sections, an ownership threshold of 50% shall be used as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (a) Code Section 1563 and the regulations thereunder for determining a controlled group of corporations under Code Section 414(b), and (b) Treasury Regulation § 1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).

     “Authorized Officer” means the Chief Executive Officer of the Corporation (or any other senior officer of the Corporation to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).
     “Award” means an Employee Award or a Director Award, and does not include a Grandfathered Award.
     “Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Committee determines such agreement is necessary.
     “Board” means the Board of Directors of the Corporation.
     “Black-Scholes Value” means the formula given by the option pricing model of such name used to calculate the theoretical fair value of a stock option at any given time.
     “Change in Control” means, unless otherwise defined by the Committee, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:
     (i) a third person, including a “Group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of Common Stock having fifty (50) percent or more of total number of votes that may be cast for the election of Directors; or
     (ii) as a result of, or in connection with, a contested election for Directors, persons who were Directors immediately before such election shall cease to constitute a majority of the Board;
provided, however, that no Change in Control shall be deemed to have occurred with respect to paragraph 10 unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury Regulations and other guidance issued under or related to Section 409A of the Code.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.
     “Committee” means the independent Compensation Committee of the Board as is designated by the Board to administer the Plan.
     “Common Stock” means Centex Corporation common stock, par value $.25 per share.
     “Corporation” means Centex Corporation, a Nevada corporation, or any successor thereto.
     “Director” means an individual who is a member of the Board.
     “Director Award” means any Option, Stock Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

     “Disability” means a disability determination in accordance with the terms of the Long Term Disability Plan of Centex Corporation, provided that with respect to Awards that are subject to Code Section 409A, the Participant also must meet one of the following conditions:
     (a) the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or
     (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s Employer.
     “Dividend Equivalents” means, with respect to Stock Units or shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.
     “Employee” means an employee of the Corporation or any of its Affiliates.
     “Employee Award” means any Option, Stock Award, or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.
     “Employee Director” means an individual serving as a member of the Board who is an Employee of the Corporation or any of its Affiliates.
     “Employer” means the Corporation and any Affiliate.
     “Equity Award” means any Option, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” of a share of Common Stock means, as of a particular date, (i)(A) if Common Stock is listed on a national securities exchange, the closing price per share of such Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange or such other national securities exchange on which the Common Stock is listed that is at the applicable time the principal market for the Common Stock, or any other source selected by the Committee, or, if there shall have been no such sales so reported on that date, on the last preceding date on which such a sale was so reported, (B) if Common Stock is not so listed, the mean between the closing bid and asked price of Common Stock on that date, or, if there are no quotations available for such date, on the last preceding date on which such a quotation was reported, as reported on a recognized quotation system selected by the Committee, or, if not so reported, then as reported by The Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), or (C) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Corporation for such purpose, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Corporation to administer the Plan. Any determination of Fair Market Value shall be consistent with Code Section 409A to the extent applicable.

     “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild or grandchild of the Participant, including adoptive relationships, or a trust, family limited partnership or any other entity in which these persons (with or without the Participant) have more than 50% of the beneficial interest.
     “Full Time Employee” means a person actively and regularly engaged in work at least 40 hours a week.
     “Grandfathered Awards” means all Awards made pursuant to the Plan that were earned and vested on or before December 31, 2004. Grandfathered Awards are subject to the provisions of paragraph 2(b).
     “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.
     “Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.
     “Joint Venture” means any joint venture, partnership, limited liability company or other non-corporate entity in which the Corporation has at least a 50% ownership, voting, capital or profits interests (in whatever form).
     “Non-employee Director” means an individual serving as a member of the Board who is not an Employee of the Corporation or any of its Affiliates.
     “Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which is not intended to comply with the requirements set forth in Section 422 of the Code.
     “Participant” means an Employee or Non-employee Director to whom an Award has been granted under this Plan.
     “Performance Award” means an Award made pursuant to this Plan that is subject to the attainment in the future of one or more Performance Goals.
     “Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Qualified Performance Award shall be earned.
     “Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in paragraph 8(a)(iii)(B) of the Plan.
     “Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.
     “Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.
     “Retirement” means the Participant’s voluntary Separation from Service and, where the context indicates, includes Vested Retirement. Calculation of eligibility for Retirement shall be based on whole Years of Service on the date as of which the calculation is being made. Any partial years shall be disregarded.

     “Separation from Service” means a termination of services provided by a Participant to his or her Employer (as defined below), whether voluntarily or involuntarily, as determined by the Committee in accordance with Treasury Regulation § 1.409A-1(h). In determining whether a Participant has incurred a Separation from Service, the following provisions shall apply:
     (a) For a Participant who provides services to an Employer as an employee, except as otherwise provided in this definition, a Separation from Service will occur when such Participant has experienced a termination of employment with the Employer. A Participant will be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (A) no further services will be performed for the Employer after a certain date, or (B) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than 33 1/3 percent of the average level of bona fide services performed by the Participant (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).
     If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer will be treated as continuing, provided that the period of the leave of absence does not exceed 6 months, or if longer, so long as the Participant has a right to reemployment with the Employer under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not have a right to reemployment under an applicable statute or by contract, the employment relationship will be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period. In applying the provisions of this paragraph, a leave of absence will be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.
     (b) For a Participant who provides services to an Employer as an independent contractor, except as otherwise provided in this definition, a Separation from Service will occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Employer, provided that the expiration of such contract or contracts is determined by the Committee to constitute a good-faith and complete termination of the contractual relationship between the Participant and the Employer.
     (c) For a Participant who provides services to an Employer as both an employee and an independent contractor, a Separation from Service generally will not occur until the Participant has ceased providing services for the Employer as both as an employee and as an independent contractor, as determined in accordance with the provisions set forth in subparagraphs (a) and (b) of this definition, respectively. If a Participant either (i) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an employee, or (ii) ceases providing services for an Employer as an employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for the Employer in both capacities, as determined in accordance with the applicable provisions set forth in subparagraphs (a) and (b) of this definition.
     Notwithstanding the foregoing provisions in this subparagraph (c), if a Participant provides services for an Employer as both an employee and as a member of the board of directors of an

Employer, to the extent permitted by Treasury Regulation § 1.409A-1(h)(5), the services provided by the Participant as a director will not be taken into account in determining whether the Participant has experienced a Separation from Service as an employee, and the services provided by the Participant as an employee will not be taken into account in determining whether the Participant has experienced a Separation from Service as a director.
     (d) In addition, notwithstanding the provisions of this definition, where as part of a sale or other disposition of substantial assets by an Employer to an unrelated buyer, a Participant would otherwise experience a Separation from Service as defined above, the Employer and the buyer shall retain the discretion to specify, and may specify, that a Participant performing services for an Employer immediately before the asset purchase transaction and providing services to the buyer after and in connection with the asset purchase transaction shall not experience a Separation from Service for purposes of this Plan and the Participant shall be bound by same, provided that such transaction and the specification meet the requirements of Code Section 409A.
     (e) For purposes of this definition, “Employer” means:
     (i) The entity for whom the Participant performs services and with respect to which the legally binding right to an Award or payment under an Award arises; and
     (ii) All other entities with which the entity described in subparagraph (e)(i) of this definition would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (group of trades or businesses under common control), as applicable. To identify the group of entities described in the preceding sentence, an ownership threshold of 50% shall be used as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code Section 1563 and the regulations thereunder for determining a controlled group of corporations under Code Section 414(b), and (B) Treasury Regulation § 1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).
     “Specified Employee” means any Participant who is determined to be a “key employee” (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined by the Corporation in accordance with Treasury Regulation § 1.409A-1(i).
     “Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock.
     “Stock Unit” means a unit equal to one share of Common Stock (as determined by the Committee) granted to either an Employee or a Non-employee Director.
     “Subsidiary” means any corporation of which the Corporation directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.
     “Vested Retirement” means the voluntary termination of all employment by a Participant (excluding a Non-employee Director) who is a Full Time Employee from the Employer at any time after the Participant is age 55 or older, has at least 10 Years of Service and the sum of age and Years of Service equals at least 70. Calculation of eligibility for Vested Retirement shall be based on whole years of age and Years of Service on the date as of which the calculation is being made. Any partial years shall be disregarded.

     “Years of Service” means the Participant’s years of employment with an Employer. A Participant shall be credited with a Year of Service on each anniversary of the date on which he or she was first employed with an Employer, provided that the Participant continues to be employed by an Employer on such anniversary date.
4. Eligibility
     (a) Employees. Employees eligible for the grant of Employee Awards under this Plan are those Employee Directors and Employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Corporation and its Affiliates. Notwithstanding the foregoing, Employees of Affiliates that are not considered a single employer with the Corporation under Code Section 414(b) or Code Section 414(c) shall not be eligible to receive Employee Awards that are subject to Code Section 409A until the Affiliate adopts this Plan as a participating employer in accordance with paragraph 23.
     (b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Non-employee Directors.
5. Common Stock Available for Awards
     Subject to the provisions of paragraph 15 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed ~~6,665,970 shares. No more than 2,221,990 shares of Common Stock shall be available for Stock Awards, other than Options or Performance Awards~~4,834,470 shares (less any shares used, and plus any shares that become available for grant, under the terms of this Plan, from May 8, 2008 until July 10, 2008). With respect to Awards made after July 10, 2008, and for purposes of shares available for grant under the preceding sentence, shares of Common Stock issued in connection with (a) the exercise of an Option shall be counted as 1.0 shares against shares available for grant for every one share of Common Stock issued in connection with such Option, and (b) any Award to be settled in shares, other than an Option (and other than any Award settled in cash), shall be counted as 1.4 shares against shares available for grant for every one share of Common Stock issued in connection with such Award. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or ~~in a manner such that all or some of the shares covered by an Award are not issued to a Participant or~~ are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. ~~If the Grant Price or other purchase price of any Option or other Award granted under the Plan is satisfied by tendering shares of Common Stock to the Corporation by either actual delivery or by attestation, or by withholding shares of Common Stock, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the~~After July 10, 2008, the net exercise of an Option (or a number less than the total number of shares covered by the Option) will reduce the number of shares of Common Stock available for issuance under this Plan by the entire number of shares of Common Stock subject to the Option (or the portion thereof that shall have been exercised), even though a smaller number of shares of Common Stock will actually be issued upon such an exercise. Also, after July 10, 2008,  shares of Common Stock tendered or withheld ~~shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery~~to pay the exercise price of an Option, or to satisfy a tax withholding obligation arising in connection with the exercise of an Option or the vesting or payout of a Stock Award, will not become available for grant or sale under the Plan. Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards or obligations to grant future awards under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Corporation or an Affiliate acquiring another entity or an interest in another entity. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Corporation shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.
6. Administration
     (a) This Plan shall be administered by the Committee except as otherwise provided herein.
     (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Corporation and in keeping with the objectives of this Plan. The Committee may, in its discretion, after considering tax and other potential legal implications, (1) provide for the extension of the exercisability of an Option but only to the extent such extension does not result in a modification of the Option for purposes of Code Section 409A, (2) accelerate the vesting or exercisability of an Award in connection with the death, Disability, Retirement or termination of a Participant (including pursuant to a severance policy or plan approved by the Board or the Committee), or a Change in Control, (3) eliminate or make less restrictive any restrictions applicable to an Award, or waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award, in connection with the death, Disability, Retirement or termination of a Participant (including pursuant to a severance policy or plan approved by the Board or the Committee), or a Change in Control, or (4) otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant; provided, however, that payment in respect of an Award may be deferred only as provided in paragraph 10 of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
     (c) No member of the Committee or officer of the Corporation to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Corporation in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
7. Delegation of Authority
     Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Committee may authorize the Chief Executive Officer of the Corporation or a committee consisting solely of members of the Board to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Committee may establish. The Committee may also delegate to the Chief Executive Officer and to other executive officers of the Corporation its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8. Awards
     (a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award may, in the discretion of the Committee, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Corporation. Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Corporation or any of its Affiliates, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Corporation and its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance.
     (i) Option. An Employee Award or Director Award may be in the form of an Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. Notwithstanding anything contrary contained in this Plan including paragraphs 8(a)(i)(A) and (B), in no event shall the term of the Option extend more than ten (10) years after the Grant Date. Options may not include provisions that “reload” the option upon exercise, or, unless the Option is structured to comply with Code Section 409A, otherwise provide for the deferral of compensation within the meaning of Code Section 409A other than the deferral of recognition of income until the later of the exercise or disposition of the Option or the time the Common Stock acquired pursuant to the exercise of the Option first becomes substantially vested. Subject to the foregoing provisions and the provisions of paragraph 11, the terms, conditions and limitations applicable to any Options awarded to Participants pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.
     (A) Except as is otherwise provided in the Award Agreement and subject to Committee discretion as provided in paragraph 6(b):
     (1) all rights to exercise an Option shall terminate within four (4) months after the date the Participant ceases to be an Employee, or ceases to be a Director, whichever may occur later, for any reason other than death or Disability (but in no event later than the end of the original period of the Option).
     (2) In the event of a Participant’s death, an Option will terminate fifteen (15) months thereafter (but in no event later than the end of the original period of the Option).
     (3) In the event of a Participant’s Disability and resulting termination of employment, an Option will terminate six (6) months after such Participant’s employment termination date (but in no event later than the end of the original period of the Option).
     (4) In the event the employment of the Participant is terminated for cause (as determined by the Committee), all Options whether or not vested shall terminate immediately.

     (5) All unvested Options are cancelled upon termination of employment; except that all non-qualified Options granted prior to April 1, 2006 shall immediately vest upon Vested Retirement.
     (B) However, if an Option is held by a Director who, on the date he or she ceases to be a Director (and, if also an Employee, ceases to be an Employee), has at least ten (10) years of service as a Director, then all Common Stock subject to such Option will vest on the date the Director ceases to be a Director, and all rights to exercise such Option will terminate three (3) years thereafter (but in no event later than the original period of the Option). Also, if an Option is held by a Director who, on the date he or she ceases to be a Director (and, if also an Employee, ceases to be an Employee), has less than ten (10) years of service as a Director, then all Common Stock subject to such Option will continue to vest in accordance with its terms for a period of three (3) years following such date, and all rights to exercise such Option will terminate three (3) years after such date (but in no event later than the original period of the Option). If Options are awarded in the final two (2) years of the term of a Director who is approaching age 70, or an Employee Director who is at least age 55 with at least ten (10) years of service and his or her age plus years of service equal at least 70, the outside exercise date is the one provided in the Option or seven (7) years from the grant date, whichever occurs earlier. This paragraph 8(a)(i)(B) shall not apply to a Participant who is terminated for cause (as determined by the Committee).
     (C) However, if an Option granted prior to April 1, 2006 is held by a Participant who retires and satisfies the test for Vested Retirement, then all rights to exercise any and all Options will terminate 12 months following the date of the Vested Retirement (but in no event later than the end of the original period of the Option). To the extent that such Award provides a longer term to exercise, such Award will control.
     (D) Attached hereto as Exhibit A are resolutions adopted by the Committee, pertaining to vesting and exercise, which shall apply only to Options granted prior to April 1, 2006. The provisions of paragraph 8(a)(i)(A)(5) and 8(a)(i)(C) above are intended to incorporate such resolutions. To the extent of any conflict between the terms of such resolutions and this Plan, the resolutions will control.
     (ii) Stock Award. An Employee Award or Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that (A) the Committee may provide for earlier vesting upon a termination of employment by reason of death, Disability or Retirement, (B) such three-year minimum Restriction Period shall not apply to a Stock Award that is granted in lieu of salary or bonus, (C) vesting of a Stock Award may occur incrementally over the three-year minimum Restricted Period and (D) the restrictions set forth in a Stock Award will terminate immediately if the Participant retires prior to the date on which the restrictions would otherwise terminate and at Retirement he or she is age 65 or older unless otherwise specified in an Award Agreement entered into on or after January 1, 2008, or, if not yet age 65, as to Stock Awards granted prior to April 1, 2006, the Participant satisfies the test for Vested Retirement.
     (iii) Performance Award. Without limiting the type or number of Employee Awards or Director Awards that may be made under the other provisions of this Plan, an Employee Award or Director Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, Disability or Retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant.
     (A) Nonqualified Performance Awards. Performance Awards granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.
     (B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units or divisions of the Corporation or the applicable sector, or the Corporation as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: (a) earnings, either in the aggregate or on a per-share basis, reflecting such dilution of shares as the Committee deems appropriate, including operating earnings, pre-tax earnings, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization; (b) gross or net revenue; (c) operating or net cash flow; (d) financial return ratios (e.g., return or net return on one or more of the following: assets, net assets, equity, invested capital, revenue); (e) margins, including net, operating or pre-tax margins; (f) total shareholder return; (g) financial ratios (e.g., debt to capitalization or debt to equity); (h) growth in financial measures or ratios (e.g., revenue, earnings, cash flow, stockholders’ equity, margins); ~~or (i~~(i) business process metrics (e.g., asset turns, cycle time, and one or more elements of efficiency or cost or expense); or (j) customer satisfaction, based on specified objective goals, or a customer survey sponsored by the Corporation or one or more business units or divisions of the Corporation.
     (C) Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.
     (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:
     (i) no Participant may be granted, during any fiscal year, Employee Awards consisting of Options (including Options that are granted as Performance Awards) that are exercisable for more than 1,110,995 shares of Common Stock;
     (ii) no Participant may be granted, during any fiscal year, Employee Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 555,497 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above and (c)(i) and (ii) below, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and
     (iii) no Participant may be granted Employee Awards under this Plan ~~consisting of~~payable in cash (including Awards that are granted as Performance Awards) ~~in respect of~~that will result in a payment during any fiscal year ~~having a value determined on the Grant Date in excess of an amount equal to 2% of the consolidated net income of the Corporation and its subsidiaries for such fiscal year,~~in excess of $15,000,000, plus the Black-Scholes Value, determined as of the Option Grant Date, of Options on 219,977 shares of Common Stock determined as if such Options had an Option Grant Date on the effective date of the Employee Award.
     (c) Notwithstanding anything to the contrary contained in this Plan the following limitations shall apply to any Director Awards made hereunder:
     (A) no Participant may be granted, during any fiscal year, Director Awards consisting of Options (including Options that are granted as Performance Awards) that are exercisable for more than 53,327 shares of Common Stock; and
     (B) no Participant may be granted, during any fiscal year, Director Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 33,330 shares of Common Stock.
9. Change in Control
     Notwithstanding the provisions of paragraph 8 hereof, unless otherwise expressly provided in the applicable Award Agreement, or as otherwise specified in the terms of an Equity Award, in the event of a Change in Control during a Participant’s employment (or service as a Non-employee Director) with the Corporation or one of its Affiliates, each Equity Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, with performance-based equity awards vested at target level (regardless of the otherwise applicable vesting or exercise schedules or Performance Goals provided for under the Award Agreement or the terms of the Equity Award).
10. Payment of Awards
     (a) General.
     (i) Except as otherwise provided in paragraph 10(b) or an Award Agreement, payment in respect of Awards granted on or after January 1, 2008 other than Options will be made as soon as administratively practicable but no later than 60 days following the date on which the payment is no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A; provided, however, that payment may be made at a later date for administrative reasons to the extent permitted by Code Section 409A; provided, further, that the Participant shall not be permitted, directly or indirectly, to designate the calendar year of payment. Delivery of Common Stock upon exercise of Options will be made in accordance with paragraph 11.
     (ii) Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Committee shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.
     (b) Deferral. With the approval of the Committee, payment in respect of Awards other than Options may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of such Awards or any other compensation otherwise payable by the Corporation in accordance with the provisions of this paragraph 10(b) and such other procedures as may be established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. The Committee also may specify in an Award Agreement or the terms of the Award that payment in respect of an Award will be deferred. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide. Any such deferral of payment will be made in accordance with the following:
     (i) Initial Deferral Elections by Participants. Except as otherwise provided in this paragraph 10(b), the Participant must make a written, irrevocable election as to deferral of payment in respect of an Award and the time and form of such payment on or before the deadline established by the Committee, which shall be no later than:
     (A) December 31st of the calendar year preceding the calendar year during which the Participant will commence performing the services giving rise to the Award subject to the deferral election; or
     (B) for the first year in which the Participant becomes eligible to participate in the Plan, 30 days after the date the Participant first becomes eligible to participate in the Plan, provided that such an election will only be effective with respect to the portion of the Award related to services performed after the election.
     (ii) Initial Participant Deferral Elections for Performance-Based Compensation. In the event that the Committee determines that a deferral election may be made with respect to an Award that is Performance-Based Compensation (as defined below), an eligible Participant may make a written, irrevocable election as to deferral of payment in respect of the Award and the time and form of such payment on or before the deadline established by the Committee, which shall not be later than 6 months before the end of the performance period.

     For purposes of this subparagraph, “Performance-Based Compensation” means an Award, the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Committee in accordance with Treasury Regulation § 1.409A-1(e). Performance criteria are considered preestablished if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established.
     For a Participant to be eligible to make a deferral election in accordance with this subparagraph, the Participant must have performed services continuously from the later of (A) the beginning of the performance period for the Performance-Based Compensation or (B) the date upon which the performance criteria with respect to the Performance-Based Compensation are established, through the date on which the Participant makes the deferral election. In addition, in no event may a deferral election under this subparagraph be made after the Performance-Based Compensation has become readily ascertainable within the meaning of Treasury Regulation § 1.409A-2(a)(8).
     (iii) Initial Participant Deferral Elections for Fiscal Year Compensation. In the event that the Committee determines that a deferral election may be made with respect to an Award that is Fiscal Year Compensation (as defined below), the Participant may make a written, irrevocable election as to the deferral of payment in respect of the Award and the time and form of such payment on or before the deadline established by the Committee, which shall not be later than the close of the Employer’s fiscal year immediately preceding the first fiscal year in which any services are performed for which the Award is payable. For purposes of this subparagraph, the term “Fiscal Year Compensation” means an Award relating to a period of service coextensive with one or more consecutive fiscal years of the Employer, of which no amount is paid or payable during the fiscal year(s) constituting the period of service.
     (iv) Initial Participant Deferral Elections for Short-Term Deferrals. If a Participant has a legally binding right to an Award under the Plan or a payment under an Award in a subsequent calendar year that, absent a deferral election, would be treated as a short-term deferral within the meaning of Treasury Regulation § 1.409A-1(b)(4) and the Committee determines that a deferral election may be made with respect to payment in respect of the Award, the Participant may make a written, irrevocable election to defer such payment in accordance with the requirements of subparagraph (vii) of this paragraph, applied as if the payment were a deferral of compensation and the scheduled payment date for the payment were the date the substantial risk of forfeiture lapses. The Committee may provide in the deferral election that the deferred payment will be payable upon a Change in Control without regard to the five-year additional deferral requirement in subparagraph (vii) of this paragraph 10(b).
     (v) Initial Participant Deferral Elections for Compensation Subject to a Risk of Forfeiture. If a Participant has a legally binding right to an Award under the Plan or payment in respect of an Award in a subsequent year and the payment of or under the Award is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, the Committee may permit the Participant to make a written, irrevocable election to defer such payment no later than the 30th day after the Participant obtains the legally binding right to the payment, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Treasury Regulation § 1.409A-2(a)(5). For purposes of this subparagraph, a condition will not be treated as failing to require the Participant to continue to provide services for a period of at least 12 months from the date the Participant obtains the legally binding right merely because the condition immediately lapses upon Disability or death of the Participant or upon a Change in Control. However, if the Participant’s Disability or death or a Change in Control event occurs before the end of such 12-month period, a deferral election under this subparagraph will be effective only if it would be permissible under another subparagraph of this paragraph 10(b).
     (vi) Deferrals by Committee. If an Award is made that provides for the deferral of compensation for services performed during a Participant’s taxable year and the Participant is not given an opportunity to elect the time or form of payment of such Award, the Committee must designate the time and form of payment no later than the time the Participant first has a legally binding right to the Award or, if later, the time the Participant would be required under this subparagraph 10(b) to make such an election if the Participant were provided such an election.
     (vii) Subsequent Participant Deferral Elections. Notwithstanding the foregoing provisions of this paragraph 10(b), with approval of the Committee, a Participant may elect to further delay payment in respect of an Award or change the form of payment if:
     (A) the election will not take effect until at least 12 months after the date on which the election is made;
     (B) for any payment not made on account of death or Disability, the payment is deferred for a period of not less than five years from the date the payment would otherwise have been paid and not later than the expiration date of the Award; and
     (C) any election related to a payment to be made at a specified time or pursuant to a fixed schedule must be made not less than 12 months before the date the payment is scheduled to be paid.
Notwithstanding the foregoing or any other provision of this Plan to the contrary, the Committee may permit Participants to make new payment elections on or before December 31, 2008, with respect to the time and/or form of payment in respect of an Award, provided that the election applies only to amounts that would not otherwise be payable in the year in which the election is made and does not cause an amount to be paid in the year in which the election is made that would not otherwise be payable in that year.
     (viii) Acceleration of Payments. Notwithstanding any provision of this Plan, an Award Agreement or a deferral election to the contrary, the Committee, in its discretion, may accelerate payment in respect of an Award in accordance with the provisions of Treasury Regulation § 1.409A-3(j)(4)(ii) through (xiv).
     (ix) Delay of Payments. Notwithstanding any provision of this Plan, an Award Agreement or a deferral election to the contrary, payment in respect of an Award may be delayed by the Committee under the circumstances described in Treasury Regulation § 1.409A-2(b)(7), provided that the Committee treats all payments to similarly situated Participants on a reasonably consistent basis.
     (c) Permissible Payment Events/Times. The Committee may specify any one or more of the following as an event upon or a time at which payment of the vested portion of an Award may be made pursuant to a deferral election under paragraph 10(b): (i) Separation from Service, (ii) Disability, (iii) death, (iv) a specified date or pursuant to a fixed schedule, or (v) a Change in Control. The Committee may provide for payment upon the earliest or latest of more than one such event or time.

     (d) Time of Payment. The payment date with respect to payment of an Award that is deferred under paragraph 10(b) shall be the permissible payment event or time under paragraph 10(c) designated by the Participant or the Committee, as applicable, in accordance with paragraph 10(b). Payment in respect of an Award shall be made within 60 days following the payment date; provided, however, that payment may be made at a later date for administrative reasons to the extent permitted by Code Section 409A; provided, further, that the Participant shall not be permitted, directly or indirectly, to designate the calendar year of the payment.
     (e) Specified Employees. Any provision of the Plan to the contrary notwithstanding, if any payment in respect of a Participant’s Award provides for a deferral of compensation under Code Section 409A and the Participant is a Specified Employee as of the date of his or her Separation from Service, no payment on account of the Participant’s Separation from Service may be made with respect to such Participant before the date that is six months after the Participant’s Separation from Service (or, if earlier than the end of the six-month period, the date of the Participant’s death). In such case, any payment that would be made within such six-month period will be accumulated and paid in a single lump sum on the on the earliest business day that complies with the requirements of Code Section 409A.
     (f) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.
     (g) Substitution of Awards. Subject to paragraphs 13 and 15, at the discretion of the Committee and after considering tax and other potential legal implications, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.
11. Option Exercise
     Following exercise the Grant Price shall be paid in full in cash at the time of delivery of the stock or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock owned by the optionee, or having the Corporation withhold from the shares otherwise issuable pursuant to the Option an appropriate number of shares of Common Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or have Common Stock withheld in payment of the Grant Price. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.
     An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Corporation shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

     If an optionee desires to pay the Grant Price of an Option by having the Corporation withhold from the shares otherwise issuable pursuant to the Option shares of Common Stock of the requisite value, then, subject to any conditions and in compliance with any procedures as the Committee may adopt, the Corporation shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option.
12. Taxes
     The Corporation or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Corporation of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Corporation to a Participant who is an Employee to permit the payment of taxes required by law.
13. Amendment, Modification, Suspension or Termination of the Plan
     The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Corporation to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Corporation’s stock is listed. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving the Corporation (including, without limitation, a subdivision or consolidation of outstanding shares, stock dividend, stock split, extraordinary cash dividend, recapitalization, capital reorganization, split-up, spin-off, merger, consolidation, combination or exchange of shares), (a) the terms of outstanding Awards may not be amended to reduce the exercise price of Options, (b) Options will not be repriced, replaced, or regranted through cancellation or by decreasing the Grant Price of a previously granted Option, and (c) outstanding Options will not be replaced with cash or another Award, in each case without approval of the Corporation’s stockholders.
14. Assignability
     (a) Except as provided in paragraphs 14(b) and (c), no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, beneficiary designation, the laws of descent and distribution, or a domestic relations order. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. No right or interest of a Participant in any Award may be pledged, encumbered or hypothecated to, or in favor of, any party other than the Corporation or an Affiliate. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.
     (b) During his or her lifetime a Participant may transfer an Award without value or consideration to any Family Member if the transfer is approved by the Committee, in its discretion. A

Participant seeking a transfer of an Award pursuant to this subparagraph shall make a request for approval to the Committee by contacting the Corporation in writing. The Committee shall be under no obligation to grant a request for a transfer to a Family Member. If an Award is transferred as contemplated herein, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions herein) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and be subject to the terms and limitations of this Plan and the relevant Award Agreement, and the transferee shall be entitled to same rights as a Participant, as if the transfer had not taken place.
     (c) A Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representatives, or other person claiming any rights pursuant to this Plan is subject to all the terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provides, and any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payments to be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. If a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Corporation on behalf of the Committee.
15. Adjustments
     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Corporation or its business or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Corporation, any consolidation or merger of the Corporation with another corporation or entity, the adoption by the Corporation of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board may make appropriate adjustments to (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment or (y) to cancel

Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.
16. Restrictions
     No Common Stock or other form of payment shall be issued with respect to any Award unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
17. Unfunded Plan
     This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Corporation to administer the Plan. The Corporation shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Corporation, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Corporation to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
18. Right to Employment
     Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Corporation or an Affiliate to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Corporation.
19. Successors
     All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.
20. Governing Law
     This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

21. Effectiveness
     The Plan was submitted to the stockholders of the Corporation for approval and approved at the 2003 annual meeting of shareholders to be effective as of April 1, 2003. The Plan has been amended since then by the Board with the most recent amendment effective as of May 7, 2008. The Plan was submitted to the stockholders of the Corporation for re-approval of the performance goals and to approve additional amendments, and was approved at the 2008 annual meeting of shareholders to be effective as of May 7, 2008, except as otherwise provided.
22. NYSE Limitations
     If any provision of this Plan has the effect of increasing the number of shares available for Awards hereunder by adding back shares and such provision constitutes a “formula” under the formula plan rules of the New York Stock Exchange, Inc. (“NYSE”) (including Section 303A.08 of the NYSE’s Listed Company Manual), then the portion of such provision that constitutes a “formula” shall be operative only until, and shall cease to be effective on, the date that is 10 years after July 17, 2003 or, if later, the date of the most recent shareholder approval of the Plan.
23. Adoption By Affiliates
     With the consent of the Committee, any Affiliate that is not considered a single employer with the Corporation under Code Section 414(b) or Code Section 414(c) may adopt the Plan for the benefit of its Employees by written instrument delivered to the Committee before the grant of any Award subject to Code Section 409A to the Affiliate’s Employees under the Plan.

Exhibit A
to the
Centex Corporation 2003 Equity Incentive Plan
Resolution related to stock options adopted by the Compensation and Management Development Committee of the Board of Directors of Centex Corporation on May 13, 2004.
     RESOLVED, that all non-qualified options held by Full Time Employees to acquire common stock of Centex Corporation awarded under any of the stock plans listed below, whether awarded before or after May 13, 2004, shall be subject to the following from and after May 13, 2004:
1.	If an optionee shall voluntarily terminate employment and at such time he or she is age 55 or older, has at least 10 Years of Service and the sum of age and Years of Service equals at least 70, then all non-qualified options held by him or her shall immediately vest upon the termination of employment (“Vested Retirement”).

2.	All rights to exercise such vested options will terminate 12 months following the date of such Vested Retirement. However, to the extent that an option agreement provides a longer time to exercise following voluntary termination of employment, then such agreement will control.

3.	As used herein: “Full Time Employee” means a person actively and regularly engaged in work at least 40 hours a week; and “Years of Service” means an optionee’s years of employment with Centex Corporation or any of its Affiliates. An optionee shall be credited with a Year of Service on each anniversary of the date on which he or she was first employed by Centex Corporation or its Affiliate, provided that the optionee continues to be employed by such employer on such anniversary date.

4.	The stock plans covered are:
•	Centex Corporation Amended and Restated 1987 Stock Option Plan

•	Seventh Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan

•	Amended and Restated Centex Corporation 2001 Stock Plan

•	Amended and Restated Centex Corporation 2003 Equity Incentive Plan
     FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby directed to take all steps that they deem necessary or appropriate to communicate the substance of the foregoing resolution to option holders who are affected and, where they deem necessary, to document the substance of this resolution by way of amendments to the stock plans and to existing option agreements.

Centex

CENTEX CORPORATION
2728 NORTH HARWOOD ST.
P.O. BOX 199000
DALLAS, TX 75219

Annual Meeting Admission Ticket

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VOTE BY MAIL
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CENTEX CORPORATION

A Election of Directors - The Board of Directors recommends a vote FOR the listed nominees (term to expire at 2011 Annual Meeting of Stockholders).

	For All	Withhold All	For All Except
1. Nominees: 01- Barbara T. Alexander, 02- Timothy R. Eller, 03- James J. Postl	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

B Proposals - The Board of Directors recommends a vote FOR Proposals 2 through 6.

	For	Against	Abstain
2. Ratification of the appointment of independent registered public accounting firm for fiscal year 2009.	☐	☐	☐
3. Approval of Amended and Restated Articles of Incorporation.	☐	☐	☐
4. Approval of Material Terms of Performance Goals under 2003 Annual Incentive Compensation Plan.	☐	☐	☐
5. Approval of Material Terms of Performance Goals under 2003 Equity Incentive Plan.	☐	☐	☐
6. Approval of Amendments to 2003 Equity Incentive Plan.	☐	☐	☐

C Proposals - The Board of Directors recommends a vote AGAINST Proposals 7 and 8.

	For	Against	Abstain
7. Stockholder Proposal Regarding Climate Change.	☐	☐	☐
8. Stockholder Proposal Regarding Declassification of the Board.	☐	☐	☐

9. In their discretion, upon such other matters that may properly come before the meeting or any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date